As filed with the Securities and Exchange Commission on June 10, 2010
An Exhibit List can be found on page II-5
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ECOTALITY, INC.
(Name of registrant in its charter)

Nevada	3621	68-0515422
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

80 Rio Salado Parkway, Suite 710
Tempe, Arizona 85281
 (480) 219-5005
 (Address and telephone number of principal executive offices and principal place of business)

Jonathan R. Read, Chief Executive Officer
ECOtality, Inc.
80 Rio Salado Parkway, Suite 710
Tempe, Arizona 85281
(480) 219-5005
 (Name, address and telephone number of agent for service)

Copies to:
Marc A. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr.
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $.001 par value	3,701,142	$6.205	$22,965,586.11	$1,637.45
Common Stock, $.001 par value issuable upon exercise of warrants	2,847,219	$9.00	$25,624,971.00	$1,827.06
Common Stock, $.001 par value issuable upon conversion of Series A Convertible Preferred Stock	8,416,881	$6.205	$52,226,746.61	$3,723.78
Total	14,965,242		$100,817,303.72	$7,188.29

(1)
Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of Series A Convertible Preferred Stock and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the Series A Convertible Preferred Stock and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the Series A Convertible Preferred Stock and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.  In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the NASDAQ Capital Market on June 7, 2010, which was $6.205 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 10, 2010

ECOTALITY, INC.
14,965,242 SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 14,965,242 shares of our common stock, including 8,416,881 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock and up to 2,847,219 shares of common stock underlying warrants exercisable at $9.00 per share. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering.  We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 and is listed on the NASDAQ Capital Market under the symbol “ECTY”.  The last reported sales price per share of our common stock as reported by the NASDAQ Capital Market on June 7, 2010, was $6.11.

Investing in these securities involves significant risks.  See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2010.

The information in this prospectus is not complete and may be changed.  This prospectus is included in the Registration Statement that was filed by ECOtality, Inc. with the Securities and Exchange Commission.  The selling stockholders may not sell these securities until the registration statement becomes effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

All information contained herein relating to shares and per share data has been adjusted to reflect a 1:60 stock split effected on November 24, 2009.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock, including shares they acquire upon conversion of their convertible debentures, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling stockholders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words "may," "will," "should," "anticipate," "estimate," "plans," “potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" or the negative of these words or other variations on these words or comparable terminology. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.

ECOTALITY, INC.

We were originally incorporated in Nevada in 1999 under the name Alchemy Enterprises, Ltd. to market biodegradable products.  In early 2006 we commenced the development of our hydrality technology.  On November 14, 2006, we changed our name to “ECOtality, Inc.” Our operations include our division, Innergy Power Systems, and our wholly-owned subsidiaries, Electric Transportation Engineering Corporation, (eTec), Portable Energy De Mexico, S.A. DE C.V., ECOtality Stores, Inc. DBA “Fuel Cell Store”, ETEC North, LLC, G.H.V. Refrigeration, Inc., The Clarity Group, Inc., 0810009 B.C. Unlimited Liability Company and ECOtality Australia Pty Ltd.

We hope to become a leader in clean electric transportation and storage technologies. Through innovation, acquisitions, and strategic partnerships, we accelerate the market applicability of advanced electric technologies to replace carbon-based fuels. We provide electric vehicle infrastructure products and solutions that are used in on-road grid-connected vehicles (including plug-in hybrid electric vehicles, or PHEV, and battery electric vehicles, or BEV), material handling and airport electric ground support applications. Our primary product offering is the Minit-Charger line of advanced battery fast-charge systems that are designed for various motive applications. In addition to our electric transportation focus, we are also involved in the development, manufacture, assembly and sale of specialty solar products, advanced battery systems, and hydrogen and fuel cell systems.

On August 5, 2009 eTec, was selected by the U.S. Department of Energy for a grant of approximately $99.8 million to undertake the largest deployment of electric vehicles (EVs) and charging infrastructure in U.S. history.  On September 30, 2009 eTec accepted the grant of $99.8 million, of which $13 million was sub-funded to federal research and development centers, which will net eTec $86 million in revenue.   eTec, as the lead applicant for the proposal, partnered with Nissan North America to deploy EVs and the charging infrastructure to support them. The project takes advantage of the early availability of the Nissan LEAF, a zero-emission electric vehicle, to develop, implement and study techniques for optimizing the effectiveness of charging infrastructure that will support widespread EV deployment. The project will install electric vehicle charging infrastructure and deploy up to a total of 4,700 Nissan battery electric vehicles in strategic markets in five states: Arizona, California, Oregon, Tennessee, and Washington.

The project will collect and analyze data to characterize vehicle use in diverse topographic and climatic conditions, evaluate the effectiveness of charge infrastructure, and conduct trials of various revenue systems for commercial and public charge infrastructure. With the goal of developing mature charging environments, the project proposes to deploy charging infrastructure in major population areas that include Phoenix (AZ), Tucson (AZ), San Diego (CA), Portland (OR), Eugene (OR), Salem (OR), Corvallis (OR), Seattle (WA), Nashville (TN), Knoxville (TN) and Chattanooga (TN). To support the Nissan EV, the project will install approximately 11,000 Level 2 (220V) charging systems and 250 Level 3 (fast-charge) systems.

We incurred net losses of $29,507,750 and $8,067,211 for the fiscal years ended December 31, 2009 and 2008, respectively.  We had working capital of $12,446,961 at December 31, 2009.

Our principal offices are located at 80 Rio Salado Parkway, Suite 710, Tempe, Arizona 85281, and our telephone number is (480) 219-5005. We are a Nevada corporation.

The Offering

Common stock offered by the selling stockholders
Up to 14,965,242 shares of common stock, including the following:

-      3,701,142 shares of common stock,

-      up to 2,847,219 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $9.00 per share (includes a good faith estimate of the shares underlying warrants to account for antidilution protection adjustments); and

-      up to 8,416,881 shares of common stock issuable upon conversion of 8,416,881 shares of Series A Convertible Preferred Stock.

Common stock to be outstanding after the offering	Up to 20,258,050 shares

Use of proceeds
We will not receive any proceeds from the sale of the common stock.  However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants.  We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the holders of the warrants will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not registered pursuant to an effective registration statement at any time after six months from issuance.  In the event that the holders exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants.

NASDAQ Stock Exchange	ECTY

The above information regarding common stock to be outstanding after the offering is based on 8,993,950 shares of common stock outstanding as of June 7, 2010 and assumes the conversion of the Series A Convertible Preferred Stock and the exercise of the warrants.

The following is a summary of the transactions relating to the securities being registered hereunder.

July 2009 Private Placement/October 2009 Securities Exchange Agreement

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with three accredited investors, on July 2, 2009 for the sale of $2,500,000 in secured convertible debentures. The secured convertible debentures bore interest at 8%, matured October 1, 2010, and were convertible into our common stock, at the selling stockholders' option, at $3.60 per share.  In addition, we issued a warrant to Shenzhen Goch Investment Ltd., expiring May 1, 2014, to purchase 1,748,971 shares of restricted common stock, exercisable at a per share of $0.60.

On October 31, 2009, we entered into a Securities Exchange Agreement with all holders of the convertible debentures issued on July 2, 2009 and holders of certain warrants to convert all outstanding amounts ($9,111,170) under these debentures and all related warrants into an aggregate of 8,597,299 shares of Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock has no redemption, preferential dividend or voting rights, but may be converted, at the holder’s option, into shares of our common stock at a 1:1 ratio.  This prospectus relates to the resale of the common stock issuable upon exercise of the Series A Convertible Preferred Stock.

The conversion price of the Series A Convertible Preferred Stock may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the investors’ position.

The investors have agreed to restrict their ability to convert their Series A Convertible Preferred Stock and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

In connection with the Securities Exchange Agreement dated October 31, 2009, we granted the investors registration rights.  We are obligated to use our best efforts to cause the registration statement to be filed no later than December 15, 2009 and declared effective no later than January 29, 2010, which will be extended to February 28, 2010 if the Securities and Exchange Commission conducts a full-review of the registration statement,  and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the secured convertible debentures have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and (x) may be sold without the requirement for us to be in compliance with the current public information requirement under Rule 144 or (y) we are in compliance with the current public information requirement under Rule 144.  In the event of a default of our obligations under the Registration Rights Agreement, we are required pay to each investor, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, an amount in cash equal to 1% of the aggregate purchase price paid by such investor, not to exceed 3% in the aggregate to each investor.  Due to the amount of time necessary to close the second tranche of this financing, we have had discussions with the investors to amend the deadlines for the filing and effectiveness of the registration statement.  We have not received an executed amendment, nor can we guarantee we will obtain one.  We have not paid any liquidated damages as of the date of this filing although we are obligated to do so.

October 2009 Private Placement

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with seven accredited investors, on October 31, 2009 for the sale of 2,152,777 shares of common stock, at a price of $7.20 per share, for gross proceeds of $15,500,000.  On January 7, 2010, we sold an additional 694,444 shares of common stock, at a price of $7.20 per share, for gross proceeds of $5,000,000. This prospectus relates to the resale of these shares of common stock.

In addition, we issued to each investor warrants to purchase an equal number of shares of common stock purchased pursuant to the securities purchase agreement. The warrants expire five years from the date of issuance and are exercisable at $9.00 per share. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below the exercise price.  Upon an issuance of shares of common stock below the exercise price, the exercise price of the warrants will be reduced to equal the share price at which the additional securities were issued and the number of warrant shares issuable will be increased such that the aggregate exercise price payable for the warrants, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.

At any time after a registration statement registering the shares of common stock underlying the warrants is declared effective, and if certain conditions are met, we have the right to call for cancellation the warrants upon two business days prior written notice for cash consideration of $0.001 per unexercised warrant.  We can only exercise this call option if (i) the closing price for each of 20 consecutive trading days, which 20 consecutive trading day period shall not have commenced until after the effective date of the registration statement registering for resale the shares of common stock issuable upon exercise of the warrants) exceeds $27.00 per share (subject to adjustment), (ii) the trading volume of our common stock shall exceed 16,667 shares (subject to adjustment) per trading day for each trading day during the 20 consecutive trading day period, and (iii) the warrant holder is not in possession of any information that constitutes, or might constitute, material non-public information which we provided.

The investors have agreed to restrict their ability to exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

In connection with the Securities Purchase Agreement dated October 31, 2009, we granted the investors registration rights.  We are obligated to use our best efforts to cause the registration statement to be filed no later than December 15, 2009 and declared effective no later than January 29, 2010, which will be extended to February 28, 2010 if the Securities and Exchange Commission conducts a full-review of the registration statement,  and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the secured convertible debentures have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and (x) may be sold without the requirement for us to be in compliance with the current public information requirement under Rule 144 or (y) we are in compliance with the current public information requirement under Rule 144.  In the event of a default of our obligations under the Registration Rights Agreement, we are required pay to each investor, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, an amount in cash equal to 1% of the aggregate purchase price paid by such investor, not to exceed 3% in the aggregate to each investor.  Due to the amount of time necessary to close the second tranche of this financing, we have had discussions with the investors to amend the deadlines for the filing and effectiveness of the registration statement.  We have not received an executed amendment, nor can we guarantee we will obtain one.  We have not paid any liquidated damages as of the date of this filing although we are obligated to do so.

Management Incentive Plan

In connection with amendments made on May 15, 2009 and October 31, 2009 to certain outstanding Debentures, a management incentive plan was included that provided for the issuance of securities subject to our achievement of certain performance targets. Our performance target for 2009 was to secure executed contracts valued at $20,000,000 or more on or before October 1, 2009.  This target was achieved.  As a result, Mr. Read received a bonus of 673,506 shares of our common stock for achieving the first management incentive target.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We have a history of losses which may continue, which may negatively impact our ability to achieve our business objectives.

We incurred net losses of $29,507,750 and $8,067,211 for the years ended December 31, 2009 and 2008, respectively..  We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

A large percentage of our revenues will depend on our grant from the Department of Energy (DOE), the loss of which would materially adversely affect our operations and revenues.  To complete this contract, we may require additional working capital.

On September 30, 2009, eTec signed a contract with the U.S. Department of Energy for a cost reimbursable contract worth at least $99.8 million, of which approximately $13 million was sub-funded to federal research and development centers. This grant will net $86.4 million in revenue to us, which we expect to account for a substantial portion of our revenues in the immediate future. As a condition of this grant, we are required to meet certain obligations, produce and deliver products on a timely basis to certain required standards, properly account for and bill our products. If we were unable to properly perform these tasks, we could lose the grant, which would have a material adverse effect on our business, financial condition and results of operations.

 While we believe we have obtained initial required working capital to meet the requirements of this contract, given that the contract is reimbursable for costs incurred, we may require additional working capital for its completion.

We face competition from large established renewable and alternative energy development companies which are also seeking to develop alternative energy power sources.  Such competition could reduce our revenue or force us to reduce our prices, which would reduce our potential profitability.

Literally hundreds of companies, including many of the largest companies in the world, are seeking to develop similar or competitive technologies to that of all of our technologies.  There can be no assurance that we can commercially develop the Hydrality technology or that competitors will not develop substantially equivalent or superior technology.  Such competition could reduce our revenue or force us to reduce our prices, which would reduce or eliminate our potential profitability.

We may not be able to protect our patents and intellectual property and we could incur substantial costs defending against claims that our products infringe on the proprietary or other rights of third parties.

Some of our intellectual property may not be covered by any patent or patent application.  Moreover, we do not know whether any of our pending patent applications or those CalTech will file or, in the case of patents issued or to be issued, that the claims allowed are or will be sufficiently broad to protect our technology and processes.  Even if all of our patent applications are issued and are sufficiently broad, our patents may be challenged or invalidated.  We could incur substantial costs in prosecuting or defending patent infringement suits or otherwise protecting our intellectual property rights.  While we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be completely successful in doing so.  Moreover, patent applications filed in foreign countries may be subject to laws, rules and procedures that are substantially different from those of the United States, and any resulting foreign patents may be difficult and expensive to enforce.

Our competitors may independently develop or patent technologies or processes that are substantially equivalent or superior to ours.  If we are found to be infringing on third party patents, we could be required to pay substantial royalties and/or damages, and we do not know whether we will be able to obtain licenses to use such patents on acceptable terms, if at all.  Failure to obtain needed licenses could delay or prevent the development, manufacture or sale of our products, and could necessitate the expenditure of significant resources to develop or acquire non-infringing intellectual property.

Asserting, defending and maintaining our intellectual property rights could be difficult and costly and failure to do so may diminish our ability to compete effectively and may harm our operating results.  We may need to pursue lawsuits or legal action in the future to enforce our intellectual property rights, to protect our trade secrets and domain names and to determine the validity and scope of the proprietary rights of others.  If third parties prepare and file applications for trademarks used or registered by us, we may oppose those applications and be required to participate in proceedings to determine the priority of rights to the trademark. Similarly, competitors may have filed applications for patents, may have received patents and may obtain additional patents and proprietary rights relating to products or technology that block or compete with ours.  We may have to participate in interference proceedings to determine the priority of invention and the right to a patent for the technology.  Litigation and interference proceedings, even if they are successful, are expensive to pursue and time consuming, and we could use a substantial amount of our financial resources in either case.

Our failure to protect our intellectual property rights may undermine our competitive position and litigation to protect our intellectual property rights or defend against third-party allegations of infringement may be costly.

Protection of our proprietary processes, methods and other technology, especially our proprietary vapor transport deposition process and laser scribing process, is critical to our business. Failure to protect and monitor the use of our existing intellectual property rights could result in the loss of valuable technologies. We rely primarily on patents, trademarks, trade secrets, copyrights and other contractual restrictions to protect our intellectual property. We have received patents in the United States and select foreign jurisdictions and we have pending applications in such jurisdictions as well. Our existing patents and future patents could be challenged, invalidated, circumvented, or rendered unenforceable. We have pending patent applications in the United States and in foreign jurisdictions. Our pending patent applications may not result in issued patents, or if patents are issued to us, such patents may not be sufficient to provide meaningful protection against competitors or against competitive technologies.

We also rely upon unpatented proprietary manufacturing expertise, continuing technological innovation and other trade secrets to develop and maintain our competitive position. While we generally enter into confidentiality agreements with our employees and third parties to protect our intellectual property, such confidentiality agreements are limited in duration and could be breached and may not provide meaningful protection for our trade secrets or proprietary manufacturing expertise. Adequate remedies may not be available in the event of unauthorized use or disclosure of our trade secrets and manufacturing expertise. In addition, others may obtain knowledge of our trade secrets through independent development or legal means. The failure of our patents or confidentiality agreements to protect our processes, equipment, technology, trade secrets and proprietary manufacturing expertise, methods and compounds could have a material adverse effect on our business. In addition, effective patent, trademark, copyright and trade secret protection may be unavailable or limited in some foreign countries. In some countries we have not applied for patent, trademark, or copyright protection.

Third parties may infringe or misappropriate our proprietary technologies or other intellectual property rights, which could have a material adverse effect on our business, financial condition and operating results. Policing unauthorized use of proprietary technology can be difficult and expensive. Also, litigation may be necessary to protect our legitimate interests.

We cannot assure you that eTec will continue to receive Department of Energy, or any other government funding, which comprises a large portion of its revenue.

Government funding of projects related to renewable energy, energy, and transportation is subject to cuts or cancellation without notice. A large portion of the consulting and testing revenue of eTec is DOE related activity, and as such the future of such revenue streams is uncertain and out of our control.

We cannot assure that the underlying technology of SuperCharge and MinitCharger will remain commercially viable, and this could affect the revenue and potential profit of eTec and MinitCharger.

We face competition in the battery recharging and fast charging sector from a number of companies. While we believe that we currently have the best technology in fast charging, conditioning and monitoring batteries for transportation and industrial applications, we cannot assure you that competitors will not develop and bring to market substantially equivalent or superior technology. A loss of our technology advantage could adversely impact or eliminate our revenue and profitability

We cannot assure you that the demand for hydrogen testing, educational and small-scale applications will continue, and this could affect the prospects for the Fuel Cell Store.

We face competition in the provision of fuel cell products and educational materials from a number of companies. Additionally, the hydrogen industry is evolving, demand is unpredictable and follows outside forces such as school funding programs and government funding which are out of our control.

An increase in interest rates or a dramatic tightening of corporate credit markets could make it difficult for end-users to finance the cost of a conversion to renewable energy products and systems and could reduce or eliminate the demand for our products.

Many of our end-users depend on debt financing to fund the initial capital expenditure required to purchase and install renewable energy products and systems. As a result, an increase in interest rates could make it difficult for our end-users to secure the financing necessary to purchase and install renewable energy products and systems on favorable terms, or at all and thus lower demand for our products and reduce our net sales. In addition, we believe that a significant percentage of our end-users install renewable energy products as an investment, funding the initial capital expenditure through a combination of equity and debt. An increase in interest rates could lower an investor’s return on investment in a renewable energy products and systems and make alternative investments more attractive relative to renewable energy products and, in each case, could cause these end-users to seek alternative investments.

Problems with product quality or performance may cause us to incur warranty expenses, damage our market reputation and prevent us from maintaining or increasing our market share.

Our products are sold with various materials and workmanship warranty for technical defects and a 10 year and 25 year warranty against declines of more than 10% and 20% of their initial rated power, respectively. As a result, we bear the risk of extensive warranty claims long after we have sold our products and recognized net sales. As of December 31, 2009, our accrued warranty expense amounted to approximately $211,345.

Because of the limited operating history of our products, we have been required to make assumptions regarding the durability and reliability of our products. Our assumptions could prove to be materially different from the actual performance of our products, causing us to incur substantial expense to repair or replace defective solar modules in the future. Any widespread product failures may damage our market reputation and cause our sales to decline and require us to repair or replace the defective products, which could have a material adverse effect on our financial results

We depend on a limited number of third-party suppliers for key raw materials and their failure to perform could cause manufacturing delays and impair our ability to deliver our products to customers in the required quality and quantities and at a price that is profitable to us.

Our failure to obtain raw materials and components that meet our quality, quantity and cost requirements in a timely manner could interrupt or impair our ability to manufacture our products or increase our manufacturing cost. Most of our key raw materials are either sole-sourced or sourced by a limited number of third-party suppliers. As a result, the failure of any of our suppliers to perform could disrupt our supply chain and impair our operations. In addition, many of our suppliers are small companies that may be unable to supply our increasing demand for raw materials as we implement our planned rapid expansion. We may be unable to identify new suppliers or qualify their products for use on our production lines in a timely manner and on commercially reasonable terms, if at all.

Our international operations subject us to a number of risks, including unfavorable political, regulatory, labor and tax conditions in foreign countries.

We have operations outside the United States and expect to continue to have operations outside the United States in the near future.  Currently, we have manufacturing operations in Mexico and established a subsidiary in Australia.  In addition, we have signed agreements to establish joint ventures in the People’s Republic of China, although they have not yet been formed. As a result, we will be subject to the legal, political, social and regulatory requirements and economic conditions of many jurisdictions. Risks inherent to international operations, include, but are not limited to, the following:

•	difficulty in enforcing agreements in foreign legal systems;

•
foreign countries may impose additional withholding taxes or otherwise tax our foreign income, impose tariffs, or adopt other restrictions on foreign trade and investment, including currency exchange controls;

•
fluctuations in exchange rates may affect product demand and may adversely affect our profitability in U.S. dollars to the extent the price of our solar modules, cost of raw materials and labor and equipment is denominated in a foreign currency;

•	inability to obtain, maintain, or enforce intellectual property rights;

•	risk of nationalization of private enterprises;

•	changes in general economic and political conditions in the countries in which we operate;

•	unexpected adverse changes in foreign laws or regulatory requirements, including those with respect to environmental protection, export duties and quotas;

•	difficulty with staffing and managing widespread operations; and

•	trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our solar modules and make us less competitive in some countries.

Our future success depends on our ability to retain our key employees and to successfully integrate them into our management team.

We are dependent on the services of Jonathan Read, our Chief Executive Officer, Barry Baer, our Chief Financial Officer and Don Karner, President of our eTec subsidiary. The loss of Messrs. Read, Baer or Karner could have a material adverse effect on us. There is a risk that we will not be able to retain or replace these key employees. Several of our current key employees, including Messrs. Read, Baer and Karner, are subject to employment conditions or arrangements that contain post-employment non-competition provisions. However, these arrangements permit the employees to terminate their employment with us upon little or no notice.  Failure to maintain our small management team could prove disruptive to our daily operations, require a disproportionate amount of resources and management attention and prove unsuccessful.

We have limited insurance coverage and may incur losses resulting from product liability claims, business interruptions, or natural disasters.

We are exposed to risks associated with product liability claims in the event that the use of our solar modules results in personal injury or property damage. Our recharging systems, batteries, solar modules are electricity-producing devices, and it is possible that users could be injured or killed by our products due to product malfunctions, defects, improper installation, or other causes. Our companies commercial shipment of products began in 1999 and, due to our limited historical experience, we are unable to predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. Moreover, we may not have adequate resources and insurance to satisfy a judgment in the event of a successful claim against us. The successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

Any change in government regulation and/or administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

Our directors, executive officers and affiliates will continue to exert significant control over our future direction, which could reduce the sale value of our company.

As of June 7, 2010 members of our Board of Directors and our executive officers, together with our affiliates, own approximately 76.96% of our outstanding common stock.  Accordingly, these stockholders, if they act together, may be able to control all matters requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions.  The concentration of ownership, which could result in a continued concentration of representation on our Board of Directors, may delay, prevent or deter a change in control and could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our assets.

Investors should not anticipate receiving cash dividends on our common stock.

We have never declared or paid any cash dividends or distributions on our common stock and intend to retain future earnings, if any, to support our operations and to finance expansion.  Therefore, we do not anticipate paying any cash dividends on the common stock in the foreseeable future.

There is a reduced probability of a change of control or acquisition of us due to the possible issuance of preferred stock.  This reduced probability could deprive our investors of the opportunity to otherwise sell our stock in an acquisition of us by others.

Our Articles of Incorporation authorize our Board of Directors to issue up to 200,000,000 shares of preferred stock, of which, 8,993,950 shares are outstanding as of June 7, 2010 in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or designation of such series, without further vote or action by stockholders.  As a result of the existence of “blank check” preferred stock, potential acquirers of our company may find it more difficult to, or be discouraged from, attempting to effect an acquisition transaction with, or a change of control of, our company, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

There is no assurance that the Hydrality technology is patentable by JPL or, if patented, that others will not develop functionally similar products outside the patent.  Without patent protection, our competitors could develop functionally similar products.

We have entered into a license agreement with the California Institute of Technology, or CalTech, under which we have the exclusive license to use and sell the Hydrality technology under any JPL patent and patent application.  There can be no assurance that CalTech will obtain any patents on the Hydrality technology or, if obtained, that others will not develop functionally similar products that do not infringe on the patents.  All license rights granted by CalTech are subject to a reservation of rights by CalTech for non-commercial education and research purposes and U.S. Government rights provided by statute.  Without patent protection, our competitors could develop functionally similar products.

Risks Relating to Our Outstanding Financing Arrangements:

There are a large number of shares underlying our preferred shares and warrants outstanding that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of June 7, 2010, we had 8,993,950 shares of common stock issued and outstanding, shares of Series A Convertible Preferred Stock outstanding that may be converted into 8,416,881 shares of common stock and warrants outstanding that may be exercised into 3,091,856 shares of common stock. All of the shares issuable upon conversion of the Series A Convertible Preferred Stock and exercise of the warrants may be sold without restriction upon the effectiveness of the registration statement that this prospectus is a part of.  The sale of these shares may adversely affect the market price of our common stock.

The issuance of shares upon conversion of the Series A Convertible Preferred Stock or exercise of the warrants may cause immediate and substantial dilution to our existing stockholders.

The issuance of shares upon conversion of the Series A Convertible Preferred Stock or exercise of the outstanding warrants may result in substantial dilution to the interests of other stockholders. Although holders of the Series A Convertible Preferred Stock and warrants may not convert their Series A Convertible Preferred Stock or exercise their warrants if such conversion or exercise would cause them to own more than 9.99% of our outstanding common stock, this restriction does not prevent them from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the holders could sell more than their limit while never holding more than this limit. The shares issued upon conversion of the Series A Convertible Preferred Stock and/or exercise of the outstanding warrants could have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

Risks Relating to Our Common Stock:

If we fail to remain current in our reporting requirements, we could be removed from the NASDAQ Capital Market which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the NASDAQ Capital Market, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the NASDAQ Stock Exchange. If we fail to remain current on our reporting requirements, we could be removed from the NASDAQ Stock Exchange. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock.  However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants.  We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the holders of the warrants will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not registered pursuant to an effective registration statement at any time after six months from issuance.  In the event that the holders exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the NASDAQ Stock Exchange under the symbol “ECTY”.  From November 24,2009 to May 19, 2010, our common stock was quoted on the OTC Bulletin Board under the symbol “ETLE”.  Prior to November 24, 2009 our common stock was quoted on the OTC Bulletin Board under the symbol “ETLY”.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Fiscal Year 2008
	High	Low
First Quarter	$18.60	$7.80
Second Quarter	$12.00	$8.40
Third Quarter	$9.60	$3.60
Fourth Quarter	$5.40	$1.80

	Fiscal Year 2009
	High	Low
First Quarter	$2.40	$1.20
Second Quarter	$10.20	$1.80
Third Quarter	$27.60	$5.40
Fourth Quarter	$27.60	$5.00

	Fiscal Year 2010
	High	Low
First Quarter	$5.95	$4.05
Second Quarter (1)	$6.55	$4.30

(1) As of June 7, 2010.

HOLDERS

As of June 7, 2010, we had approximately 408 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Corporate Stock Transfer Inc, 3200 Cherry Creek South Dr Ste 430, Denver, Colorado 80209.

DIVIDENDS

We have not declared or paid any cash dividends on our common stock and we do not anticipate paying any cash dividends to stockholders in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

Equity Compensation Plan Information

The following table sets forth certain information about the common stock that may be issued upon the exercise of options under the equity compensation plans as of June 7, 2010.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)

Equity compensation plans approved by shareholders	49,167	$10.08	10,151
Equity compensation plans not approved by shareholders	-	$-	-

Total	49,167	$10.08	10,151

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Some of the information in this Form S-1 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;
•	contain projections of our future results of operations or of our financial condition; and
•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in this prospectus. See “Risk Factors.”

Results of Operations

For the fiscal year ended December 31, 2009 compared to the fiscal year ended December 31, 2008

Summarized financial information concerning our reportable segments for the year ended December 31, 2007 and 2008 are as follows:

TWELVE MONTHS ENDED DECEMBER 31, 2009
	ETEC	INNERGY	FUEL CELL STORE	TOTAL
Total net operating revenues	$5,702,323	$2,111,198	$788,153	$8,601,674
Depreciation and amortization	$320,064	$7,078	$3,561	$330,703
Operating income (loss)	$(2,077,492)	$646,001	$147,715	$(1,283,776)
Interest Income (expense)	$(1,289)	$-	$-	$(1,289)
Gain / (Loss) on disposal of assets	$48,523	$-	$-	$48,523
Other Income (expense)	$236	$-	$-	$236
Segment Income before Corporate Overhead Allocation	$(2,030,022)	$646,001	$147,715	$(1,236,306)
Corporate Overhead Allocation	$18,653,977	$6,906,350	$2,578,280	$28,138,607
Segment Income / (Loss)	$(20,683,999)	$(6,260,349)	$(2,430,565)	$(29,374,913)

Not Included in segment income:
Depreciation on Corporate Assets				$132,840
Reported Net income after tax				$(29,507,750)
Capital Expenditures	$771,919	$-	$5,945	$777,864

Total segment assets - excluding intercompany receivables	$2,876,733	$714,433	$186,909	$3,778,075
Other items Not included in Segment Assets:
Goodwill				$3,495,878
Other Corporate Assets				$12,352,371
Total Reported Assets				$19,626,324

YEAR ENDED DECEMBER 31, 2008
	ETEC	INNERGY	FUEL CELL STORE	TOTAL
Total net operating revenues	$8,072,664	$2,324,170	$790,549	$11,187,384
Depreciation and amortization	$470,929	$6,229	$3,560	$480,718
Operating income (loss)	$(528,193)	$(40,368)	$49,859	$(518,702)
Interest Income	$9,632	$519	$-	$10,151
Gain / (Loss) on disposal of assets	$(95)	$-	$-	$(95)
Other Income - Working Capital True Up	$364,645	$-	$-	$364,645
Segment Income before Corporate Overhead Allocation	$(154,011)	$(39,849)	$49,859	$(144,001)
Corporate Overhead Allocation	$5,721,432	$1,534,970	$531,566	$7,787,968
Segment Income / (Loss)	$(5,875,443)	$(1,574,819)	$(481,707)	$(7,931,969)

Not Included in segment income:
Depreciation on Corporate Assets				$135,241
Reported Net income after tax				$(8,067,210)
Capital Expenditures	$251,260	$12,025	$-	$263,284

Total segment assets - excluding intercompany receivables	$3,637,112	$512,532	$158,599	$4,308,243
Other items Not included in Segment Assets:
Goodwill	$-	$-	$-	$3,495,878
Other Corporate Assets	$-	$-	$-	$1,022,336
Total Reported Assets				$8,826,457

Since January 1, 2008 we have been transitioning ourselves from being a development stage company to a growth oriented renewable energy company with a focus toward electric vehicle infrastructure. Beginning January 2009 we initiated additional efforts to strengthen our financial viability including steps to reduce or eliminate our debt structure, obtain adequate working capital, establish strong partnerships and secure federal stimulus contracts. Thus, the variations reflected in our results of operations described below reflect these steps as well as this transformation and the impact of the global economic slowdown.

In the year ended December 31, 2009, we had revenues of $8,601,674 compared to the year ended December 31, 2008 of $11,187,384. This reduction in revenue is largely related to the effect of the slowing economy on our business particularly our industrial charger sales. Internally we saw a continued reduction in billable consulting hours due to the redeployment of resources required to prepare for the US Department of Energy Stimulus grant proposals awarded during the third quarter ended September 30, 2009. The cost of goods sold percentage for the year ending December 31, 2009 was 58% leaving us with a gross profit of $3,641.897. Our gross margin of 42% was an improvement over the 2008 gross margin of 36%.

Total operating expenses during the year ended December 31, 2009 were $17,289,242 compared to $7,900,473 for the year ended December 31, 2008. General and administrative expenses were $16,806,908 or 97% of total operating expenses for the year ended December 31, 2009 compared with $6,991,804 or 88% for the year ended December 31, 2008. Details around the changes in these expenses are described below:

Operating Expense

Professional fees were $296,231 for the year ended December 31, 2009 compared with $417,767 for year ended December 31, 2008. This decrease is driven by increased efficiencies. New media, marketing, advertising and investor and public relations expenses were $253,301 for the year ended December 31, 2009 compared with $179,206 for the year ended December 31, 2008 with the increase primarily attributable to public and investor relations activities in 2009 around our bid for stimulus contracts, and our capital raise activities. Legal fees were $840,764 for the year ended December 31, 2009 compared with $448,943 for the year ended December 31, 2008 and accounting fees were $140,322 for the year ended December 31, 2009 compared with $155,981 for the year ended December 31, 2008. The legal fee increases are a direct result of the activities around our debt restructure and capital raise activities in 2009. Executive compensation (not including subsidiary executives) was $10,352,828 for the year ended December 31, 2009 compared with $659,300 for the year ended December 31, 2008. This significant increase in executive compensation reflects the bonus payments under the management incentive program as described in the May 15, 2009 debenture waiver agreement incorporated by reference herein. These bonuses were awarded to staff members for their contributions relating to our success in meeting key milestones in bringing in new business in 2009. These payments involved an award of equity initially valued at $8.1 million, and cash payments of $1 million dollars. In January of 2010 the equity portion of the award was finalized at a reduced value in the form of 673,505 restricted shares valued at $3,704,278 on date of issuance.

Depreciation expense was $463,543 for the year ended December 31, 2009 compared to $615,960 for the year ended December 31, 2008. All other general and administrative spending totaled $4,997,557 for the year ended December 31, 2009 compared to $5,056,512 for the year ended December 31, 2009.

Expenses for research and development totaled $18,793 for the year ended December 31, 2009 compared to $292,709 for year ended December 31, 2008. This reduction reflects our focused strategy on applications with short-term commercialization potential supported through joint projects and grants to help defray costs. Since one of our primary objectives continues to be the commercial advancement of clean electric technologies that reduce our dependence upon carbon based fuels, we have retained a strong focus on research and development activities, and expect to continue to incur additional research and development costs, although at a significantly reduced rate, for the foreseeable future

Our operating loss of $13,647,347 for the year ended December 31, 2009 compared with a loss of $3,821,634 for the year ended December 31, 2008.

For the year ended December 31, 2009, we earned interest income in the amount of $6,277 compared with $17,184 for the year ended December 31, 2008.

Interest expense was $15,915,438 for the year ended December 31, 2009 compared to $4,620,364 for the year ended December 31, 2008. The higher amount for 2009 is attributable to additional fees and financing charges related to our waivers on the convertible debentures we issued in November and December of 2007. Gain on disposal of assets was $48,523 for the year ended December 31, 2009 compared to a loss of $7,043 for the year ended December 31, 2008. The gain in 2009 was primarily related to the sale of vehicles previously utilized for testing and evaluation as part of consulting activities. Other income was $235 for the year ended December 31, 2009 compared to $346,646 for the year ended December 31, 2008. The 2008 figure is attributable to the Net Working Capital True up associated with our Minit-Charger acquisition.

Our net loss after other income and expenses compared unfavorably for the year ended December 31, 2009 for a loss of $29,507,750 compared with a $8,067,211 loss for year ended December 31, 2008. The higher loss in for the year ended December 31, 2009 is primarily attributable to costs incurred for waivers on payments related to our debenture obligations, as well as the costs of the final debt restructuring and elimination of our debenture debt. Executive compensation was also a factor (primarily in the form of equity) that was paid for achieving a debt restructure, obtaining critical contracts and securing additional capital to support our existing and future business requirements.

For the three months ended March 31, 2010 compared to the three months ended March 31, 2009

Summarized financial information concerning our reportable segments for the quarter ended March 31, 2010 is as follows:

THREE MONTHS ENDED MARCH 31, 2010
	ETEC	INNERGY	FUEL CELL STORE	TOTAL
Total net operating revenues	$2,148,750	$347,456	$203,879	$2,700,086
Depreciation and amortization	$105,101	$969	$891	$106,961
Operating income (loss)	$(988,796)	$50,432	$46,934	$(891,431)
Interest Income (expense)	$(31)	$-	$-	$(31)
Gain / (Loss) on disposal of assets	$-	$-	$-	$-
Other Income (expense)	$-	$-	$-	$-
Segment Income before Corporate Overhead Allocation	$(988,826)	$50,432	$46,934	$(891,461)
Corporate Overhead Allocation	$(1,172,152)	$(189,539)	$(111,217)	$(1,472,907)
Segment Income / (Loss)	$(2,160,978)	$(139,107)	$(64,283)	$(2,364,370)

Not Included in segment income:
Depreciation on Corporate Assets				$34,645
Reported Net income after tax				$(2,399,015)
Capital Expenditures	$220,696	$-	$-	$220,696
Total segment assets - excluding intercompany receivables	$3,318,011	$566,923	$255,321	$4,140,255
Other item Not included in Segment Assets:
Goodwill				$3,495,878
Other Corporate Assets				$15,512,655
Total Reported Assets				$23,148,788

3 MONTHS ENDED MARCH 31, 2009
	ETEC	INNERGY	FUEL CELL STORE	TOTAL
Total net operating revenues	$1,775,086	$478,814	$216,299	$2,470,199
Depreciation and amortization	$103,510	$1,455	$891	$105,856
Operating income (loss)	$(50,980)	$136,360	$47,648	$133,028
Interest Income (expense)	$-	$-	$-	$-
Gain / (Loss) on disposal of assets	$9,760	$-	$-	$9,760
Other Income (expense)	$-	$-	$-	$-
Segment Income before Corporate Overhead Allocation	$(41,220)	$136,360	$47,648	$142,788
Corporate Overhead Allocation	$814,340	$219,661	$99,230	$1,133,231
Segment Income / (Loss)	$(855,560)	$(83,301)	$(51,582)	$(990,443)

Not Included in segment income:
Depreciation on Corporate Assets				$33,114
Reported Net income after tax				$(1,023,555)
Capital Expenditures	$4,157	$-	$-	$4,157
Total segment assets - excluding intercompany receivables	$3,194,463	$526,609	$208,800	$3,929,872
Other item Not included in Segment Assets:
Goodwill				$3,495,878
Other Corporate Assets				$974,102
Total Reported Assets				$8,399,852

Since January 1, 2008 we have been transitioning ourselves from being a development stage company to a growth oriented renewable energy company with a focus toward electric vehicle infrastructure. Beginning January 2009 we initiated additional efforts to strengthen our financial viability including steps to reduce or eliminate our debt structure, obtain adequate working capital, establish strong partnerships and secure federal stimulus contracts. Thus, the variations reflected in our results of operations when comparing the quarter  ended  March 31, 2010 to the quarter ended March 31, 2009 and described below reflect these steps as well as this transformation and the impact of the global economic slowdown.

In the quarter ended March 31, 2010, we had revenues of $2,700,086 compared to the quarter ended March 31, 2009 of $2,470,199.  The increase in revenue is largely related to the effect of our ramp up of work on our recently awarded contract with the US Department of Energy.  The cost of goods sold percentage for the quarter ending March 31, 2010 was 89% leaving us with a gross profit of $308,561. Our gross margin was down 11% from the same period prior year of 44%.  This reduction is directly related to the nature of our cost reimbursement contract with the US Department of Energy (DOE).  This contract provides for a cost match of 50%, which is expected to continue to reduce our gross margin in the early stages of the contract pending the launch of electric vehicles in 4th quarter 2010.

Total operating expenses during the three months ended March 31, 2010 were $2,393,991 compared to $1,492,944 for the three months ended March 31, 2009, a 60% increase over prior year.  This increase reflects staffing and other start up expenses to service the contract with the DOE including but not limited to expanding office space, recruiting and hiring new employees, and implementing a new Enterprise Resource Planning (ERP) System at our eTec subsidiary.  General and administrative expenses were $2,239,554 or 94% of total operating expenses for the three months ended March 31, 2010 compared with $1,342,509 or 77% for the three months ended March 31, 2009. The increase of 67% is consistent with our ramp up in resource deployment for the DOE contract as discussed above.  Details around the changes in these expenses are described below:

Professional fees were $131,488 for the three months ended March 31, 2009 compared with $13,579 for the three months ended March 31, 2009.  This increase is attributable to recruiting and other outsourced human resource activities as we manage the increase in our employee base as well as the opening of new field offices to support the DOE contract.  New media, marketing, advertising and investor and public relations expenses were $109,658 for the three months ended March 31, 2009 compared with $4,087 for the three months ended March 31, 2009.  The spend in 2010 is related to outsourced branding identification efforts to establish our base brand from which all our on-road (electric vehicle related) products will extend.  Legal fees were $225,925 for the quarter ended March 31, 2010 compared with $229,778 for the quarter ended March 31, 2009.  While legal spend in both years has been substantial, each of these figures were driven by different business issues.  In 2009 much of our legal fees were attributable to managing our debt.  In contrast, for the quarter ending March 31, 2010 our legal fees are related to efforts around establishing and protecting our Intellectual Property (IP) including the expansion of these IP protections into targeted international markets.  Also included in the first quarter 2010 legal fees are the costs around establishing our new subsidiary in Australia.  Accounting fees were $65,250 for the quarter ended March 31, 2010, compared with $0 for the quarter ended March 31, 2009.  Accounting fees in 2010 are attributable to our 2009 financial statement audit.  Executive compensation was $275,042 for the three months ended March 31, 2010 compared with $193,677 for the three months ended March 31, 2009. Depreciation expense was $141,605 for the quarter ended March 31, 2010 compared to $138,970 for the quarter ended March 31, 2009.  All other general and administrative (G&A) spending totaled $1,419,273 for the three months ended March 31, 2010 compared to $1,074,329 for the three months ended March 31, 2009.  The increase in all other G&A is attributable to the costs of larger employee base to service larger contracts and the systems to support them.

Expenses for research and development totaled $12,834 for the three months ended March 31, 2010 compared to $11,467 for the three months ended March 31, 2009.   Expenses for R&D is anticipated to remain low.  Since one of our primary objectives continues to be the commercial advancement of clean electric technologies that reduce our dependence upon carbon based fuels, we have retained a focus on research and development activities, and expect to continue to incur additional research and development costs, although at a significantly reduced rate, for the foreseeable future as reflected in the minimal amount expensed during the first quarter 2010.

Our operating loss was $2,085,429 for the quarter ended March 31, 2010 compared with a loss of $417,038 for the quarter ended March 31, 2009.  The overall loss was greater in first quarter 2010 due to the lower margins for the DOE contract and the higher expenses as we ramp up in the early stages of the contract.

For the quarter ended March 31, 2010, we earned interest income in the amount of $15,210 compared with $0 for the quarter ended March 31, 2009.

Interest expense was $328,794 for the three months ended March 31, 2010 compared to $616,277 for the three months ended March 31, 2009.  The amount in first quarter 2009 was driven by the interest on the convertible debentures we issued in November and December of 2007.  For first quarter 2010 the amount is attributable to the potential penalty associated with our obligation to file an S-1 within a short time frame following our capital raise in October. Due to circumstances largely outside our control we were unable to meet the filing deadline.  We are currently circulating a waiver agreement due to these extenuating circumstances and anticipate  having all or most of this penalty waived prior to our next filing. We had a gain on disposal of assets in the three months ended March 31, 2009, there were no assets disposed of in the quarter ended March 31, 2010.

Our net loss after other income and expenses was $2,399,015 for the quarter ended March 31, 2010 compared to a loss of $1,023,555 for the quarter ended March 31, 2009.

Liquidity and Capital Resources

As of March 31, 2010, we had $14,885,806 of cash on hand compared to a March 31, 2009 balance of $456,652 of cash on hand and $28,044 in certificates of deposit.

We had a use of cash for operating activities in the first quarter of 2010 in the amount of $(1,728,832) compared to a generation of cash in first quarter 2009 of $129,036.   In addition, cash utilized in investing activities was $220,696 for the three months ended March 31, 2010 compared to a generation of cash of 5,603 for 2009.

Cash generated by financing activities was $5,011,999 in the first quarter of 2010 compared cash generated of $0 in 2009.  The cash in 2010 represented the collection of a subscription receivable in January 2010 related to our October 2009 capital raise.  These financing activities have provided us adequate initial working capital to meet the needs of the DOE contract described previously, however, we may need to obtain additional working capital given the contract is cost reimbursable.

November and December 2007 Private Placement

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with accredited investors in November and December 2007 for the sale of $5,882,356 in secured convertible debentures in exchange for gross proceeds of $5,000,000. The secured convertible debentures bore interest at 8%, matured May 6, 2010 (June 6, 2010 for those debentures issued in December 2007), and were convertible into our common stock, at the selling stockholders' option, at $18.00 per share.  Interest is to be paid in cash on a quarterly basis. The debentures were subsequently converted into Series A Convertible Preferred Stock pursuant to a securities exchange agreement in October 2009.

We were obligated to pay 1/24th of the face amount of the debenture on the first of every month, starting May 2008 (June 2008 for those debentures issued in December 2007), which payment can be made in cash or in shares of our common stock. We may pay this amortization payment in cash or in stock at the lower of $18.00 per share or 88% of the volume weighted average price of our stock for the 10 trading days prior to the repayment date.

To the extent any debentures remained outstanding, at any time, the debentures were convertible, at the investor’s option, into shares of our common stock at $18.00 per share.

August 2008 Amendment

On August 29, 2008, we entered into an amendment with the holders of the debentures issued in November and December 2007, pursuant to which:

1.	interest payments due on the debentures between May and December 2008 were waived;
2.	monthly redemption payments due on the debentures between May and December 2008 were deferred, with the first monthly redemption payment to start on January 1, 2009;
3.	the principal face amount of the debentures was increased to 120% of the then current principal face amount plus the accrued interest through December 31, 2008 that was waived; and
4.	the conversion price of the debentures was reduced to $9.00.

March 2009 Amendment

On March 5, 2009, we entered into an amendment with the holders of the debentures issued in November and December 2007, which amendment was effective as of January 1, 2009, pursuant to which:

1.	interest payments due on the debentures between January and March 2009 were deferred until May 1, 2009;
2.	the conversion price of the debentures was reduced to $3.60; and
3.	we agreed to issue such number of warrants to the holders on a pro rata basis so that the holders collectively shall maintain an equity position in us, in fully diluted shares, of 50.4%.

May 2009 Amendment

On May 15, 2009, we entered into an amendment with the holders of the debentures issued in November and December 2007, which amendment was effective as of May 1, 2009, pursuant to which:

1.	interest payments due on the debentures between April and September 2009 were deferred until November 1, 2009 and the accrued interest was added to the principal face amount of the debentures;
2.	monthly redemption payments were deferred, with the first monthly redemption payment to start on January 1, 2010 and be payable in 10 equal payments; and
3.
we agreed to issue such number of warrants to the holders on a pro rata basis so that the holders collectively shall maintain an equity position in us, in fully diluted shares, of 80.0%.  However, there are provisions (when additional capital is raised (not to exceed $2,500,000)) to bring the fully diluted position to 70% for the existing holders as well as those holders of new capital debentures.  There are provisions to further reduce the debenture holders to 65% should management achieve certain specified performance targets.

June 2009 Amendment

On June 30, 2009, we entered into an amendment with the holders of the debentures issued in November and December 2007, pursuant to which:

1.	interest payments due on the debentures between April and September 2009 were deferred until November 1, 2009 and the accrued interest was added to the principal face amount of the debentures;
2.	monthly redemption payments were deferred, with the first monthly redemption payment to start on January 1, 2010 and be payable in 10 equal payments; and
3.
we agreed to issue such number of warrants to the holders on a pro rata basis so that the holders collectively shall maintain an equity position in us, in fully diluted shares, of 80.0%.  However, there are provisions (when additional capital is raised (not to exceed $2,500,000)) to bring the fully diluted position to 70% for the existing holders as well as those holders of new capital debentures.  There are provisions to further reduce the debenture holders to 65% should management achieve certain specified performance targets.

October 2009 Amendment

On October 31, 2009, we entered into an amendment with the holders of the debentures issued in November and December 2007, pursuant to which:

1.
the provision for the granting to Mr. Read his bonus for achieving the first management incentive target was amended so that the latest possible date to issue such grant was January 15, 2010 and the amount of the bonus was 673,506 shares of common stock, 673,506 shares of Series A Convertible Preferred Stock or a combination thereof;

2.
the provision for the granting to employees, officers and directors a bonus for achieving the second management incentive target was amended so that the latest possible date to issue such grant is six months after we achieve the target and the amount of the bonus is an aggregate of 832,529 shares of common stock, 832,529 shares of Series A Convertible Preferred Stock or a combination thereof; and

3.
the provision for the granting to employees, officers and directors a bonus for achieving the third management incentive target was amended so that the latest possible date to issue such grant is six months after we achieve the target and the amount of the bonus is an aggregate of 832,529 shares of common stock, 832,529 shares of Series A Convertible Preferred Stock or a combination thereof.

July 2009 Private Placement/October 2009 Securities Exchange Agreement

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with three accredited investors, on July 2, 2009 for the sale of $2,500,000 in secured convertible debentures. The secured convertible debentures bore interest at 8%, matured October 1, 2010, and were convertible into our common stock, at the selling stockholders' option, at $3.60 per share. In addition, we issued a warrant to Shenzhen Goch Investment Ltd., expiring May 1, 2014, to purchase 1,748,971 shares of restricted common stock, exercisable at a per share of $0.60.

On October 31, 2009, we entered into a Securities Exchange Agreement with all holders of the convertible debentures issued on July 2, 2009 and holders of certain warrants to convert all outstanding amounts ($9,111,170) under these debentures and all related warrants into an aggregate of 8,597,299 shares of Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock has no redemption, preferential dividend or voting rights, but may be converted, at the holder’s option, into shares of our common stock at a 1:1 ratio. This prospectus relates to the resale of the common stock issuable upon exercise of the Series A Convertible Preferred Stock.

The conversion price of the Series A Convertible Preferred Stock may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the investors’ position.

The investors have agreed to restrict their ability to convert their Series A Convertible Preferred Stock and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

October 2009 Private Placement

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with seven accredited investors, on October 31, 2009 for the sale of 2,152,777 shares of common stock, at a price of $7.20 per share, for gross proceeds of $15,500,000. On January 7, 2010, we sold an additional 694,444 shares of common stock, at a price of $7.20 per share, for gross proceeds of $5,000,000. This prospectus relates to the resale of these shares of common stock.

In addition, we issued to each investor warrants to purchase an equal number of shares of common stock purchased pursuant to the securities purchase agreement. The warrants expire five years from the date of issuance and are exercisable at $9.00 per share. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below the exercise price. Upon an issuance of shares of common stock below the exercise price, the exercise price of the warrants will be reduced to equal the share price at which the additional securities were issued and the number of warrant shares issuable will be increased such that the aggregate exercise price payable for the warrants, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.

At any time after a registration statement registering the shares of common stock underlying the warrants is declared effective, and if certain conditions are met, we have the right to call for cancellation the warrants upon two business days prior written notice for cash consideration of $0.001 per unexercised warrant. We can only exercise this call option if (i) the closing price for each of 20 consecutive trading days, which 20 consecutive trading day period shall not have commenced until after the effective date of the registration statement registering for resale the shares of common stock issuable upon exercise of the warrants) exceeds $27.00 per share (subject to adjustment), (ii) the trading volume of our common stock shall exceed 16,667 shares (subject to adjustment) per trading day for each trading day during the 20 consecutive trading day period, and (iii) the warrant holder is not in possession of any information that constitutes, or might constitute, material non-public information which we provided.

The investors have agreed to restrict their ability to exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

In connection with the Securities Purchase Agreement dated October 31, 2009, we granted the investors registration rights. We are obligated to use our best efforts to cause the registration statement to be filed no later than December 15, 2009 and declared effective no later than January 29, 2010, which will be extended to February 28, 2010 if the Securities and Exchange Commission conducts a full-review of the registration statement, and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the secured convertible debentures have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and (x) may be sold without the requirement for us to be in compliance with the current public information requirement under Rule 144 or (y) we are in compliance with the current public information requirement under Rule 144. In the event of a default of our obligations under the Registration Rights Agreement, we are required pay to each investor, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, an amount in cash equal to 1% of the aggregate purchase price paid by such investor, not to exceed 3% in the aggregate to each investor. Due to the amount of time necessary to close the second tranche of this financing, we have had discussions with the investors to amend the deadlines for the filing and effectiveness of the registration statement.  We have not received an executed amendment, nor can we guarantee we will obtain one.  We have not paid any liquidated damages as of the date of this filing although we are obligated to do so.

Commitments and Long Term Liabilities

On June 12, 2006, we entered into a license agreement with California Institute of Technology, whereby we obtained certain exclusive and non-exclusive intellectual property licenses pertaining to the development of an electronic fuel cell technology, in exchange for 97,826 shares of our common stock with a fair market value of $8,217,391. The license agreement carries an annual maintenance fee of $50,000, with the first payment due on or about June 12, 2009. The license agreement carries a perpetual term, subject to default, infringement, expiration, revocation or unenforceability of the license agreement and the licenses granted thereby.

On January 19, 2007, we purchased a small (1,750 square feet) stand alone office building at a cost of $575,615. A total of $287,959 has been paid and a tax credit has been recorded in the amount of $156. The remaining balance of $287,500 is structured as an interest-only loan from a non affiliated third-party, bears an interest rate of 6.75% calculated annually, with monthly payments in the amount of $1,617 due beginning on February 16, 2007. The entire principal balance is due on or before January 16, 2012.

As of March 31, 2010, we had 11 leases in effect for operating space.  Future obligations under these commitments are $306,398 for 2010, $396,238 for 2011, $404,240 for 2012, $19,589 for 2013, $129,159 for 2014, $109,175 for 2015.

Critical Accounting Policies

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates and judgments, including those related to revenue recognition, recoverability of intangible assets, and contingencies and litigation. We base our estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our consolidated financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources, primarily the valuation of intangible assets. The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results we report in our consolidated financial statements.

Loss per share

Net loss per share is provided in accordance with ASC Subtopic 260-10. We present basic loss per share (“EPS”) and diluted EPS on the face of statements of operations. Basic EPS is computed by dividing reported losses by the weighted average shares outstanding. Except where the result would be anti-dilutive to income from continuing operations, diluted earnings per share has been computed assuming the conversion of the convertible long-term debt and the elimination of the related interest expense, and the exercise of stock warrants. For the year ended December 31, 2008, the assumed conversion of convertible long-term debt and the exercise of stock warrants are anti-dilutive due to our net loss and were excluded in determining diluted loss per share.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to us as of December 31, 2009 and 2008. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. Fair value was assumed to approximate carrying value for cash because it is short term in nature and its carrying amount approximates fair value.

Income Taxes

We follow the provisions of ASC Subtopic 740-10 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Segment reporting

Generally accepted accounting principles require disclosures related to components of a company for which separate financial information is available that is evaluated regularly by a company’s chief operating decision maker in deciding the allocation of resources and assessing performance. We are the parent company of Innergy Power Corporation, Fuel Cell Store and Electric Transportation Engineering Corporation. Innergy Power is a leader in the design and manufacture of thin sealed rechargeable lead batteries and high quality flat-panel multi-crystalline solar modules. Fuel Cell Store is the leading online marketplace for fuel cell-related products and technologies with online distribution sites in the U.S., Japan, Russia, Italy and Portugal. eTec is a leader in the research, development and testing of advanced transportation and energy systems with a focus on alternative-fuel, hybrid and electric vehicles and infrastructures. eTec also holds exclusive patent rights to the eTec SuperCharge™ and Minit-Charger systems - battery fast charge systems that allow for faster charging with less heat generation and longer battery life than conventional chargers. We have aggregated these subsidiaries into three reportable segments: Fuel Cell Store, eTec and Innergy.

Dividends

We have not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Recent Accounting Pronouncements

The FASB issued ASC subtopic 855-10 (formerly SFAS 165 “Subsequent Events”), incorporating guidance on subsequent events into authoritative accounting literature and clarifying the time following the balance sheet date which management reviewed for events and transactions that may require disclosure in the financial statements. We have adopted this standard. The standard increased our disclosure by requiring disclosure reviewing subsequent events. ASC 855-10 is included in the “Subsequent Events” accounting guidance.

In April 2009, the FASB issued ASC subtopic 820-10 (formerly Staff Position No. FAS 157-4, Determining Fair Value When Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”). ASC 820-10 provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset/liability has significantly decreased. FSP 157-4 also provides guidance on identifying circumstances that indicate a transaction is not orderly. In addition, FSP 157-4 requires disclosure in interim and annual periods of the inputs and valuation techniques used to measure fair value and a discussion of changes in valuation techniques. We determined that adoption of FSP 157-4 did not have a material impact on our results of operations and financial position.

In July 2006, the FASB issued ASC subtopic 740-10 (formerly Interpretation No. (“FIN”) 48, “Accounting for Uncertainty in Income Taxes”). ASC 740-10 sets forth a recognition threshold and valuation method to recognize and measure an income tax position taken, or expected to be taken, in a tax return. The evaluation is based on a two-step approach. The first step requires an entity to evaluate whether the tax position would “more likely than not,” based upon its technical merits, be sustained upon examination by the appropriate taxing authority. The second step requires the tax position to be measured at the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement. In addition, previously recognized benefits from tax positions that no longer meet the new criteria would no longer be recognized. The application of this Interpretation will be considered a change in accounting principle with the cumulative effect of the change recorded to the opening balance of retained earnings in the period of adoption. Adoption of this new standard did not have a material impact on our financial position, results of operations or cash flows.

In April 2008, the FASB issued ASC 815-40 (formerly Emerging Issues Task Force (“EITF”) 07-05, "Determining whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock"). ASC815-40 applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative, and to any freestanding financial instruments that are potentially settled in an entity’s own common stock. ASC 815-40 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of this pronouncement did not have a material impact on its financial position, results of operations or cash flows.

In June 2009, the FASB issued ASC 105 Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles. The FASB Accounting Standards Codification TM (the “Codification”) has become the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative. Rules and interpretive releases of the SEC issued under the authority of federal securities laws, however, will continue to be the source of authoritative generally accepted accounting principles for SEC registrants. Effective September 30, 2009, all references made to GAAP in our consolidated financial statements will include references to the new Codification. The Codification does not change or alter existing GAAP and, therefore, will not have an impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued changes to the consolidation guidance applicable to a variable interest entity (VIE). FASB ASC Topic 810, "Consolidation," amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is, therefore, required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. The qualitative analysis will include, among other things, consideration of who has the power to direct the activities of the entity that most significantly impact the entity's economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. This standard also requires continuous reassessments of whether an enterprise is the primary beneficiary of a VIE. FASB ASC 810 also requires enhanced disclosures about an enterprise's involvement with a VIE. Topic 810 is effective as of the beginning of interim and annual reporting periods that begin after November 15, 2009. This will not have an impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued Financial Accounting Standards Codification No. 860 - Transfers and Servicing. FASB ASC No. 860 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets. FASB ASC No. 860 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The adoption of FASB ASC No. 860 will not have an impact on our financial statements.

International Financial Reporting Standards

In November 2008, the Securities and Exchange Commission issued for comment a proposed roadmap regarding potential use of financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Under the proposed roadmap, we would be required to prepare financial statements in accordance with IFRS in fiscal year 2014, including comparative information also prepared under IFRS for fiscal 2013 and 2012. We are currently assessing the potential impact of IFRS on our financial statements and will continue to follow the proposed roadmap for future developments.

BUSINESS

Business Development and Summary

We were incorporated in Nevada in 1999.  We are a leader in clean electric transportation and storage technologies. Through innovation, acquisitions, and strategic partnerships, we accelerate  the market applicability of advanced electric technologies to replace carbon-based fuels. We are a leader in providing electric vehicle infrastructure products and solutions that are used in on-road grid-connected vehicles (including plug-in hybrid electric vehicles (PHEV) and battery electric vehicles (BEV)), material handling and airport electric ground support applications. Through our main operating subsidiary, Electric Transportation Engineering Corporation (eTec), our  primary product offering is the Minit-Charger line of advanced battery fast-charge systems that are designed for various motive applications. In addition to our  electric transportation focus, we are also involved in the development, manufacture, assembly and sale of specialty solar products, advanced battery systems, and hydrogen and fuel cell systems. Our subsidiaries and primary operating segments consist of Electric Transportation Engineering Corporation (eTec), Innergy Power Corporation (Innergy), and ECOtality Stores (dba Fuel Cell Store). In addition we have a wholly-owned subsidiary in Mexico providing manufacturing services for us and a wholly-owned subsidiary in Australia, ECOtality Australia Pty Ltd, to market and distribute battery charging equipment to support on-road electric vehicles, industrial equipment, and electric airport ground support equipment.

We operate with a commercial “electro-centric” strategy, targeting only products and companies involved in the creation, storage, and/or delivery of clean or renewable electric power. This strategy has resulted in the development and acquisition of various operating companies.. While focused on electric transportation infrastructure, we have developed a diversified technology portfolio that is linked through the ability to deliver comprehensive electro-centric energy alternatives and solutions. By establishing a technologically diverse multi-product base we are able to mitigate the uncertainty of clean technology demands and regulatory changes. Our current primary focus is to facilitate and execute the development and implementation of electric vehicle charging infrastructure in anticipation of mass commercialization of plug-in hybrid electric vehicles (PHEV) and battery electric vehicles (BEV) in the 2010 to 2012 timeframe.

On August 5, 2009 our wholly owned subsidiary, eTec, was selected by the U.S. Department of Energy for a grant of approximately $99.8 million to undertake the largest deployment of electric vehicles (EVs) and charging infrastructure in U.S. history.  On September 30, 2009 eTec accepted the grant of $99.8 million, of which $13 million was sub-funded to federal research and development centers, which will net eTec $86 million in revenue.   eTec, as the lead applicant for the proposal, partnered with Nissan North America to deploy EVs and the charging infrastructure to support them. The project takes advantage of the early availability of the Nissan LEAF, a zero-emission electric vehicle, to develop, implement and study techniques for optimizing the effectiveness of charging infrastructure that will support widespread EV deployment. The project will install electric vehicle charging infrastructure and deploy up to a total of 4,700 Nissan battery electric vehicles in strategic markets in five states: Arizona, California, Oregon, Tennessee, and Washington.

Electric Transportation Engineering Corporation (eTec)

Electric Transportation Engineering Corporation (eTec) was incorporated in Arizona in 1996 to support the development and installation of battery charging infrastructures for electric vehicles. As our  primary operating subsidiary, eTec is a recognized leader in the research, development and testing of advanced transportation and energy systems, and is the exclusive provider of the Minit-Charger line of battery fast-charge systems and technologies. Specializing in alternative-fuel, hybrid and electric vehicles and infrastructures, eTec offers consulting, technical support and field services and is committed to developing and commercially advancing clean electric technologies with clear market advantages.

eTec’s primary product line consists of the Minit-Charger line of battery fast-charge systems. The Minit-Charger brand is the result of a consolidation of the two leading fast-charging technologies: eTec SuperCharge™  and Edison Minit-Charger. Prior to rebranding all eTec fast-charge systems under the Minit-Charger brand, eTec held exclusive patent rights to the flagship product line, eTec SuperCharge™  - battery fast-charge systems that allow for rapid charging while generating less heat and promoting longer battery life than conventional chargers. The eTec SuperCharge technology was licensed to eTec from Norvic Traction in 1999. The eTec SuperCharge™ system was specifically designed for airport ground support equipment, neighborhood and on-road electric vehicle, and marine and transit system operations. Since the acquisition of the technology, eTec has made considerable engineering and product advancements and is currently a leader in providing these clean electric fast-charging technologies to airports throughout North America.

In 2007, we acquired the Minit-Charger business of Edison Source, a division of Edison International . The core Minit-Charger technology allows for material handling equipment to convert to electric power systems that can be charged quickly, conveniently and efficiently, thereby eliminating the need for propane or diesel-powered equipment or for backup batteries and costly change-out operations required with traditional straight-line charging.. eTec’s Minit-Charger line of battery fast charge systems has a large customer base that consists of Fortune 500 companies and other corporate entities throughout North America.

In March of 2008, all eTec fast-charging products, including the eTec SuperCharge™ product line, were consolidated under the eTec Minit-Charger brand. By unifying the underlying fast-charging technologies under a single engineering, manufacturing and sales entity (eTec Minit-Charger), we are better able to streamline our operations and sales and marketing efforts. The complete portfolio of eTec Minit-Charger products provides eTec with a leadership position in current fast charging markets and positions us well to capitalize on the rapidly growing clean technology sector for electric vehicle infrastructure technologies. We believe Minit-Charger is the most superior fast-charge technology on the market as it is a smart charging system that can charge batteries (of almost all chemistries) as fast as possible, while best controlling the battery temperature and avoiding the devastating effects of overcharging.

eTec has a comparatively long history in clean and renewable technologies and has various standing contractual relationships as a test contractor and/or primary and consulting engineer for projects with the United States Department of Energy (DoE), several national research laboratories, national energy storage consortiums, and large electric utilities where they provide services in energy storage, monitoring, systems design and fabrication, product and vehicle testing, and product development. Their work has been in the areas of electric vehicle systems, recharging stations, energy demand management systems, utility communication systems, advanced battery technologies, fast charging technologies, hydrogen creation, storage and dispensing systems, and coal gasification programs. Currently, eTec is holds the exclusive contract for the DoE’s Advanced Vehicle Testing Activity (AVTA) program and has conducted more than 6 million miles of vehicle testing on more than 200 advanced fuel vehicles.

We acquired eTec as an expansion platform for its core expertise in battery technologies, fast charging systems, energy distribution infrastructure, and advanced vehicle technologies and testing, which includes electric vehicle (EV), hybrid electric vehicle (HEV), plug-in hybrid electric vehicle (PHEV) and hydrogen vehicle technologies. We believe that eTec will expand its core technologies through new product development, joint ventures, acquisitions and organic growth.  Because eTec has unparalleled experience with electric vehicle infrastructure, we believe our experience with electric vehicles infrastructure, our knowledge of the vehicle and battery systems, as well as our industry leading fast-charging technology provides us with a distinct competitive advantage to be leading provider of electric vehicle infrastructure services and installation.

eTec has been involved in every North American EV initiative to date and is a leading provider of solutions for electric vehicles and its supporting infrastructure. Currently, eTec has installed more than 5,100 charging stations for motive applications, and has installed more chargers for on-road applications than any other company in North America.

On August 5, 2009 eTec was selected as the lead grantee by the U.S. Department of Energy for a grant of approximately $99.8 million to undertake the largest deployment of electric vehicles (EVs) and charging infrastructure in U.S. history. On September 30, eTec accepted the $99.8 million grant, of which approximately $13 million was sub-funded to federal research and development centers, which will net eTec $86.4 million in revenues. eTec, as the lead applicant for the proposal, partnered with Nissan North America to deploy EVs and the charging infrastructure to support them. The Project takes advantage of the early availability of the Nissan LEAF, a zero-emission electric vehicle, to develop, implement and study techniques for optimizing the effectiveness of charging infrastructure including more than 11,000 residential and publicly available charges that will support widespread EV deployment. The Project will install a robust electric vehicle charging infrastructure and will deploy 4,700 Nissan battery electric vehicles in strategic markets in five states: Arizona, California, Oregon, Tennessee, and Washington.

The Project will collect and analyze data to characterize vehicle use in diverse topographic and climatic conditions, evaluate the effectiveness of charge infrastructure, and conduct trials of various revenue systems for commercial and public charge infrastructure.

Innergy Power Systems

Founded in 1989, Innergy Power Systems is based in San Diego, California with a manufacturing facility in Tijuana, Mexico. Innergy is the only North American manufacturer of both renewable energy solar modules and thin-sealed rechargeable batteries, as its solar photovoltaic (PV) product line addresses the burgeoning worldwide demand for solar energy products and off-grid power. Innergy’s fiberglass reinforced panel (FRP) solar modules are designed to meet a broad range of applications for emergency preparedness and recreation, where quality, durability, rugged construction and light weight are important in the outdoor environment. Applications include logistics tracking, asset management systems, off-grid lighting, mobile communications, mobile computing, recreational vehicles, signaling devices and surveillance cameras.

Innergy and our wholly owned subsidiary providing manufacturing services, Portable Energy De Mexico, S.A. DE C.V., provides us the ability to further expand our production, manufacturing and assembly capabilities for Innergy’s solar products and energy storage devices, as well as products of our other subsidiaries, including eTec’s Minit-Charger products. Innergy provides us the ability to expand our offering of solar products and solutions into current and developing commercial markets, as well as providing strong manufacturing and assembly operations to assist other aspects of our business. While we expect solar to become a major future energy source, Innergy’s battery systems that support the electric vehicle market that is quickly expanding is vital as well, and we expect the combination of solar solutions and new battery sales to contribute to our long and short-term earnings and revenue growth. Innergy is actively pursuing growth opportunities through product line expansion, joint ventures, acquisitions, and manufacturing contracts.

ECOtality Stores (dba Fuel Cell Store)

ECOtality Stores (dba Fuel Cell Store) is our wholly-owned subsidiary and operates as our online retail division. Fuel Cell Store (www.fuelcellstore.com) is an e-commerce marketplace that offers consumers a wide array of fuel cell products from around the globe. Based in San Diego, California and with active international operations in Japan, Russia, Italy, and Portugal, Fuel Cell Store develops, manufactures, and sells a diverse and comprehensive range of fuel cell products that includes fuel cell stacks, systems, component parts and educational materials. In addition to primary retail operations, Fuel Cell Store also offers consulting services for high schools, colleges, and leading research institutes and is available to host workshops, conferences and corporate events. Fuel Cell Store is the leading market place for fuel cell stack, component, and hydrogen storage manufacturers to unite with consumers and is an attractive source for hydrogen and fuel cell industry activity and direction.

Hydrality™

Hydrality™ is a complex reactor system that stores and delivers hydrogen on-demand using magnesium compounds and water. The EPC/Hydrality technology, which was initially developed in conjunction with NASA’s Jet Propulsion Laboratory (JPL) and subsequently advanced by Arizona State University, Green Mountain Engineering and Airboss Aerospace, Inc. continues to have promise for a variety of commercial applications. While we initially sought to design and license a cost efficient Hydrality system for use in motorized vehicles and industrial equipment, we have identified several additional and promising applications for Hydrality that include stationary applications for remote power, back-up power systems, and large scale industrial and utility use.

Products

We currently offer the following products:

•	Energy engineering services (hydrogen, solar, battery, coal gasification, energy delivery infrastructure)
•	eTec’s Minit-Charger fast-charge systems for material handling and airport ground support equipment
•	Charging systems (Level 2 & 3) for on-road grid-connected electric vehicles
•	Energy engineering services (hydrogen, solar, battery, coal gasification, energy delivery infrastructure, etc.)
•	eTec Bridge Power Manager (BPM) systems
•	Hydrogen internal combustion engine (HICE) vehicle conversions
•	Industrial battery systems
•	Solar panel production
•	Specialty solar solutions

•	Specialty thin-sealed lead battery products
•	Various proprietary solar products for consumer, emergency response programs and remote power systems.
•	Third-party hydrogen and education related products
•	EV Microclimate Program

Minit-Charger

On July 29, 2008, eTec announced the launch of the new eTec Minit-Charger SC battery fast-charging system. Approved by Underwriters Laboratories Inc. (UL), the SC Charger utilizes Minit-Charger’s patented advanced algorithm technology to provide a lighter, compact and a more cost-effective fast-charging system that serves a variety of material handling equipment applications. The SC Charger is a high-frequency, single-connector charger designed for medium and heavy duty applications. Providing up to 250 amps of output, the SC Charger can fast-charge battery systems of 36 volts or lower four times faster than convention charger. The SC Charger features a light and compact design that allows for the system to be pole or wall mounted in order to save valuable floor space and allows better cable management. The SC Charger also features advanced data collection capabilities, including the patented Minit-Trak™ fleet and system data management system, which provides the most comprehensive performance evaluation of a battery’s state-of-health and state-of-charge and automatically adjusts its charging rates to increase and maximize battery life.

Charging Systems

On July 22, 2008, ECOtality’s eTec announced it has launched a Plug-in Hybrid Electric Vehicles (PHEVs) Grid Interaction Project to demonstrate and evaluate bi-directional fast-charging operations for PHEVs in conjunction with smart grid technologies for facility energy management. Funded by the USDOE through Idaho National Laboratory (INL) and supported by project partner V2Green, the project will demonstrate eTec’s ability to fast-charge a PHEV in 10 minutes and will analyze the benefits and costs of using the energy storage capability of PHEVs to provide energy back to a smart metered electric grid system. Pairing the eTec Minit-Charger fast-charge system with utility smart meter interconnections, the PHEV Grid Interaction Project will demonstrate and evaluate a bi-directional fast-charge system capable of both fast-charging a PHEV in 10 minutes and supplying the stored energy of a PHEV back to a smart grid. The project utilizes V2Green’s smart grid technology to enable charging facilities (home or business) to communicate and adaptively control the flow of energy between the fast-charged PHEVs and the grid. Better energy consumption management results from vehicles recharging during off-peak periods and providing stored energy back to the grid during periods of peak-demand. The project will also evaluate the impact of bi-directional fast-charging on PHEV battery life and performance as PHEVs involved in the project will be subject to strenuous charge-discharge cycles as each vehicle will be operated for a total of 5,440 miles.

Bridge Power Management

On May 28, 2008, eTec announced the launch of the eTec Bridge Power Manager (BPM) that allows for eTec Minit-Charger’s fast-charge systems for electric ground support equipment (eGSE) to share power with existing 480VAC supply circuits at airport terminal gates and jetway bridges. The eTec Bridge Power Manager significantly reduces infrastructure transition and conversion costs by utilizing existing 480VAC gate power supply circuits that are typically used only when a jetway bridge is aligning with a plane. The BPM decreases power to Minit-Charger fast charge systems when a jetway bridge is in use, then returns to full power once the bridge is aligned. Up to four fast charge ports can operate from each existing bridge supply with no impact to the airport operations. By eliminating the need for new supply circuits, the BPM substantially reduces transition costs as it provides a solution for the lengthy time needed to design and construct new power circuits at an airport. As electric ground support equipment has been shown to reduce annual fueling costs by 70 to 80% and total operating costs by 30 to 40% (when compared to internal combustion engine ground support equipment that operates on gasoline or diesel fuel), the BPM additionally increases efficiency by saving time and electricity by allowing electric GSE fleets to recharge at the site of operation.

EV Microclimate Program

In January 8, 2009 ECOtality announced the EV Microclimate Program An integrated turnkey program that provides a blueprint for a comprehensive Electric Vehicle infrastructure system.  As part of this program ECOtality works with all relevant stakeholders to ensure an area is prepared for consumer adoption of electric transportation.  The implementation of an EV Micro-Climate includes physical charge infrasture installations at residential, commercial and public locations, as well as comprehensive regulatory, public awareness and marketing programs to support the various value chains associated with a n EV Micro-Climate.  As part of the process, ECOtality will assist the automotive manufactures with the installation of home charging systems in car owners’ homes (or in public areas) in advance of vehicle delivery, as well as install fast charging systems in strategic locations (ie fuel stations, grocery stores, shopping areas).

Customers

We have a strong base of commercial, industrial, institutional, governmental, and utility customers. As the transition to renewable clean energy continues to advance, we believe that our positioning within the commercial sector gives us an advantage over companies who focus on consumer products or distribution. Our customer base includes many Fortune 500 companies, colleges and universities, international research institutes, major electric utilities, the Department of Energy, the Department of Transportation, major industry research consortiums, regional government organizations, vehicle manufacturers and original equipment manufacturers (OEM). By providing testing and engineering services, as well as being a product provider, we are on the cutting edge of technology and product development for the production, storage and delivery of renewable energy sources, which allows us to develop innovative products and solutions for industry and government needs. Our customers use our products in industrial applications and for OEM applications.

We believe that commercial/industrial entities will be the early users of clean electric and renewable energy technologies and products, precipitated by regulatory, financial, employee, and customer pressures. While we continue to achieve growth in the sale of fast-charge products for material handling and airport applications, we have identified an emerging new market for our fast-charging products for on-road electric vehicles. We are currently targeting large international retailers, property management firms, major utilities, traditional fuel providers and other commercial entities as potential on-road vehicle fast-charge customers.

Manufacturing

We have through our wholly-owned subsidiary Portable Energy De Mexico S.A.De C.V., manufacturing facilities in Tijuana, Mexico operated under a “maquilladora”  program for the production of solar and battery products. The facility is highly labor-intensive. We have a high-value assembly operation in Phoenix, Arizona. Additionally, we have manufacturing agreements with third parties in Canada and China.

If  needed, we have the ability to substantially expand our Mexican operations as well as our high-value manufacturing capability in Phoenix, Arizona. We are planning for new leased facilities in Mexico and Arizona to handle our anticipated growth. Part of our strategic growth plan would include more mechanized production systems, inclusive of International Organization for Standardization (ISO) quality and environmental certifications. Should the market for on-road grid-connected vehicles continue to expand, we anticipate a tremendous increase in market demand for electric vehicle supply equipment (EVSE) by 2012. As the market for EVSE enters a growth phase, the manufacturing capabilities in Mexico and Phoenix may need to be expanded through the lease or purchase of additional adjacent buildings that will allow us to increase manufacturing capacity to meet the appropriate levels of market demands

Research and Development

We devoted a large percentage of our 2007 research and development expenditures to the Hydrality project. This expenditure was with third-party technology and engineering partners including NASA’s Jet Propulsion Laboratories (JPL) and others, we have determined that we will reduce our technology research and development expenditures at levels in-line with traditional operating technology companies based upon a reasonable percentage of revenues.

We have also determined that the vagaries of the hydrogen industry, the advancement of other renewable technologies to the commercial forefront, and the potentially long and expensive road to commercialization and profitability for hydrogen technologies necessitate that we prudently scale back our hydrogen research and development expenditures as indicated above, and proceed only on the basis of joint development projects with third-parties or significantly subsidized development with potential licensees or federal grants.

This shift to joint development projects and the scaling back on our hydrogen research and development expenditures  is clearly reflected in our 2009 operating results. The most significant research and development expenditures for 2008 relate to final payments on Hydrality- related projects initiated in 2007 that were scheduled for completion in the first half of 2008.

Sales and Marketing

We are actively marketing all of our companies and products under the ECOtality brand as well as under their historic brand names. We are striving to build a strong corporate identity as a “leader in clean electric transportation and storage technologies”. This corporate branding of group products is an important part of our strategy to provide individual and integrated electro-centric products and solutions. Product marketing is handled on a divisional and subsidiary level, with cross-marketing efforts to be a key element of the corporate marketing program. Corporate marketing and overall brand management, investor relations and group representation is handled out of our corporate headquarters in Tempe, Arizona.

The majority of our products and services are sold directly on a business-to-business basis. ECOtality Stores conducts sales operations through the internet of hydrogen fuel cell products and educational kits and systems.

Government Regulation

The energy industry is highly regulated. Several states in the U.S. along with Canada and various countries in Europe and Asia have adopted a variety of government subsidies to allow new renewable sources of energy and technologies to compete with conventional fossil fuel based sources. Government grants for research and development are often the precursors to the acceptance of and government incentives for new clean technologies. We closely track government policy and strategy as it relates to renewable and clean tech energy. Our eTec subsidiary has a large portfolio of DOE contracts and is in regular contact with leaders of U.S energy and technology policies.

President Barack Obama and his Administration continue to be strong proponents of grid-connected vehicles and supporting infrastructure. Solid evidence of this commitment can be found in the provisions of the Recovery Act. In a December 2009 report to the President, Vice President Joe Biden wrote, “The energy components of the Recovery Act represent the largest single investment in clean energy in American history… The Recovery Act investments of $80 billion for clean energy will produce as much as $150 billion in additional clean energy projects.” The Vice President also referenced the EV Project when he wrote, “We are also building the infrastructure to support these vehicles including construction of more than 10,000 charging locations in more than twelve cities.”

We believe that the Obama Administration will continue to help advance the electric transportation technologies and to provide ongoing substantial funding opportunities to establish and advance renewable energy infrastructure, electric grid enhancements, and physical infrastructure to support this new method of transportation.  At the very least, substantial tax incentives and rebates are offered for the purchase and use of reduced emissions vehicles, for which all grid-connected vehicles currently apply, that are designed to support consumer adoption.  With our strong focus on electric transportation infrastructure, grid-connected vehicles, and renewable energy technologies, we believe the focus by the Obama Administration will continue to provide robust funding opportunities for us and our core technologies.

eTec’s portfolio of battery-charging and fast-charging systems may be subject to regulation under the 2002 National Electric Code (“NEC”), which is a model code adopted by the National Fire Protection Association that governs, among other things, the installation of charging systems.  Accordingly, any of our systems installed in a jurisdiction that has adopted the 2002 NEC must be installed in accordance with Article 692. Additionally, standards are being devised by the Society of Automotive Engineers (SAE) for the connection and communications standards between battery charging systems and grid-connected vehicles.  Our eTec subsidiary occupies leadership positions on both the SAE’s Level 2 and Level 3 (fast-charging) committees. We expect all of our electric vehicle supply equipment (EVSE) to comply with the necessary SAE standards and specifications.

The Federal Bayh-Dole Act requires the California Institute of Technology (CalTech- operators of NASA’s JPL) to grant to the Federal government a worldwide, non-exclusive, non-transferable, irrevocable, paid-up license in connection with any invention developed under the Hydrality license agreement.  Therefore, under this provision, the Federal government would have a license to use each subject invention for NASA-related applications and for other applications of the Federal government.

The Federal government also retains “March-in Rights, ” which would allow the Federal government to grant licenses to others if:  (1) we do not “achieve practical application” of a subject invention (i.e. commercialize the technology); (2) such action is necessary to alleviate health or safety needs that are not reasonably satisfied by us; (3) such action is necessary to meet requirements for public use specified by federal regulations and such requirements are not reasonably satisfied by us; or (4) such action is necessary because we and/or our sub licensees are manufacturing patented products outside of the United States.  We believe that the Federal government is not likely to exercise its March-in Rights with regard to any of our patented technology because March-in Rights have rarely, if ever, been invoked by the Federal government since the Bayh-Dole Act was enacted in 1980. However, we cannot assure you that the Federal government will not invoke its March-in Rights against us in the future.

General Competition

While many of our individual technologies and products do have direct market competition, we are aware of no other entity that has consolidated its products and technology offerings to extend to such diverse renewable energy market segments.

As competition in the renewable energy sectors  intensifies, the potential competition for each of the individual products and technologies that we offer  ranges from development stage companies to major domestic and international companies, many of which have financial, technical, marketing, sales, manufacturing, distribution and other resources that are significantly greater than ours.

Fast-Charge Competition

The eTec SuperCharge and Minit-Charger systems (consolidated under the eTec Minit-Charger brand) are designed for material handling applications, airport ground support equipment and electric vehicles. We believe that the principal competitive factors in the markets for our battery fast charging products and services include product performance, features, acquisition cost, lifetime operating cost, including maintenance and support, ease of use, integration with existing equipment, quality, reliability, customer support, brand and reputation.

The primary direct competitors to the Minit-Charger systems are other fast-charge suppliers, including AeroVironment, Inc., Aker Wade Power Technologies LLC, Power Designers, LLC, and C&D Technologies, Inc. Some of the major industrial battery suppliers have begun to align themselves with fast charge suppliers, creating a potentially more significant source of competition. In addition, the eTec SuperCharge and Minit-Charger systems compete against the traditional method of battery changing. Competitors in this area include suppliers of battery changing equipment and infrastructure, designers of battery changing rooms, battery manufacturers and dealers who may experience reduced sales volume because the Minit-Charger  fast charge system reduces or eliminates the need for extra batteries.

Electric Vehicle Infrastructure Competition

Electric vehicle infrastructure refers to companies that provide electric vehicle supply equipment (EVSE) and services that support grid-connected vehicles. From a product standpoint, this would primarily include the physical charging system hardware and integrated software requirements. While the market is still in its relative infancy, competing firms that have publically announced intentions to enter this market include Better Place, Coulomb Technologies, AeroVironment, Inc., Aker Wade Power Technologies, LLC, Delta-Q Technologies and Elektromotive (UK). We are unaware of any competitor with comparable actual experience in installing EV infrastructure in North America. Additionally, we are unaware of any competitors that are actively engaged in extensive consulting operations for major automotive OEMS, utilities, governmental organizations, research institutes, or industry and trade groups.

Solar Competition

The market for solar electric power technologies is competitive and continually evolving. Innergy’s solar products compete with a large number of competitors in the solar power market, including BP Solar International Inc., Evergreen Solar, Inc., First Solar Inc., Kyocera Corporation, Mitsubishi Electric Corporation, Motech Industries Inc., Q-Cells AG, Sanyo Corporation, Sharp Corporation, SolarWorld AG and Suntech Power Holdings Co., Ltd. Many of these companies have established strong market positions, greater name recognition, a more established distribution network and a larger installed base of customers. Some competitors also have more available capital and significantly greater access to financial, technical, manufacturing, marketing, sales, distribution, management and other resources than we do. Many of our competitors also have well-established relationships with our current and potential suppliers, resellers and their customers and have extensive knowledge of our target markets. As a result, our competitors may be able to devote greater resources to the research, development, promotion and sale of their products and respond more quickly to evolving industry standards and changing customer requirements than we can.

In addition to intense market competitors, universities, research institutions and other companies have brought to market advanced and alternative technologies such as thin films and concentrators, which may compete with our technology in certain applications. Furthermore, the solar power market in general competes with other sources of renewable energy and conventional power generation.

The principal elements of competition in the solar systems market include technical expertise, experience, delivery capabilities, diversity of product offerings, financing structures, marketing and sales, price, product performance, quality and reliability, and technical service and support. We believe that we compete favorably with respect to each of these factors, although we may be at a disadvantage in comparison to larger companies with broader product lines and greater technical service and support capabilities and financial resources.

Hydrality Competition

Hydrality is a complex reactor system that is currently in developmental stages and stores and delivers hydrogen on-demand using magnesium compounds and water. As Hydrality provides an alternative method of storage and delivery of hydrogen, it competes with current suppliers of delivered hydrogen and with other manufacturers of on-site hydrogen generators. Competitors in the delivered hydrogen market include Airgas, Inc., Air Liquide, Air Products and Chemicals, Inc., Linde AG, Praxair Technology, Inc., and Distributed Energy Systems Corporation. Hydrality will also compete with older generations of electrolysis-based hydrogen generation equipment sold by Hydrogenics Corporation, Statoil Hydro, Teledyne Energy Systems, Inc., and other companies. We believe that many of these current hydrogen creation, storage and delivery methods are bulky, unreliable, expensive, energy inefficient, contain hazardous materials, or require the assistance of mechanical compressors to produce hydrogen at high pressures.

There are a number of companies located in the United States, Canada and abroad that are developing Proton Exchange Membrane (PEM) fuel cell technology. These companies include Ballard Power Systems Inc., General Motors Corporation, Giner, Inc., Honda Motor Company, Toyota Motor Corporation, SANYO Electric Co., Ltd., IdaTech LLC, Hydrogenics Corporation, Nuvera Fuel Cells, Plug Power Inc. and United Technologies Corporation. Although we believe these companies are currently primarily targeting vehicular and residential applications, they could decide to enter the hydrogen generation and backup power markets we address. We may also encounter competition from companies that have developed or are developing fuel cells based on non-PEM technology, as well as other distributed hydrogen generation technologies.

Retail Fuel Cell Competition

Fuel Cell Store has active operations in the United States, Japan, Russia, Italy, and Portugal, and is an online retailer (e-commerce) that develops, manufacturers, and sells a diverse and comprehensive range of fuel cell products. We believe that the principal competitive factors in the retail fuel cell and e-commerce markets include breadth of product offerings, product quality, product availability, distribution capabilities, internet rankings, ease of use of the website, customer service, technical support, brand and reputation.

The primary direct competitors to Fuel Cell Store are fuel cell manufacturers, and other fuel cell e-commerce sites. Fuel cell manufacturers that sell products directly to consumers include Heliocentris Fuel Cells AG, Horizon Fuel Cell Technologies, Ltd., BCS Fuel Cells, Inc., Electrochem, Inc., and Fuel Cell Scientific, LLC. New e-commerce sites that are coming online in the U.S. and abroad and are duplicating the Fuel Cell Store format and sourcing from similar vendors are providing growing competition. These companies include GasHub Technology, JHT Power, H-Tech, Inc., Element-1 Power Systems, and miniHYDROGEN. Other renewable technologies, including solar and wind, as well as advanced batteries and conventional fossil fuel technologies are also competing technologies for fuel cells.

Intellectual Property

Our success depends, in part, on our ability to maintain and protect our proprietary technology and to conduct our business without infringing on the proprietary rights of others. We rely primarily on a combination of patents, trademarks and trade secrets, as well as employee and third party confidentiality agreements, to safeguard our intellectual property. As of December 31, 2008, in the United States we held three patent applications and 16 issued patents, which will expire at various times between 2010 and 2021. We also held two PCT patent applications, two Canadian patent applications, one Japanese patent application, one European patent application, 11 issued Canadian patents, four issued Japanese patents, seven issued European patents, and one issued Australian patent. Our patent applications and any future patent applications, might not result in a patent being issued with the scope of the claims we seek, or at all and any patents we may receive may be challenged, invalidated, or declared unenforceable. We continually assess appropriate occasions for seeking patent protection for those aspects of our technology, designs and methodologies and processes that we believe provide significant competitive advantages. Our patents and patent applications generally relate to our hydrogen, battery charging, and thin-cell battery technologies.

In May 2006, CalTech filed a provisional patent application on the hydrogen technology being developed pursuant to a task plan between ECOtality and Jet Propulsion Laboratory (“JPL”), a Federally Funded Research and Development Center for the National Aeronautics and Space Administration (“NASA”).  The California Institute of Technology (“CalTech”) is the operator of JPL and assignee of its patent and technology rights.  On May 7, 2007, a non-provisional patent application was filed by Stinson Morrison Hecker LLP in the name of California Institute of Technology as assignee and ECOtality, Inc. as exclusive licensee of the technology, for a Method and System for Storing and Generating Hydrogen, claiming priority from a provisional application filed by CalTech on May 8, 2006  The details of the patent application and invention are confidential until publication or issue, which did not occur prior December 31, 2008. The patent application is generally directed towards the hydrogen reactor design that has been under development.

On June 12, 2006, we entered into a License Agreement with California Institute of Technology, which operates JPL, whereby we acquired certain exclusive licensed patent and/or patent applications rights and improvement patent rights related to research performed under the JPL Task Plan No. 82-10777, as well as a nonexclusive licensed technology rights developed as a result of the Task Plan.  The license agreement with CalTech relates to CalTech’s rights to patents and technology based on inventions that are:  (a) identified in the license agreement, (b) developed under the development agreement with JPL, (c) related to electric power cell technology developed at JPL with the involvement of our personnel, or (d) funded, in whole or in part, by us (the “CalTech Rights”).  As partial consideration paid in connection with the License Agreement, we issued 97,826 shares of our common stock to CalTech with a fair market value of $84.00 per share, based upon the closing price of our common stock on June 12, 2006, for a total aggregate value of $8,217,391.  Furthermore, we are obligated to pay an annual maintenance fee of $50,000 to CalTech, beginning on June 12, 2009, continuing until the expiration, revocation, invalidation or unenforceability of the last exclusively licensed patent rights or improvement patent rights.  The License Agreement carries a perpetual term, subject to default, infringement, expiration, revocation or unenforceability of the License Agreement and the licenses granted thereby.

eTec’s primary product line consists of the Minit-Charger line of battery fast-charge systems. The Minit-Charger brand is the result of a consolidation of the two leading fast-charging technologies: eTec SuperCharge™ and Edison Minit-Charger. Prior to rebranding all eTec fast-charge systems under the Minit-Charger brand, eTec held exclusive patent rights to the flagship product line, eTec SuperCharge™ - battery fast-charge systems that allow for rapid charging while generating less heat and promoting longer battery life than conventional chargers. The eTec SuperCharge technology was licensed to eTec from Norvic Traction in 1999. The eTec SuperCharge system was specifically designed for airport ground support equipment, neighborhood and on-road electric vehicle, and marine and transit system operations. Since the acquisition of the technology, eTec has made considerable engineering and product advancements and is currently a leader in providing these clean electric fast-charging technologies to airports throughout North America.

In 2007, we acquired the Minit-Charger business of Edison Source, a division of Edison International . The core Minit-Charger technology allows for material handling equipment to convert to electric power systems that can be charged quickly, conveniently and efficiently, thereby eliminating the need for propane or diesel-powered equipment or for backup batteries and costly change-out operations required with traditional straight-line charging In March of 2008, all eTec fast-charging products, including the eTec SuperCharge product line, were consolidated under the eTec Minit-Charger brand. By unifying the underlying fast-charging technologies under a single engineering, manufacturing and sales entity (eTec Minit-Charger), we are better able to streamline our operations and sales and marketing efforts.

With respect to, among other things, proprietary know-how that is not patentable and processes for which patents are difficult to enforce, we rely on trade secret protection and confidentiality agreements to safeguard our interests. We believe that many elements of our products and manufacturing process involve proprietary know-how, technology, or data that are not covered by patents or patent applications, including technical processes, equipment designs, algorithms and procedures. We have taken security measures to protect these elements. All of our research and development personnel have entered into confidentiality and proprietary information agreements with us. These agreements address intellectual property protection issues and require our employees to assign to us all of the inventions, designs and technologies they develop during the course of employment with us. We also require our customers and business partners to enter into confidentiality agreements before we disclose any sensitive aspects of our solar cells, technology, or business plans.

Employees

As of June 1, 2010, we had 96 employees, including 13 in manufacturing and the rest in research and development, sales and marketing, and general and administration positions. None of our employees are represented by labor unions or covered by a collective bargaining agreement other than our employees in our wholly owned subsidiary in Mexico. As we expand domestically and internationally, however, we may encounter employees who desire union representation. We believe that relations with our employees are good.

DESCRIPTION OF PROPERTIES

Our primary property consists of office and manufacturing facilities to support our operations. On March 1, 2010, we entered into a lease for a new corporate headquarters in Tempe, Arizona.  This lease is for a term of 68 months for 4,441 square feet.  For the first 8 months, rent was abated and all tenant improvements were funded by the landlord.  The first 20 months of the lease call for monthly payments starting in month 9 of $10,177 based on an annual rate of $27.50 per square foot.  Future monthly rates are as follows:  Month 21 - 32 ($28.00 per sf.), Month 33-44 ($28.50 per sf.), Month 45-56 ($29.00 per sf.), Month 57-68 ($29.50 per sf.).

Our other facilities are summarized in the following table:

Type	Location	Ownership	Approximate Square Feet
Office	Scottsdale, AZ	Owned	1,700
Manufacturing/Office	Phoenix, AZ	Leased	2,350
Manufacturing/Office	Phoenix, AZ	Leased	7,500
Manufacturing/Office	Phoenix, AZ	Leased	3,650
Manufacturing/Office	Phoenix, AZ	Leased	15,000
Manufacturing/Office	San Diego, CA	Leased	5,400
Manufacturing/Office	Tijuana, Mexico	Leased	19,000
Office	Brisbane, Australia	Leased	300

We purchased the office building that previously served as our corporate headquarters and which is located in Scottsdale, Arizona, on January 16, 2007 for an aggregate price of $575,615.  A total of $287,959 has been paid as of December 31, 2009 and a tax credit has been recorded in the amount of $156.  The remaining balance of $287,500 is structured as an interest-only loan, bears interest at a rate of 6.75% calculated annually, with monthly payments in the amount of $1,617 due beginning on February 16, 2007.  The entire principal balance of the loan is due on or before January 16, 2012.  The loan is secured by a deed of trust on the office building.

Our lease terms range from month to month through to 2013, with all terminating on or before May 30, 2013.

It is our belief that we are adequately insured regarding our leased and owned properties.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

Names:	Ages	Titles:	Board of Directors
Jonathan R. Read	53	Chief Executive Officer and President	Director
Barry S. Baer	66	Chief Financial Officer	Director
Donald Karner	58	Chief Executive Officer – Electric Transportation Engineering Corporation
Kevin Morrow	47	Vice President – Electric Transportation Engineering Corporation
Harold W. Sciotto	68	Secretary and Treasurer
E. Slade Mead	48		Director
Carlton Johnson	50		Director
Daryl Magana	41		Director
Jack Smith	41		Director
Dave Kuzma	64		Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are five seats on our board of directors, of which, one seat is currently vacant.

Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

Jonathan R. Read, Chief Executive Officer, President and Director

Mr. Read has been our Chief Executive Officer, President and a Director since February 2006. From 1976 to 1978, Mr. Read was a Regional Manager for Specialty Restaurant Corporation, operating a theme dinner house throughout California.  From 1979 to 1984, he was Managing Director for a group of international companies based in Malaysia, Indonesia and Singapore ranging from hospitality interests to manufacturing and real estate.  From 1984 until he sold that company in 1989, he was the Chairman and Chief Executive Officer of Shakey’s International, a worldwide restaurant chain with operations in the United States, Southeast Asia, Japan, South America, Mexico, Europe and the Caribbean.  In 1986, Mr. Read founded Park Plaza International (Park Inn International/ Park Plaza Worldwide) and served as Chairman and CEO from 1986 to 2003.  He expanded Park Plaza from four hotels into a global hotel group.  Mr. Read sold the companies to Carlson Hospitality and Golden Wall Investments in 2003 and was an investor for his own accounts until he joined us in February 2006.

Barry S Baer, Chief Financial Officer, Director

Colonel Barry S. Baer joined us as our Chief Financial Officer in December, 2006. He was the CFO at Obsidian Enterprises from February 2003 to March 2004, and at a number of manufacturing corporations including Max Katz Bag Company (March 2004 to the present), Apex Industries (August 2002 to December 2003) and Pharmaceutical Corporation of America (March 1993 to August 2002). Previously, he worked with the City of Indianapolis as its Director of Public Works.  Between June 2005 and December 2008, Mr. Baer served as a member of the State of Indiana Unemployment Insurance Board. Since October 2007, Colonel Baer has also served as CFO for Buck-A-Roo$ Holding Corporation.

He was a member of the U.S. Army from 1965 to 1992 ending his career as a Colonel. He received his certification as a Certified Public Accountant while serving on active duty in the Army. Colonel Baer’s military service includes Commander of an armored cavalry troop in Vietnam; Director of the Accounting Systems for the U.S. Army; Commander of the 18th Finance Group during Operation Desert Shield/Desert Storm in the first Gulf War and Deputy Chief of Staff for Resource Management for the Army Material Command.

Colonel Baer earned a BS (Accounting) and an MBA from the University of Colorado.  He devotes approximately 40% of his time to other business interests.

Donald Karner, Chief Executive Officer - Electric Transportation Engineering Corporation

Donald Karner has been Chief Executive Officer - Electrical Transportation Engineering Corporation since 1996.   From 1988 to 1989, Mr. Karner held the position of Chief Nuclear Officer for Arizona Public Service Company during the construction and commissioning of the 3800 MWe Palo Verde Nuclear Generating Station.  During this period Mr. Karner directed a staff of 3,000 and interfaced with and provided testimony for the multiple plant owners, the NRC, various State regulatory commissions and the financial community regarding plant matters. , Mr. Karner earned a B.S. in Electrical Engineering from Arizona State University in 1973 and an M.S. in Nuclear Engineering from the University of Arizona in 1974.

Kevin Morrow, Vice President - Electric Transportation Engineering Corporation

Kevin Morrow has been Vice President - Electric Transportation Engineering Corporation since. 1996. From January 1987 to September 1996 Mr. Morrow worked for the Salt River Project (SRP) in Phoenix, Arizona.  While at SRP, Mr. Morrow was responsible for overseeing their Electric Vehicle Program which included evaluating electric utility infrastructure impacts, evaluating and testing a fleet of electric vehicles utilizing fast charging methods and regular overnight charging, and managing SRP’s participation in the General Motors PrEView program conducted in Phoenix, Arizona that was the pre-curser to the market introduction of the GM EV1 electric vehicle.  Mr. Morrow is a member of the SAE AGE-2 Air Cargo & Aircraft Ground Equipment & Systems Committee, the Electric Power Research Institute Non-Road Advisory Committee and was past Steering Committee Member, National Infrastructure Working Council (IWC). Mr. Morrow earned a B.S. in Electrical Engineering from Arizona State University.

Harold W. Sciotto, Secretary and Treasurer

Mr. Sciotto has been our Secretary and Treasurer since March 2007. Mr. Sciotto was employed from June 1964 until his retirement in May 1993, by Sears Roebuck & Company in various sales and management positions.  These positions encompassed store sales and department management positions, such as store merchandise manager, district business manager for six states and store manager of three stores in Arizona.  His duties included sales, advertising, personnel management, financial statement preparation and accounting.  From 1989 through the present, Mr. Sciotto has also been an independent business consultant to various early-stage business ventures.  He was our Chief Executive Officer from April 2005 through February 2006, our Chief Financial Officer from February 2006 through December 2006 and a Director from December 2004 through October 2009.

Slade Mead, Director

Mr. Mead has been a Director since October 2007.  Since July 2009, Mr. Mead has been the Director of College Placement at the Trinity-Pawling School in Pawling, New York.  Mr. Mead also does some consulting work representing professional athletes.  Previously, Mr. Mead worked for Advantage International, a leading global sports management firm, where he ran the London office and represented several professional tennis and baseball players. Between 2002 and 2004, Mr. Mead was an Arizona State Senator where he served on the Appropriations, Government and Education (Vice-Chair) Committees.  With a deep commitment to education, Mr. Mead was voted the Arizona School Board Legislator of the Year (2003), Arizona Women’s Political Caucus Legislator of the Year (2004), and Arizona Career Technical Education Policy Maker of the Year (2004).  Mr. Mead remains very active in education and state politics as he ran for Arizona Superintendent of Public Instruction in 2006, and is a Court appointed School Board and Receiver Board member for the Maricopa Regional School District.  Mr. Mead holds a Yale Undergraduate and attended the University of Connecticut Law School.

Carlton Johnson, Director

Mr. Johnson has been a Director since October 2009.  Mr. Johnson has been In-House Legal Counsel of Roswell Capital Partners, a fund management company located in Alpharetta, GA since April 1996. His responsibilities include general corporate, securities law, business litigation, and corporate governance. Mr. Johnson has been a member of the Alabama Bar since 1986, the Florida Bar since 1988, and the State Bar of Georgia since 1997.  From 1993 to 1996 he served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned a degree in History/Political Science, with high honors, at Auburn University in 1982 and Juris Doctorate at Samford University – Cumberland School of Law, with high honors in 1986. He has served on the Board of Directors for Peregrine Pharmaceuticals Inc., a biopharmaceutical company located in Tustin, CA since 1999. He is the Chair of their Audit Committee, and has served in various positions for this biotech company including assisting in business development and licensing, financing and general corporate governance. Since 2001, Mr. Johnson has served on the Board of Directors of Patriot Scientific, Inc, an intellectual property licensing company located in Carlsbad, CA. He is Chair of the Compensation Committee and serves on the Audit Committee, as well as the Executive Committee and is Patriot Scientific Co-Chair to the holding company for intellectual property licensing and enforcement.

Daryl Magana, Director

Mr. Magana has been a Director since December 2009.  Mr. Magana is a Partner at Cybernaut Capital Management, a private equity firm with a focus on the China market. Mr. Magana joined Cybernaut in February of 2006 as Partner and Head of Global Operations.  In 2002, Mr. Magana Founded, and was Chairman and CEO of the China based consulting and technology firm SRS2.  Mr. Magana served as CEO of SRS2 until April of 2006, and continues to serve as Chairman.   In 1997, Mr. Magana founded Bidcom; one of the industry’s first Application Service Providers. BidCom was recognized by Fortune Magazine as one of 1999’s Top Ten Technology Companies. Mr. Magana is a respected technology expert and innovative web-pioneer featured in numerous conferences, major business publications, television and radio broadcasts and has served as guest lecturer at several Universities including Harvard and Stanford. Mr. Magana attended the University of San Francisco.

Jack Smith, Director

Mr. Smith has been a Director since December 2009.  Mr. Smith invented and co-founded Hotmail and served as the company’s Chief Technology Officer prior to it being acquired by Microsoft in 1997. After Hotmail’s acquisition, Mr. Smith focused on advanced infrastructure design as a general manager at Microsoft. Mr. Smith next served as co-founder and CEO of Akamba Corporation where he invented and marketed the first Web server accelerator card that boosted server performance by 300 percent. From 2001 until September 2007, Mr. Smith seed funded, advised, and/or directed early stage tech startup companies. One such company was Ironport Systems, into which he invested and where he served on its board from 1999 to 2006, prior to its acquisition by Cisco. Mr. Smith has been a Director since 2004, and the CEO of Proximex Corporation since September 2007 and has successfully developed Proximex’s leadership margin in the physical security information management market. Mr. Smith co-founded Valley Inception, LLC in December 2008 which makes seed investments in early stage companies and provides marketing, public relations, and project management services for equity. His earlier background includes semiconductor design as an engineer and various technical positions at Apple Computer and FirePower Systems, a subsidiary of Canon Computer Systems.

Dave Kuzma, Director

Mr. Kuzma has been a Director since December 2009.  Mr. Kuzma has been retired since 1999.  Previously, Mr. Kuzma was the president of Sempra Energy Resources, based in San Diego California.  Sempra is a diversified energy company involved in electric generation, oil and gas drilling, pipelines and gas processing. Prior to Sempra Energy, Mr. Kuzma was Chief Financial Officer and treasurer of Enova Corporation, which is the parent company of San Diego Gas & Electric (SDG&E) and several other US-based subsidiaries, for which he also served as CFO/Treasurer. He also served as the Chief Financial Officer and Senior Vice President at Florida Progress Corporation. Mr. Kuzma began his career as an auditor for Price Waterhouse, after which he joined Consolidated Natural Gas Company of Pittsburgh. There he held the positions of Manager of Finance, Director of Internal Auditing, Assistant Treasurer, Finance Treasurer and Vice President and General Manager during his 20-year career with the company.  Mr. Kuzma is a Certified Public Accountant.

Audit Committee

Our Audit Committee currently consists of David Kuzma, Carlton Johnson and Daryl Magana, with Mr. Kuzma elected as Chairman of the Committee. Our Board of Directors has determined that all of the members are “independent” as that term is defined under applicable SEC rules and under the current listing standards of the NASDAQ Stock Market. Mr. Kuzma is our audit committee financial expert.

Our Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent auditors, (ii) appointing, replacing and discharging the independent auditor, (iii) pre-approving the professional services provided by the independent auditor, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditor, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent auditor. Our Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the SEC.

Compensation Committee

Our Compensation Committee currently consists of David Kuzma, Jack Smith, Slade Mead and Daryl Magana, with Mr. Kuzma elected as Chairman of the Committee. Our Board of Directors has determined that all of the members are “independent” under the current listing standards of the NASDAQ Stock Market. Our Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee.

Our Compensation Committee has responsibility for assisting the Board of Directors in, among other things, evaluating and making recommendations regarding the compensation of our executive officers and directors, assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy, producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC, periodically evaluating the terms and administration of our incentive plans and benefit programs and monitoring of compliance with the legal prohibition on loans to our directors and executive officers.

Code of Ethics

We have not adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership and changes in beneficial ownership of our securities with the SEC on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.  Based solely on review of the copies of such forms furnished to us, or written representations that no reports were required, we believe that for the fiscal year ended December 31, 2009, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer, two other highest paid executive officers and two non-executive officers whose total annual salary and bonus exceeded $100,000 for fiscal years 2009 and 2008.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Johnathan R Read	2009	390,884	75,000		3,731,778	(1),(2)							4,197,662
CEO and President	2008	337,224					55,168	(3)					392,392

Harold W. Sciotto	2009	120,000											120,000
Secretary and Treasurer	2008	120,000											120,000

Barry S. Baer	2009	143,844	39,375		27,500	(4)							210,719
Chief Financial Officer	2008	142,908											142,908

Donald B. Karner	2009	262,500	600,000	(5)							8,083	(6)	870,583
CEO, eTec Subsidiary	2008	250,001									8,750	(6)	258,751

Kevin P. Morrow	2009	170,833	400,000	(5)							9,800	(6)	580,633
Exec. VP eTec Subsidiary	2008	132,150									6,000	(6)	138,150

Notes:

(1) On September 30, 2009, triggering conditions were met under the management incentive plan resulting in the grant of an equity award to Mr. Read valued at $8.1MM. This award, originally stated in terms of warrants was never issued, was subsequently revised and reduced, with final grant and award of 673,505 shares of our common stock being granted to Mr. Read on January 15, 2010, with final issuance of the shares on January 27, 2010. The value of the final award was calculated at the time of the issuance of the shares on January 27, 2010. The share price on that date was $5.50 for total compensation of $3,704,278.

(2) On July 28, 2009 we issued 4,167 (post-Reverse Split) shares of our common stock to Mr. Read as compensation for services valued at $27,500, calculated at $6.60 using the Black Scholes Option Calculator.

(3) On November 1, 2007 we granted 33,333 (post-Reverse Split) options to acquire shares of our common stock to Mr. Read as additional incentive compensation for services, the first 16,667 options vested on November 1,2007 and were valued at $281,300 calculated at $16.878 per share using the Black Scholes Option Calculator. The second 16,666 options vested on November 1, 2008. The portion of these options earned in 2007 was valued at $14,442, calculated at $10.398 using the Black Scholes Option Calculator, the remainder of the options were earned in 2008 and were valued at $55,168, calculated monthly resulting in a weighted average value per share of $6.618 using the Black Scholes Option Calculator.

(4) On July 28, 2009 we issued 4,167 (post-Reverse Split) shares of our common stock to Mr. Baer as compensation for services valued at $27,500, calculated at $6.60 using the Black Scholes Option Calculator.

(5) On September 30, 2009, triggering conditions were met under the management incentive plan resulting in the payment of a cash award on December 22, 2009 to Don Karner of $600,000 and to Kevin Morrow of $400,000.

(6) Employer match for 401K contributions.

Employment Agreements with Executive Officers

Jonathan Read

In April 2009, we entered into a two-year employment agreement with Mr. Read to serve as our Chief Executive Officer. In October 2009, the agreement was amended to increase the term of the employment agreement until October 31, 2011. Pursuant to the agreement, Mr. Read receives an annual salary of $300,000.  Mr. Read is reimbursed up to $1,000 per month for automobile expenses. Additionally, he is entitled to participate in any and all benefit plans, from time to time, in effect for executives, along with vacation, sick and holiday pay in accordance with our policies established and in effect from time to time. In the event that Mr. Read’s employment is terminated by us without cause (as defined in the agreement) or by Mr. Read for good reason (as defined in the agreement), Mr. Read is entitled to the continuation of payment of annual salary until the end of the term of the employment agreement.

Amendments made on May 15, 2009 and October 31, 2009 to certain outstanding Debentures contained management incentives providing for the issuance of securities subject to our achievement of certain performance targets. Our performance target for 2009 was to secure executed stimulus contracts valued at $20,000,000 or more on or before October 1, 2009, which was achieved.  As a result of these stimulus contracts, Mr. Read received a bonus of 673,506 shares of our common stock for achieving the first management incentive target.

Equity Incentive Plan

In January 2007 we adopted, subject to stockholder approval, an equity incentive plan which provides for the grant of options intended to qualify as “incentive stock options” and “non-statutory stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986 together with the grant of bonus stock and stock appreciation rights at the discretion of our Board of Directors.  Incentive stock options are issuable only to our eligible officers, directors and key employees.  Non-statutory stock options are issuable only to our non-employee directors and consultants.

The plan is administered by our Board of Directors.  Currently, we have 6,100,000 shares of common stock reserved for future issuance upon the exercise of stock options granted under the plan.  Under the plan, the Board of Directors determine which individuals will receive options, grants or stock appreciation rights, the time period during which the rights may be exercised, the number of shares of common stock that may be purchased under the rights and the option price.

With respect to stock options, the per share exercise price of the common stock may not be less than the fair market value of the common stock on the date the option is granted.  No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of our stock is eligible to receive incentive stock options under the plan unless the option price is at least 110% of the fair market value of the common stock subject to the option on the date of grant.  The option price for non-statutory options is established by the Board and may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant.

No options may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option may only be exercisable by the optionee.  Options may be exercised only if the option holder remains continuously associated with us from the date of grant to the date of exercise, unless extended under the plan grant.  Options under the plan must be granted within ten years from the effective date of the plan and the exercise date of an option cannot be later than five years from the date of grant.  Any options that expire unexercised or that terminate upon an optionee’s ceasing to be employed by us will become available once again for issuance.  Shares issued upon exercise of an option will rank equally with other shares then outstanding.

Option/SAR Grants in Last Fiscal Year

None.

Outstanding Equity Awards at Fiscal Year-End Table.

Option Awards							Equity Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number or shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Johnathan R. Read	16,667	-	-	$2.40	11/1/2018	(1)	-	-	-	-
CEO and President	16,667	-	-	$16.80	11/1/2017	(1)	-	-	-	-

Barry S. Baer Chief Financial Officer	8,333	-	-	$11.40	12/31/2012	(2)	-	-	-	-

Notes:

(1) On November 1, 2007 we granted 33,334 options to acquire shares of our common stock to Mr. Read as additional incentive compensation for services, the first 16,667 options vested on November 1, 2007 and were valued at $281,300 calculated at $16.8777 per share using the Black Scholes Option Calculator. The second 278 options vested on November 1, 2008. The portion of these options earned in 2007 was valued at $14,442, calculated at $l0.398 using the Black Scholes Option Calculator, the remainder of the options were earned in 2008 and were valued at $55,l68, calculated monthly resulting in a weighted average value per share of $6.618 using the Black Scholes Option Calculator.

(2) On December 31, 2007 we issued 8,333 options to acquire shares of our common stock to Mr. Baer as compensation for services valued at $86,650, calculated at $10.3984 using the Black Scholes Option Calculator.

Director Compensation

Our directors are elected by the vote of a majority in interest of the holders of our voting stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Directors received compensation for their services for the fiscal year ended December 31, 2009 as set forth below:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash $		Stock Awards $	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation $	Total $

E. Slade Mead	$12,000	(1)	-	-	-	-	$12,000
Jerry Y.S. Lin	$35,000	(2)	-	-	-	-	$35,000

	$47,000		-	-	-	-	$47,000
(1) E. Slade Mead serves as a member of the Board of Directors and is compensated at a rate of $1,000 per month to cover his travel expenses and time for attending meetings and managing correspondence.

(2) Jerry Y.S. Lin served as a Director through November 1, 2009 and was compensated at a rate of $3,500 per month to serve as both a member of the Board of Directors, as well as our technology liaison. This compensation covered his travel expenses and time for attending meetings and managing correspondence.

Dr. Lin’s responsibilities as our technology liaison included the following:

a.      Maintain currency in the field of hydrogen research and development and ensuring we stay abreast of developments in this field.

b.      Maintain currency in the commercialization of hydrogen based energy/storage products and advising us on the appropriateness of performing further work to commercialize products for which we own or have the license to the intellectual property.

c.      Oversee the development or commercialization of any of our hydrogen related products.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, during the last two fiscal years, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common or preferred stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

On August 29, 2008, Mr. Donald Karner, one of our directors, and Kathryn Forbes agreed to provide us a line of credit for up to $650,000. This Line is secured by a second position on receivables (junior to previously issued debentures). During the nine months ended September 30, 2008, $300,000 was advanced by Mr. Karner and Ms. Forbes. This line carried a loan fee of $45,000 payable when the line expired on December 15, 2008. No other interest payments or fees were required under the agreement. The fee of $45,000 was expensed over the life of the Line. Imputed interest of $1,425 and financing charges of $6,962 were expensed in the nine month period ending September 30, 2008.  The balance of the note payable of $450,000 was paid July 9, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of June 7, 2010.

•	By each person who is known by us to beneficially own more than 5% of our common stock;
•	By each of our officers and directors; and
•	By all of our officers and directors as a group.

NAME AND ADDRESS OF OWNER (1)	TITLE OF CLASS	NUMBER OF SHARES OWNED (2)		PERCENTAGE OF CLASS PRIOR TO OFFERING (3)	PERCENTAGE OF CLASS AFTER OFFERING (4)

Jonathan R. Read	Common Stock	805,173	(5)	8.92%	*

Barry S. Baer	Common Stock	12,500	(6)	*	*

Donald Karner	Common Stock	163,240		1.81%	*

Kevin Morrow	Common Stock	106,560		1.18%	*

E. Slade Mead	Common Stock	11,776		*	*

Carlton Johnson	Common Stock	0		*	*

Daryl Magana	Common Stock	391,596	(7)	4.17%	*

Jack Smith	Common Stock	0		*	*

Dave Kuzma	Common Stock	0		*	*

Howard Sciotto	Common Stock	95,098		1.06%	*

All Officers and Directors As a Group (10 persons)	Common Stock	817,340	(8)	16.82%	2.10%

Enable Capital Management, LLC (9)	Common Stock	998,217	(10)	9.99%	1.35%
One Ferry Building, Suite 255
San Francisco, CA 94111

BridgePoint Master Fund Ltd. (11)	Common Stock	998,217	(12)	9.99%	*
1120 Sanctuary Pkwy, Suite 325
Alpharetta, GA 30004

Zhu-Xu Charitable Remainder Trust (13)	Common Stock	998,217	(14)	9.99%	*
12167 Kate Drive
Los Altos Hills, California 94022

Valley 2010 Investment LLC (13)	Common Stock	998,217	(15)	9.99%	*
12167 Kate Drive
Los Altos Hills, California 94022

Global LearnNet Ltd. (13)	Common Stock	998,217	(15)	9.99%	*
12167 Kate Drive
Los Altos Hills, California 94022

Ardsley Partners Fund (16)	Common Stock	998,217	(17)	9.99%	*
262 Harbor Drive
Stamford, CT 06902

Edison Enterprises (18)	Common Stock	555,556		6.18%	2.74%
2244 Walnut Grove
Rosemead, CA 91770

* Less than 1%.

(1) Unless otherwise noted, the mailing address of each beneficial owner is c/o ECOtality, Inc., 80 Rio Salado Parkway, Suite 710, Tempe, Arizona 85281.

(2) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 7, 2010 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3) Percentage based upon 8,993,950 shares of common stock issued and outstanding as of June 7, 2010.

(4) Percentage based upon 20,258,050 shares of common stock issued and outstanding upon the completion of the offering and assumes that all shares registered hereunder are sold.

(5) Includes 33,334 shares of common stock issuable upon exercise of common stock purchase warrants. Upon the completion of the offering and assumes that all shares registered hereunder are sold, Mr. Read will own 98,334 shares of common stock and 33,334 shares of common stock issuable upon exercise of common stock purchase warrants.

(6) Includes 8,333 shares of common stock issuable upon exercise of common stock purchase warrants.

(7) Represents shares of common stock issuable upon exercise of Series A Convertible Preferred Stock.  Upon the completion of the offering and assumes that all shares registered hereunder are sold, Mr. Magana will not own any securities.

(8) Includes 391,596 shares of common stock issuable upon exercise of Series A Convertible Preferred Stock and 41,667 shares of common stock issuable upon exercise of common stock purchase warrants.  Upon the completion of the offering and assumes that all shares registered hereunder are sold, the officers and directors will own 384,077 shares of common stock,  391,596 shares of common stock issuable upon exercise of Series A Convertible Preferred Stock and 41,667 shares of common stock issuable upon exercise of common stock purchase warrants. Upon the completion of the offering and assumes that all shares registered hereunder are sold, the officers and directors will own 384,077 shares of common stock and 41,667 shares of common stock issuable upon exercise of common stock purchase warrants.

(9) Mitchell S. Levine, managing member and majority owner of Enable Capital Management, LLC, the general partner or investment manager of Enable Growth Partners, L.P., Enable Opportunity Partners, L.P., Pierce Diversified Strategy Master Fund, LLC and other client accounts, has voting and investment control over shares held by this entity. Mr. Levine disclaims beneficial ownership of the securities, except to the extent of his pecuniary interests therein.

(10) Represents the aggregate maximum number and percentage of shares that the selling stockholder can own at one time (and therefore, offer for resale at any one time) as Investor has agreed to restrict its ability to convert its Series A Convertible Preferred Stock and/or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.  Investor owns 551,111 shares of common stock, warrants that are exercisable into 277,778 shares of common stock and Series A Convertible Preferred Stock that is convertible into 4,585,632 shares of common stock. Upon the completion of the offering and assumes that all shares registered hereunder are sold, Enable will own 273,333 shares of common stock.

(11) Eric S. Swartz and Michael C. Kendrick, as principals and co-owners of Roswell Capital Partners, LLC, the investment manager of BridgePoint Master Fund Ltd., have voting and investment control over shares held by this entity. Messrs. Swartz and Kendrick disclaim beneficial ownership of the securities, except to the extent of each of their pecuniary interests therein.

(12) Represents the aggregate maximum number and percentage of shares that the selling stockholder can own at one time (and therefore, offer for resale at any one time) as Investor has agreed to restrict its ability to convert its Series A Convertible Preferred Stock and/or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.  Investor owns 626,666 shares of common stock, warrants that are exercisable into 416,666 shares of common stock and Series A Convertible Preferred Stock that is convertible into 1,322,365 shares of common stock. Upon the completion of the offering and assumes that all shares registered hereunder are sold, BridgePointe will own 150,000 shares of common stock.

(13) Yuqing Xu has voting and investment control over shares held by this entity.

(14) Represents the aggregate maximum number and percentage of shares that the selling stockholder can own at one time (and therefore, offer for resale at any one time) as Investor has agreed to restrict its ability to convert its Series A Convertible Preferred Stock and/or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.  Investor owns Series A Convertible Preferred Stock that is convertible into 1,430,741 shares of common stock. Upon the completion of the offering and assumes that all shares registered hereunder are sold, investor will not own any securities.

(15)  Represents the aggregate maximum number and percentage of shares that the selling stockholder can own at one time (and therefore, offer for resale at any one time) as Investor has agreed to restrict its ability to convert its Series A Convertible Preferred Stock and/or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.  Investor owns 694,444 shares of common stock and warrants that are exercisable into 694,444 of common stock. Upon the completion of the offering and assumes that all shares registered hereunder are sold, investor will not own any securities.

(16) Philip J. Hempleman has voting and investment control over shares held by this entity.

(17)  Represents the aggregate maximum number and percentage of shares that the selling stockholder can own at one time (and therefore, offer for resale at any one time) as Investor has agreed to restrict its ability to convert its Series A Convertible Preferred Stock and/or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.  Investor owns 694,443 shares of common stock and warrants that are exercisable into 694,443 of common stock. Upon the completion of the offering and assumes that all shares registered hereunder are sold, investor will not own any securities.

(18) W. James Scilacci, CEO, President, Financial Officer and Chairman of the Board; Robert L. Adler, Vice President and Director; and Theodore F. Craver, Jr., Director, each have voting and investment control over shares held by this entity.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue up to 1,300,000,000 shares of common stock, par value $.001. As of June 7, 2010, there were 8,993,950 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

The transfer agent of our common stock is Corporate Stock Transfer Inc, 3200 Cherry Creek South Dr Ste 430, Denver, Colorado 80209.

PREFERRED STOCK

We are authorized to issue up to 200,000,000 shares of preferred stock, par value $.001 per share. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

Series A Convertible Preferred Stock

On October 31, 2009, our Board of Directors adopted and created a series of preferred stock consisting of 10,000,000 shares designated as Series A Convertible Preferred Stock. The shares of Series A Convertible Preferred Stock do not have a liquidation preference and do not accrue any dividends. Each share of Series A Convertible Preferred Stock is convertible at the option of the holder, into one share of our common stock. Pursuant to the Securities Exchange Agreement dated as of October 31, 2009, each holder of the Series A Convertible Preferred Stock may not convert more than 20% of the Series A Convertible Preferred Stock into common stock until the earlier of (i) July 310, 2010 and (ii) the trading day that the closing price of our common stock equals or exceeds $30.00.  As of June 7, 2010, there are 8,416,881 shares of Series A Convertible Preferred Stock issued and outstanding.

WARRANTS & OPTIONS

In addition to the following, between July 2006 and December 2009, we have issued warrants to purchase 101.442 shares of common stock with a weighted average exercise price of $30.96 per share.  The warrants expire either five or ten years from the date of issuance.

October 2009/January 2010 Warrants

In connection with a private placement that first closed on October 31, 2009, we issued warrants to purchase 2,152,775 shares of common stock. On January 7, 2010, in connection with the second closing of the private placement, we issued warrants to purchase 694,444 shares of common stock. The warrants expire five years from the date of issuance and are exercisable at $9.00 per share. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below the exercise price.  Upon an issuance of shares of common stock below the exercise price, the exercise price of the warrants will be reduced to equal the share price at which the additional securities were issued and the number of warrant shares issuable will be increased such that the aggregate exercise price payable for the warrants, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.

At any time after a registration statement registering the shares of common stock underlying the warrants is declared effective, and if certain conditions are met, we have the right to call for cancellation the warrants upon two business days prior written notice for cash consideration of $0.001 per unexercised warrant.  We can only exercise this call option if (i) the closing price for each of 20 consecutive trading days, which 20 consecutive trading day period shall not have commenced until after the effective date of the registration statement registering for resale the shares of common stock issuable upon exercise of the warrants) exceeds $27.00 per share (subject to adjustment), (ii) the trading volume of our common stock shall exceed 16,667 shares (subject to adjustment) per trading day for each trading day during the 20 consecutive trading day period, and (iii) the warrant holder is not in possession of any information that constitutes, or might constitute, material non-public information which we provided.

CONVERTIBLE SECURITIES

None.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.  We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

	Total Shares of	Total
	Common Stock,	Percentage						Percentage
	Including Upon	of Common	Shares of				Beneficial	of Common
	Conversion of	Stock,	Common Stock	Beneficial		Percentage of	Ownership	Stock Owned
	Preferred Stock	Assuming	Included in	Ownership		Common Stock	After the	After
	and/or Warrants	Full	Prospectus	Before the		Owned Before	Offering	Offering
Name	(1)	Conversion	(2)	Offering		Offering	(3)	(3)

Enable Growth	4,718,261	35.66%	Up to	998,217	(4)	9.99%	232,333	1.15%
Partners L.P. (5)			4,485,928
			shares of
			common stock

Enable Opportunity	542,175	5.72%	Up to	542,175		5.72%	27,333		*
Partners L.P. (5)			514,842
			shares of
			common stock

Pierce Diversified	154,085	1.69%	Up to	154,085		1.69%	13,667		*
Strategy Master			140,418
Fund, LLC (5)			shares of
			common stock

BridgePointe Master	2,226,809	21.08%	Up to	998,217	(4)	9.99%	150,000		*
Fund Ltd. (6)			2,076,809
			shares of
			common stock

Providence Christian	138,888	1.53%	Up to	138,888		1.53%	—	—
Foundation Inc. (7)			138,888
			shares of
			common stock

Zhu-Xu Charitable	1,430,741	13.72%	Up to	998,217	(4)	9.99%	—	—
Remainder Trust (8)			1,430,741
			shares of
			common stock

Valley 2010	1,388,888	14.34%	Up to	998,217	(4)	9.99%	—	—
Investment LLC (8)			1,388,888
			shares of
			common stock

Global LearnNet	1,388,888	14.34%	Up to	998,217	(4)	9.99%	—	—
Ltd. (8)			1,388,888
			shares of
			common stock

Marion Lynton	15,554	*	Up to	15,554		*	—	—
			15,554
			shares of
			common stock

Ardsley Partners	374,300	4.08%	Up to	374,300		4.08%	—	—
Institutional Fund			374,300
L.P. (9)			shares of
			common stock

Ardsley Partners	490,000	5.30%	Up to	490,000	5.30%	—	—
Fund II, L.P. (9)			490,000
			shares of
			common stock

Ardsley Offshore	92,366	1.02%	Up to	92,366	1.02%	—	—
Fund, Ltd.(9)			92,366
			shares of
			common stock

Ardsley Partners	301,250	3.29%	Up to	301,250	3.29%	—	—
Renewable Energy			301,250
Fund, L.P. (9)			shares of
			common stock

Ardsley Renewable	115,416	1.28%	Up to	115,416	1.28%	—	—
Energy Offshore			115,416
Fund, Ltd. (9)			shares of
			common stock

Mingya Tao	156,639	1.71%	Up to	156,639	1.71%	—	—
			156,639
			shares of
			common stock

Shenzhen Goch	313,277	3.37%	Up to	313,277	3.37%	—	—
Investment Ltd. (10)			313,277
			shares of
			common stock

Wei Lu	234,958	2.55%	Up to	234,958	2.55%	—	—
			234,958
			shares of
			common stock

Glenwood Capital	102,091	1.12%	Up to	102,091	1.12%	—	—
Partners (11)			102,091
			shares of
			common stock

Savitr Peak Energy	138,888	1.53%	Up to	138,888	1.53%	—	—
Master Fund Ltd. (12)			138,888
			shares of
			common stock

Daryl Magna	391,596	4.17%	Up to	391,596	4.17%	—	—
			391,596
			shares of
			common stock

Jonathan Read	805,173	8.92%	Up to	805,173	8.92%	131,668		*
			673,505
			shares of
			common stock
* Less than 1%.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) This column includes shares of common stock issuable upon conversion of Series A Convertible Preferred Stock issued in our October 2009 securities exchange and exercise of warrants issued in our October 2009 private placement.

(2) Includes a good faith estimate of the shares issuable upon conversion of the Series A Convertible Preferred Stock issued in October 2009 and exercise of warrants issued in October 2009, based on current market prices. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the Series A Convertible Preferred Stock and exercise of the warrants issued in October 2009 by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.  However the selling stockholders have contractually agreed to restrict their ability to convert their Series A Convertible Preferred Stock or exercise their warrants issued and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act.  Accordingly, the number of shares of common stock set forth in the table for the selling stockholders may exceed the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the Series A Convertible Preferred Stock and the warrants.  In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) Assumes that all securities registered will be sold.

(4) Represents the aggregate maximum number and percentage of shares that the selling stockholder can own at one time (and therefore, offer for resale at any one time) due to their 9.99% limitation.

(5) Mitchell S. Levine, managing member and majority owner of Enable Capital Management, LLC, the general partner or investment manager of Enable Growth Partners, L.P., Enable Opportunity Partners, L.P., Pierce Diversified Strategy Master Fund, LLC and other client accounts, has voting and investment control over shares held by this entity. Mr. Levine disclaims beneficial ownership of the securities, except to the extent of his pecuniary interests therein.

(6) Eric S. Swartz and Michael C. Kendrick, as principals and co-owners of Roswell Capital Partners, LLC, the investment manager of BridgePoint Master Fund Ltd., have voting and investment control over shares held by this entity. Messrs. Swartz and Kendrick disclaim beneficial ownership of the securities, except to the extent of each of their pecuniary interests therein.

(7) Eric S. Swartz and Michael C. Kendrick, as principals and co-owners of Roswell Capital Partners, LLC, the investment manager of Providence Christian Foundation Inc., have voting and investment control over shares held by this entity. Messrs. Swartz and Kendrick disclaim beneficial ownership of the securities, except to the extent of each of their pecuniary interests therein.

(8) Yuqing Xu has voting and investment control over shares held by this entity.

(9) Philip J. Hempleman, managing partner of Ardsley Advisory Partners and Ardsley Partners I, the general partner or investment manager of Ardsley Partners Fund II, L.P., Ardsley Partners Institutional Fund, L.P., Ardsley Partners Renewable Energy Fund, L.P., Ardsley Offshore Fund, Ltd., and Ardsley Renewable Energy Offshore Fund, Ltd. and other client accounts, has voting and investment control over shares held by this entity. Mr. Hempleman disclaims beneficial ownership of the securities, except to the extent of his pecuniary interests therein.

(10) Dr. Donoshen Goch has voting and investment control over shares held by this entity.

(11) Randall D. Humphreys and Daniel J. McLaughlin have voting and investment control over shares held by this entity.

(12) Andrew Midler has voting and investment control over shares held by this entity.

July 2009 Private Placement/October 2009 Securities Exchange Agreement

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with three accredited investors, on July 2, 2009 for the sale of $2,500,000 in secured convertible debentures. The secured convertible debentures bore interest at 8%, matured October 1, 2010, and were convertible into our common stock, at the selling stockholders' option, at $3.60 per share.  In addition, we issued a warrant to Shenzhen Goch Investment Ltd., expiring May 1, 2014, to purchase 1,748,971 shares of restricted common stock, exercisable at a per share of $0.60.

On October 31, 2009, we entered into a Securities Exchange Agreement with all holders of the convertible debentures issued on July 2, 2009 and holders of certain warrants to convert all outstanding amounts ($9,111,170) under these debentures and all related warrants into an aggregate of 8,597,299 shares of Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock has no redemption, preferential dividend or voting rights, but may be converted, at the holder’s option, into shares of our common stock at a 1:1 ratio.  This prospectus relates to the resale of the common stock issuable upon exercise of the Series A Convertible Preferred Stock.

The conversion price of the Series A Convertible Preferred Stock may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the investors’ position.

The investors have agreed to restrict their ability to convert their Series A Convertible Preferred Stock and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

October 2009 Private Placement

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with seven accredited investors, on October 31, 2009 for the sale of 2,152,777 shares of common stock, at a price of $7.20 per share, for gross proceeds of $15,500,000.  On January 7, 2010, we sold an additional 694,444 shares of common stock, at a price of $7.20 per share, for gross proceeds of $5,000,000. This prospectus relates to the resale of these shares of common stock.

In addition, we issued to each investor warrants to purchase an equal number of shares of common stock purchased pursuant to the securities purchase agreement. The warrants expire five years from the date of issuance and are exercisable at $9.00 per share. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below the exercise price.  Upon an issuance of shares of common stock below the exercise price, the exercise price of the warrants will be reduced to equal the share price at which the additional securities were issued and the number of warrant shares issuable will be increased such that the aggregate exercise price payable for the warrants, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.

At any time after a registration statement registering the shares of common stock underlying the warrants is declared effective, and if certain conditions are met, we have the right to call for cancellation the warrants upon two business days prior written notice for cash consideration of $0.001 per unexercised warrant.  We can only exercise this call option if (i) the closing price for each of 20 consecutive trading days, which 20 consecutive trading day period shall not have commenced until after the effective date of the registration statement registering for resale the shares of common stock issuable upon exercise of the warrants) exceeds $27.00 per share (subject to adjustment), (ii) the trading volume of our common stock shall exceed 16,667 shares (subject to adjustment) per trading day for each trading day during the 20 consecutive trading day period, and (iii) the warrant holder is not in possession of any information that constitutes, or might constitute, material non-public information which we provided.

The investors have agreed to restrict their ability to exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

In connection with the Securities Purchase Agreement dated October 31, 2009, we granted the investors registration rights.  We are obligated to use our best efforts to cause the registration statement to be filed no later than December 15, 2009 and declared effective no later than January 29, 2010, which will be extended to February 28, 2010 if the Securities and Exchange Commission conducts a full-review of the registration statement,  and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the secured convertible debentures have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and (x) may be sold without the requirement for us to be in compliance with the current public information requirement under Rule 144 or (y) we are in compliance with the current public information requirement under Rule 144.  In the event of a default of our obligations under the Registration Rights Agreement, we are required pay to each investor, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, an amount in cash equal to 1% of the aggregate purchase price paid by such investor, not to exceed 3% in the aggregate to each investor.  Due to the amount of time necessary to close the second tranche of this financing, we have had discussions with the investors to amend the deadlines for the filing and effectiveness of the registration statement.  We have not received an executed amendment, nor can we guarantee we will obtain one.  We have not paid any liquidated damages as of the date of this filing although we are obligated to do so.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Weaver & Martin, LLC, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2009 and 2008 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of ECOtality, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

ECOTALITY, INC.

INDEX TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2009 and 2008
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheets	F-2
Consolidated Statements of Operations	F-3
Consolidated Statements of Stockholders’ Equity	F-4
Consolidated Statements of Cash Flows	F-5
Notes to Consolidated Financial Statements	F-6 to F-28

For the Three Months Ended March 31, 2010 and 2009
Consolidated Statements of Operations (unaudited)	F-29
Consolidated Balance Sheets (unaudited)	F-30
Consolidated Statements of Cash Flows (unaudited)	F-31
Notes to Unaudited Consolidated Financial Statements	F-32 to F-55

WEAVER & MARTIN Certified Public Accountants & Consultants 411 Valentine, Suite 300 Kansas City, Missouri 64111 Phone: (816) 756-5525 Fax: (816) 756-2252

To the Board of Directors and Stockholders
ECOtality, Inc.
Scottsdale, AZ

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of ECOtality, Inc. and Subsidiaries as of December 31, 2009 and 2008 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended.  ECOtality, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. Our audits of the financial statements include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ECOtality, Inc. and Subsidiaries as of December 31, 2009 and 2008, and the results of its consolidated operations, stockholders’ equity, and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Weaver & Martin, LLC
Kansas City, Missouri

April 15, 2010
Certified Public Accountants & Consultants
411 Valentine, Suite 300
Kansas City, Missouri 64111
Phone: (816) 756-5525
Fax: (816) 756-2252

ECOtality, Inc.
Consolidated Balance Sheets

	Decenber 31, 2009	December 31, 2008
	(Audited)	(Audited)

Assets

Current assets:
Cash	$11,824,605	$327,332
Certificates of deposit	-	28,044
Receivables, net of allowance for bad debt of $92,494 and $69,176 as of 12/31/09 and 12/31/08 respectively	1,296,696	1,963,073
Inventory, net of allowance for obsolescence of $335,864 and $167,487 as of 12/31/09 and 12/31/08 respectively	749,492	1,149,881
Prepaid expenses and other current assets	387,327	229,931
Total current assets	14,258,120	3,698,263

Fixed assets, net accumulated depreciation of $4,124,431, and $4,283,866 as of 12/31/09 and 12/31/08 respectively	1,872,347	1,632,315

Goodwill	3,495,878	3,495,878

Total assets	$19,626,344	$8,826,457

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$372,982	$1,510,277
Accrued liabilities	1,438,177	848,789
Accrued Interest	-	1,281,115
Liability for purchase price	-	2,115,253
Note Payable - related party	-	450,000
Current portion of LT Debt, net of discount of $0 and $1,530,101 as of 12/31/09 and 12/31/08 respectively	-	3,411,540
Total current liabilities	1,811,159	9,616,975

Total LT Debt, net of discount of $0 and $548,735 as of 12/31/09 and 12/31/08 respectively	287,500	1,971,849

Stockholders’ equity:
Preferred stock, $0.001 par value, 200,000,000 shares authorized, 8,597,299 and 0 shares issued and outstanding as of 12/31/09 and 12/31/08 respectively	8,597	-
Common stock, $0.001 par value, 1,300,000,000 shares authorized, 6,713,285 and 2,157,048 shares issued and outstanding as of 12/31/09 and 12/31/08, respectively	6,712	129,423
Common stock owed but not issued; 2,079,061 shares at 12/31/09 and 1,250 at 12/31/08	2,079	75
Additional paid-in capital	88,411,074	33,485,763
Subscription receivable	(5,000,000)	-
Retained deficit	(65,845,368)	(36,337,624)
Accumulated Foreign Currency Translation Adjustments	(55,409)	(40,006)
Total stockholders' equity	17,527,685	(2,762,368)

Total liabilities and stockholders' equity	$19,626,344	$8,826,457

The accompanying notes are an integral part of these financial statements

ECOtality, Inc.
Consolidated Statement of Operations

	For the Year Ended December 31,
	2009	2008
	(Audited)	(Audited)

Revenue	$8,601,674	$11,187,384
Cost of goods sold	4,959,777	7,108,545

Gross profit	3,641,897	4,078,839

Expenses:
Depreciation	463,543	615,960
General and administrative expenses	16,806,908	6,991,804
Research and development	18,793	292,709

Total expenses	17,289,244	7,900,473

Operating loss	(13,647,347)	(3,821,634)

Other income:
Interest income	6,277	17,184
Other Income	235	364,646
Total other income	6,512	381,830

Other expenses:
Interest expense	15,915,438	4,620,364
(Gain) / Loss on Disposal of Assets	(48,523)	7,043
Total other expenses	15,866,915	4,627,407

Loss from operations before income taxes	(29,507,750)	(8,067,211)

Provision for income taxes	-	-

Net (loss)	$(29,507,750)	$(8,067,211)

Weighted average number of common shares outstanding - basic and fully diluted	3,614,045	2,094,557

Net (loss) per share-basic and fully diluted	$(8.16)	$(3.85)

The accompanying notes are an integral part of these financial statements

ECOtality, Inc.
Consolidated Statement of Stockholders’ Equity

	Series A Convertible				Common Stock	Additional			Accum Foreign	Total
	Preferred Stock		Common Stock		owed but	Paid-in	Subscription	Retained	Currency Trans	Stockholders’
	Shares	Amount	Shares	Amount	not issued	Capital	receivable	Deficit	Adjustment	Equity

Balance, December 31, 2007	-	$-	2,070,409	$2,070	$-	$30,903,146	$-	$(28,270,409)	$-	$2,634,808

Shares issued for professional services	-	-	9,417	9	-	81,716	-	-	-	81,725

Shares issued for Conversion of Debt	-	-	5,555	6	-	99,994	-	-	-	100,000

Option issued to purchase ECOtality Shares	-	-	-	-	-	55,168	-	-	-	55,168

Option issued for compensation	-	-	5,000	5	1	24,994	-	-	-	25,000

Options Revalued per Purchase Agreements	-	-	-	-	-	2,195,000	-	-	-	2,195,000

Amortization of stock issued for services	-	-	-	-	-	253,151	-	-	-	253,151

Shares issued for 2007 acquisitions	-	-	66,667	67	-	(67)	-	-	-	-

Accumulated Foreign Currency Translation Adjustments	-	-	-	-	-	-	-	-	(40,006)	(40,006)

Net loss for the year	-	-	-	-	-	-	-	(8,067,215)	-	(8,067,215)

Balance, December 31, 2008	-	-	2,157,048	2,157	1	33,613,103	-	(36,337,624)	(40,006)	(2,762,369)

Shares issued for 2007 acquisition	-	-	522,222	522	-	1,879,478	-	-	-	1,880,000

Shares issued to satisfy accounts payable	-	-	17,917	18	-	89,982	-	-	-	90,000

Shares issued for professional services	-	-	16,667	17	17	259,967	-	-	-	260,000

Shares issued that were owed from previous year	-	-	1,250	1	(1)	-	-	-	-	-

Shares issued for employee compensation	-	-	19,895	20	674	8,356,018	-	-	-	8,356,712

Cashless exercise of warrants	-	-	2,217,333	2,217	-	(2,217)	-	-	-	-

Notes payable converted for common stock	-	-	302,778	303	-	1,089,697	-	-	-	1,090,000

Amortization of financing costs	-	-	-	-	-	11,514,051	-	-	-	11,514,051

Shares issued for cash, net of expenses	-	-	1,458,330	1,458	1,388	19,292,219	(5,000,000)	-	-	14,295,065

Warrants issued for services	-	-	-	-	-	1,508,756	-	-	-	1,508,756

Notes payable converted for preferred stock	8,597,299	8,597	-	-	-	9,102,573	-	-	-	9,111,170

Warrants issued for anti-dilution provisions	-	-	-	-	-	1,707,446	-	-	-	1,707,446

Accumulated Foreign Currency Translation Adjustments	-	-	-	-	-	-	-	-	(15,403)	(15,403)

Rounding	-	-	(155)	(2)	1	-	-	6	-	5

Net loss for the year	-	-	-	-	-	-	-	(29,507,750)	-	(29,507,750)

Balance, December 31, 2009	8,597,299	$8,597	6,713,285	$6,712	$2,079	$88,411,074	$(5,000,000)	$(65,845,368)	$(55,409)	$17,527,685

See accompanying notes to the consolidated financial statements

ECOtality, Inc.
Consolidated Statement of Cash Flows

	For the Year Ended December 31,
	2009	2008

Cash flows from operating activities
Net (loss)	$(29,507,750)	$(8,067,211)
Adjustments to reconcile:
Stock and options issued for services and compensation	10,125,468	161,893
Stock issued for interest expense	526,446	-
Depreciation	488,718	615,960
Amortization of stock issued for services	-	253,151
Amortization of discount on notes payable	2,078,836	1,590,148
Amortization of financing costs	11,514,051	-
Warrants issued for anti-dilution provisions	471,331	-
Gain on disposal of assets	(48,523)	7,043
Changes in operating assets and liabilities:
Certificate of deposit	28,044	1,169,740
Accounts Receivable	666,377	431,232
Inventory	400,389	641,293
Prepaid expenses and other	(157,396)	240,490
Accounts Payable	(1,047,295)	192,361
Accrued interest	(45,000)	-
Liability for purchase price	(235,253)	-
Accrued Liabilities	589,394	1,059,158
Net cash provided (used) by operating activities	(4,152,163)	(1,704,743)

Cash flows from investing activities
Purchase of fixed assets	(777,864)	(263,284)
Proceeds from sales of fixed assets	97,638	35,108
Net cash (used) by investing activities	(680,226)	(228,177)

Cash flows from financing activities
Proceeds on sale of common stock, net of expenses	14,295,065	-
Payments on notes payable	(450,000)	(386,921)
Borrowings on notes payable	2,500,000	2,009,859
Net cash provided (used) by financing activities	16,345,065	1,622,938

Effects of exchange rate changes	(15,403)	(40,006)

Net increase (decrease) in cash	11,497,273	(349,987)
Cash – beginning	327,332	677,318
Cash – ending	$11,824,605	$327,332

Supplemental disclosures:
Interest paid	$65,528	$129,622
Income Taxes paid	$800	$800
Non-cash transactions:
Stock and options issued for services and compensation	$10,125,468	$161,893
Shares of stock issued	55,727	14,417
Number of options issued	18,332	16,667

Stock issued for acquisition	$1,880,000	$-
Shares of stock issued	522,222	-

Amortization of stock issued for services	$-	$253,151

Amortization of discount on notes payable	$2,078,836	$1,590,148

Shares issued for cashless warrant exercise	$-	$-
Shares of stock issued	2,217,333	-

Note Payable converted for common stock	$1,090,000	$100,000
Shares of stock issued	302,778	5,556

Note Payable and accrued interest converted for preferred stock	$9,111,170	$-
Shares of preferred stock issued	8,597,299	-

See accompanying notes to the consolidated financial statements

ECOtality, Inc.
Notes to Consolidated Financial Statements

Note 1 – History and organization of the Company

The Company was organized April 21, 1999 (Date of Inception) under the laws of the State of Nevada, as Alchemy Enterprises, Ltd.  The Company was initially authorized to issue 25,000 shares of its no par value common stock.

On October 29, 2002, the Company amended its articles of incorporation to increase its authorized capital to 25,000,000 shares with a par value of $0.001.  On January 26, 2005, the Company amended its articles of incorporation again, increasing authorized capital to 100,000,000 shares of common stock with a par value of $0.001.  On March 1, 2006, the Company amended its articles of incorporation, increasing authorized capital to 300,000,000 shares of common stock, each with a par value of $0.001, and 200,000,000 shares of preferred stock, each with a par value of $0.001.

On November 26, 2006, the Company amended its articles of incorporation to change its name from Alchemy Enterprises, Ltd. to ECOtality, Inc to better reflect our renewable energy strategy.

The former business of the Company was to market a private-label biodegradable product line.  During the year ended December 31, 2006, the board of directors changed the Company’s focus toward developing an electric power cell technology.

On June 11, 2007, the Company acquired the assets of the FuelCellStore.com, a small web based seller of educational fuel cell products. The FuelCellStore.com product line includes demonstration kits, educational materials, fuel cell systems and component parts.  It also offers consulting services on establishing educational programs for all levels of educational institutions.  FuelCellStore.com now operates as a wholly owned subsidiary call ECOtality Stores, Inc.  See note 4 for further information.

On October 1, 2007, the Company purchased certain assets of Innergy Power Corporation and its wholly owned subsidiary, Portable Energy De Mexico, S.A. DE C.V.  Innergy Power Corporation designs and manufactures standard and custom solar-power and integrated solar-battery solutions for government, industrial and consumer applications.  See note 4 for further information.

On November 6, 2007 the Company acquired all the outstanding capital stock of Electric Transportation Engineering Corporation, as well as its affiliated company The Clarity Group (collectively referred to as eTec).  eTec designs fast-charge systems for material handling and airport ground support applications. eTec also tests and develops plug-in hybrids, advanced battery systems and hydrogen ICE conversions.  See note 4 for further information.

On December 6, 2007 the Company acquired through eTec the Minit-Charger business of Edison Enterprises. Minit-Charger makes products that enable fast charging of lift trucks using revolutionary technologies.  See note 4 for further information.

 On August 26, 2009, ECOtality Inc. management met with the shareholders at its annual shareholders' meeting.  At this meeting the shareholders approved an increase to the authorized number of common shares to 1,300,000,000 shares.

The consolidated financial statements as of December 31, 2009 include the accounts of ECOtality, Innergy Power Corporation and eTec.  All significant inter-company balances and transactions have been eliminated.  ECOtality and its subsidiaries will collectively be referred herein as the “Company”.

On November 24, 2009 the Company effected a reverse split of 1:60 of  its $0.001 par value common stock and the ticker symbol was changed from "ETLY" to "ETLE".  All shares in these financial statements have been retroactively adjusted and presented for this reverse split.

Note 2 –  Summary of Significant Accounting Policies

Use of estimates

Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates have been used by management in conjunction with the measurement of the valuation allowance relating to deferred tax assets and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

Cash and cash equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Interest income is credited to cash balances as earned. For the year ended December 31, 2009 and 2008 interest income was $6,277 and $17,184, respectively.

Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash and cash equivalent balances at financial institutions that are insured by the Federal Deposit Insurance Corporation up to $250,000.  Deposits with these banks may exceed the amount of insurance provided on such deposits.  At December 31, 2009 and 2008, the Company had approximately $11,500,000 and $100,000 in excess of FDIC insured limits, respectively.

Accounts receivable at December 31, 2009 was $1,296,696, and at December 31, 2008 was $1,963,073. At December 31, 2009 we had one customers that represented in excess of 10% of our receivable balance.  Palco Telecom Service had a balance of $184,190 that was remitted on February 9, 2010. The Company has not experienced material losses in the past from this or any other significant customer and continues to monitor its exposures to minimize potential credit losses.

Impairment of long-lived assets and intangible assets

Management regularly reviews property, equipment, intangibles and other long-lived assets for possible impairment. This review occurs quarterly, or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. If there is indication of impairment, then management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. Management believes that the accounting estimate related to impairment of its property and equipment, is a “critical accounting estimate” because: (1) it is highly susceptible to change from period to period because it requires management to estimate fair value, which is based on assumptions about cash flows and discount rates; and (2) the impact that recognizing an impairment would have on the assets reported on our balance sheet, as well as net income, could be material. Management’s assumptions about cash flows and discount rates require significant judgment because actual revenues and expenses have fluctuated in the past and are expected to continue to do so. During the year ended December 31, 2009 and 2008, the Company had no impairment expense.

Revenue recognition

The Company’s revenue recognition policies are in compliance with ASC Subtopic 605-10. Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectibility is reasonably assured.

Sales related to long-term contracts for services (such as engineering, product development and testing) extending over several years are accounted for under the percentage-of-completion method of accounting .  Sales and earnings under these contracts are recorded based on the ratio of actual costs incurred to total estimated costs expected to be incurred related to the contract under the cost-to-cost method based budgeted milestones or tasks as designated per each contract. Anticipated losses on contracts are recognized in full in the period in which losses become probable and estimable.

For all other sales of product or services the Company recognizes revenues based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provides information with respect to the product or service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time of shipment of the product to the customer.

Warranty Liability

The Company warrants a limited number of eTec products against defects for periods up to 120 months. The estimate of warranty liability is based on historical product data and anticipated future costs. Should actual failure rates differ significantly from our estimates, we record the impact of these unforeseen costs or cost reductions in subsequent periods and update our assumptions and forecasting models accordingly. At December 31, 2009 the warranty reserve was $211,345. At December 31, 2008 the reserve was $163,751.  The increase to the reserve was made in response to lengthening the warrantee period on several items.

Accounts receivable

Accounts receivable are carried on a gross basis, with no discounting, less the allowance for doubtful accounts. Management estimates the allowance for doubtful accounts based on existing economic conditions, the financial conditions of the customers, and the amount and the age of past due accounts. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are generally written off against the allowance for doubtful accounts only after all collection attempts have been exhausted. There is no collateral held by the Company for accounts receivable. The allowance for doubtful accounts was $92,494 and $69,176 as of December 31 2009 and 2008, respectively.

Inventory

Inventory is valued at the lower of cost, determined on a first-in, first-out basis, or market. Inventory includes material, labor, and factory overhead required in the production of our products. Inventory obsolescence is examined on a regular basis. The allowance for obsolescence as of December 31, 2009 and 2008 was $335,864 and $167,487 respectively.

Advertising costs

The Company expenses all costs of advertising as incurred. Included in general and administrative expenses for the year ended December 31, 2009 and 2008 were advertising costs of $4,937 and $8,212 respectively.

Research and development costs

Research and development costs are charged to expense when incurred. For the year ended December 31, 2009 and 2008, research and development costs were $18,793 and $292,709 respectively.

Contingencies

The Company is not currently a party to any pending or threatened legal proceedings.  Based on information currently available, management is not aware of any matters that would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable approximate their fair values based on their short-term nature. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2009 and 2008.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  See Note 3 for further information.

Loss per Common Share

Net loss per share is provided in accordance with ASC Subtopic 260-10. We present basic loss per share (“EPS”) and diluted EPS on the face of statements of operations.  Basic EPS is computed by dividing reported losses by the weighted average shares outstanding.   Except where the result would be anti-dilutive to income from continuing operations, diluted earnings per share has been computed assuming the conversion of the convertible long-term debt and the elimination of the related interest expense, and the exercise of stock warrants. Loss per common share has been computed using the weighted average number of common shares outstanding during the year. For the year ended December 31, 2009 and 2008, the assumed conversion of convertible long-term debt and the exercise of stock warrants are anti-dilutive due to the Company’s net losses and are excluded in determining diluted loss per share.

Foreign Currency Translation

In 2008 and 2009, a Company subsidiary, Portable Energy De Mexico operated outside the United States and their local currency is their functional currency. The functional currency is translated into U.S. dollars for balance sheet accounts using the period end rates in effect as of the balance sheet date and the average exchange rate for revenue and expense accounts for each respective period. The translation adjustments are deferred as a separate component of stockholders' equity, within other comprehensive loss, net of tax where applicable.

In 2009, a Company subsidiary, eTec, conducted a portion of their business in Canadian Dollars. Because their functional currency is US dollars, the impact of the translation was taken directly to the income statement and included in General and Administrative expense.

Stock-Based Compensation

The Company records stock-based compensation in accordance with SFAS No. 123R “Share Based Payments”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” using the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Property and Equipment

Property and equipment are recorded at historical cost.  Minor additions and renewals are expensed in the year incurred.  Major additions and renewals are capitalized and depreciated over their estimated useful lives.  When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate.  The estimated useful lives for significant property and equipment categories are as follows:

Equipment	5-7 years
Buildings	39 years

Income Taxes

The Company has adopted the provisions of ASC subtopic 740-10 which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  A valuation allowance is provided for those deferred tax assets for which the related benefits will likely not be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company does not anticipate any significant changes to its total unrecognized tax benefits with the next twelve months. As of December 31, 2009 no income tax expense has been incurred.

Dividends

The Company has not adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.  For the foreseeable future, the Company intends to retain any earnings to finance the development and expansion of its business and it does not anticipate paying any cash dividends on its common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the Company’s financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Segment reporting

Generally accepted accounting procedures  require disclosures related to components of a company for which separate financial information is available that is evaluated regularly by a company’s chief operating decision maker in deciding the allocation of resources and assessing performance. Upon completion of FuelCellStores.com, Innergy Power Corporation, Electric Transportation Engineering Corporation (eTec) and eTec’s Minit-Charger business acquisitions from June through December 2007, the Company identified its segments based on the way The Company has concluded it has three reportable segments; ECOtality Stores, DBA Fuel Cell Store segment, Innergy Power segment and eTec segment. The ECOtality Stores segment is the online marketplace for fuel cell-related products and technologies with online distribution sites in the U.S., Japan, Russia, Italy and Portugal. The Innergy Power segment is comprised of the sale of solar batteries and other solar and battery powered devices to end-users. The eTec segment relates to sale of fast-charge systems for material handling and airport ground support applications to the testing and development of plug-in hybrids, advanced battery systems and hydrogen ICE conversions and consulting revenues. This segment also includes the Minit-Charger business which relates to the research, development and testing of advanced transportation and energy systems with a focus on alternative-fuel, hybrid and electric vehicles and infrastructures.  eTec holds exclusive patent rights to the eTec SuperCharge™ and Minit-Charger systems - battery fast charge systems that allow for faster charging with less heat generation and longer battery life than conventional chargers. The Company has aggregated these subsidiaries into three reportable segments: ECOtality/Fuel Cell Store, eTec and Innergy.

While management is currently assessing how it evaluates segment performance, we currently utilize income (loss) from operations, excluding depreciation of corporate assets. We also exclude goodwill from segment assets. For the year ended December 31, 2009 and 2008 inter-segment sales were $28,723 and $0 respectively.  All inter-segment sales have been eliminated during the consolidation process.

Recent Accounting Pronouncements

The FASB issued ASC subtopic 855-10 (formerly SFAS 165 “Subsequent Events”), incorporating guidance on subsequent events into authoritative accounting literature and clarifying the time following the balance sheet date which management reviewed for events and transactions that may require disclosure in the financial statements.  The Company has adopted this standard.  The standard increased our disclosure by requiring disclosure reviewing subsequent events.  ASC 855-10 is included in the “Subsequent Events” accounting guidance.

In April 2009, the FASB issued ASC subtopic 820-10 (formerly Staff Position No. FAS 157-4, Determining Fair Value When Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”). ASC 820-10 provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset/liability has significantly decreased. FSP 157-4 also provides guidance on identifying circumstances that indicate a transaction is not orderly. In addition, FSP 157-4 requires disclosure in interim and annual periods of the inputs and valuation techniques used to measure fair value and a discussion of changes in valuation techniques. The Company determined that adoption of FSP 157-4 did not have a material impact on its results of operations and financial position.

In July 2006, the FASB issued ASC subtopic 740-10 (formerly Interpretation No. (“FIN”) 48, “Accounting for Uncertainty in Income Taxes”). ASC 740-10 sets forth a recognition threshold and valuation method to recognize and measure an income tax position taken, or expected to be taken, in a tax return. The evaluation is based on a two-step approach. The first step requires an entity to evaluate whether the tax position would “more likely than not,” based upon its technical merits, be sustained upon examination by the appropriate taxing authority. The second step requires the tax position to be measured at the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement. In addition, previously recognized benefits from tax positions that no longer meet the new criteria would no longer be recognized. The application of this Interpretation will be considered a change in accounting principle with the cumulative effect of the change recorded to the opening balance of retained earnings in the period of adoption. Adoption of this new standard did not have a material impact on our financial position, results of operations or cash flows.

In April 2008, the FASB issued ASC 815-40 (formerly Emerging Issues Task Force (“EITF”) 07-05, "Determining whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock"). ASC815-40 applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative, and to any freestanding financial instruments that are potentially settled in an entity’s own common stock. ASC 815-40 is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The adoption of this pronouncement did not have a material impact on its financial position, results of operations or cash flows.

In June 2009, the FASB issued ASC 105 Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles. The FASB Accounting Standards Codification TM (the “Codification”) has become the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative. Rules and interpretive releases of the SEC issued under the authority of federal securities laws, however, will continue to be the source of authoritative generally accepted accounting principles for SEC registrants. Effective September 30, 2009, all references made to GAAP in our consolidated financial statements will include references to the new Codification. The Codification does not change or alter existing GAAP and, therefore, will not have an impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued changes to the consolidation guidance applicable to a variable interest entity (VIE). FASB ASC Topic 810, "Consolidation," amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is, therefore, required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. The qualitative analysis will include, among other things, consideration of who has the power to direct the activities of the entity that most significantly impact the entity's economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. This standard also requires continuous reassessments of whether an enterprise is the primary beneficiary of a VIE. FASB ASC 810 also requires enhanced disclosures about an enterprise's involvement with a VIE. Topic 810 is effective as of the beginning of interim and annual reporting periods that begin after November 15, 2009. This will not have an impact on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB issued Financial Accounting Standards Codification No. 860 - Transfers and Servicing. FASB ASC No. 860 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets. FASB ASC No. 860 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The adoption of FASB ASC No. 860 will not have an impact on the Company’s financial statements.

International Financial Reporting Standards

In November 2008, the Securities and Exchange Commission (“SEC”) issued for comment a proposed roadmap regarding potential use of financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Under the proposed roadmap, the Company would be required to prepare financial statements in accordance with IFRS in fiscal year 2014, including comparative information also prepared under IFRS for fiscal 2013 and 2012. The Company is currently assessing the potential impact of IFRS on its financial statements and will continue to follow the proposed roadmap for future developments.

Reclassifications

Certain reclassifications have been made to the prior years’ financial statements to conform to the current year presentation.  These reclassifications had no effect on previously reported results of operations or retained earnings.

Year end

The Company has adopted December 31 as its fiscal year end.

Note 3 –  Fair Value Measurements

The Company adopted ASC Topic 820-10 at the beginning of 2009 to measure the fair value of certain of its financial assets required to be measured on a recurring basis.  The adoption of ASC Topic 820-10 did not impact the Company’s financial condition or results of operations.  ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.  The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 – Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3 – Valuations based on inputs that are supportable by little or no market activity and that are signifigant to the fair value of the asset or liability.

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of December 31, 2008:

	Level 1	Level 2	Level 3	Fair Value
Cash and CDs	$355,376	$-	$-	$355,376
Accounts receivable	-	1,963,073	-	1,963,073
Accounts payable	-	1,510,277	-	1,510,277
Accrued liabilities	-	2,129,904	-	2,129,904
Notes payable	-	5,833,389	-	5,833,389
Total	$355,376	$11,436,643	$-	$11,792,019

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of December 31, 2009:

	Level 1	Level 2	Level 3	Fair Value
Cash and CDs	$11,824,605	$-	$-	$11,824,605
Accounts receivable	-	1,296,696	-	1,296,696
Accounts payable	-	372,982	-	372,982
Accrued liabilities	-	1,438,177	-	1,438,177
Notes payable	-	287,500	-	287,500
Total	$11,824,605	$3,395,355	$-	$15,219,960

Note 4 - Acquisitions and Goodwill

FuelCellStore.com acquisition

On June 11, 2007, the Company acquired the assets of the FuelCellStore.com, a small web based seller of educational fuel cell products. The FuelCellStore.com product line includes demonstration kits, educational materials, fuel cell systems and component parts.  It also offers consulting services on establishing educational programs for all levels of educational institutions. FuelCellStore.com now operates as a wholly owned subsidiary called ECOtality Stores, Inc. Our consolidated financial statements for the year ended December 31, 2008 and 2009 include the financial results of ECOtality Stores, Inc.

Innergy Power Corporation acquisition

On October 1, 2007, the Company acquired certain assets of the Innergy Power Corporation and its wholly owned subsidiary, Portable Energy De Mexico, S.A. DE C.V. Innergy Power Corporation designs and manufactures standard and custom solar-power and integrated solar-battery solutions for government, industrial and consumer applications. Our consolidated financial statements for the year ended December 31, 2009 and 2008 include the financial results of Innergy Power Corporation and its subsidiary.

The fair market value of the transaction was $3,000,000. The Company issued 50,000 shares of the Company’s common stock for the acquisition.  The Company guaranteed to the sellers that the shares would be worth $60 each ($3,000,000) during the 30-day period commencing 11 months from the closing date. If the shares were not worth $3,000,000, the company would be required to either (a) issue additional shares such that the total shares are worth $3,000,000 at that time or, (b) issue a total of 66,667 new shares, or (c) pay cash to the seller such that the aggregate value of the 50,000 shares plus the cash given would equal $3,000,000.

The purchase price obligation was settled in full on October 17, 2008 with the issuance of 66,667 shares of ECOtality’s $0.001 par value common stock.

eTec acquisition

On November 6, 2007, the Company acquired all the outstanding capital stock of Electric Transportation Engineering Corporation, as well as its affiliated company The Clarity Group (collectively referred to as eTec). eTec develops and provides fast-charge systems designed for electric vehicle (EVs and PHEVs), mobile material handling, airport ground support, and marine and transit applications. eTec also tests and develops plug-in hybrids, advanced battery systems and hydrogen ICE conversions. Our consolidated financial statements for the year ended December 31, 2009 and 2008 include the financial results of eTec.

The fair market value of the transaction was $5,437,193. The Company paid $2,500,000 in cash, issued a $500,000 note payable, and issued 108,333 shares of the company’s common stock for the acquisition, which was valued at $1,820,000 based on the closing market price on the date of the agreement.  The total value of the transaction also included $217,193 in direct acquisition costs and the subsequent Net Working Capital Adjustment discussed below.

The $500,000 is payable was initially payable in monthly installments of $50,000 beginning December of 2007.  Payment of the balance of the note payable remaining at December 31, 2008 was $235,253 and payment of this amount was  made on December 11, 2009.

Included in the purchase agreement was a Net Working Capital Adjustment which called for an adjustment to the purchase price to be made via a post-Closing payment from the Sellers to the Buyers or the Buyers to the Seller to the extent that the actual Net Working Capital as of the Closing Date was more or less than the agreed Net Working Capital Target. A reconciliation of actual vs. target net working capital was presented by the Sellers in August 2008 and a True Up Payment of $400,000 from the Buyers to the Sellers was agreed to in full satisfaction of this purchase agreement requirement. The resulting note payable represents an adjustment of the purchase price, and as such has been recorded as an increase to Goodwill of $400,000.

The balance of the note payable attributable to the Working Capital True up as of December 31, 2008 was $400,000.  Payment of this amount was made on December 11, 2009.

The aggregate purchase price was allocated to the assets acquired and liabilities assumed on their preliminary estimated fair values at the date of the acquisition.  The preliminary estimate of the excess of purchase price over the fair value of net tangible assets acquired was allocated to identifiable intangible assets and goodwill.  In accordance with U.S. generally accepted accounting principles, we have up to twelve months from closing of the acquisition to finalize the valuation.  The purchase price allocation is preliminary, pending finalization of our valuation of certain liabilities assumed.  The following table summarizes the estimate of fair value of assets as part of the acquisition with eTec:

Tangible assets acquired, net of liabilities assumed	$1,941,315
Goodwill	3,495,878
$5,437,193

The Company reviewed the goodwill for impairment performing the necessary testing for recoverability of the asset and measuring its fair value.   This testing revealed current, historic, and future (projected) positive cash flows supporting the full amount of goodwill.  As a result of this testing in 2008 no impairment was taken in the year ended December 31, 2008.  In December 2009, the Company reviewed the goodwill for impairment performing the necessary testing for recoverability of the asset and measuring its fair value.   This testing again  revealed current, historic, and future (projected) positive cash flows supporting the full amount of goodwill.  As a result of this testing in 2009 no impairment was taken in the year ended December 31, 2009, resulting in $0 impairment for those periods.

Minit-Charger acquisition

On December 6, 2007 the Company acquired through eTec the Minit-Charger business of Edison Enterprises. Minit-Charger makes products that enable fast charging of mobile material handling equipment using revolutionary proprietary technologies.

The fair market value of the transaction was $3,000,000. The company paid $1,000,000 in cash and issued 33,333 shares of the company’s common stock for the acquisition.  The company guaranteed to the sellers that the shares would be worth $60 each ($2,000,000) by the tenth day following the first anniversary date of the transaction. If the shares are not worth $2,000,000, the company would be required to either issue additional shares such that the total shares are worth $2,000,000 at that time or pay cash to the seller so that the aggregate value of the 33,333 shares plus the cash given would equal $2,000,000.

The fair value of the common stock given, based on the closing price of the Company’s common stock on December 31, 2007, was $370,000. A liability for the balance of $1,630,000 based on the December 31 closing price was recorded as a current liability for purchase price on the consolidated balance sheet as of December 31, 2007. This liability has been adjusted to reflect the actual obligation due of $1,880,000 on the December 31, 2008 balance sheet.   This obligation totals the $2,000,000 remaining purchase price obligation multiplied by $56.40 (the difference between $60 and the VWAP of $3.60 for the thirty days prior to the true up date of December 15, 2008).

Included in the purchase agreement with Edison was a Net Working Capital Adjustment which called for an adjustment to the purchase price to be made via a post-Closing payment from the Sellers to the Buyers or the Buyers to the Seller to the extent that the actual Net Working Capital as of the Closing Date was more or less than the agreed Net Working Capital Target. A reconciliation of actual vs. target net working capital was presented to the Sellers in April 2008. Based on this reconciliation and additional documentation and updates from both parties a true up payment of $390,174 was received in December 2008 in full satisfaction of this obligation.  This True Up represents an adjustment of the purchase price. As all goodwill associated with the MinitCharger acquisition was impaired and written down to $0 in year ended December 31, 2007, the $390,174 was recorded as other income in our eTec business segment for the year ended December 31, 2008.

Note 5 – Fixed assets

Fixed assets as of December 31, 2009 and 2008 consisted of the following:

	At December 31,	At December 31,
	2009	2008
Equipment	$3,200,649	$3,143,273
Buildings	575,615	575,615
Vehicles	1,282,577	1,600,849
Furniture and fixtures	100,883	47,409
Leasehold improvements	704,911	470,380
Computer Software	132,144	78,655
	5,996,778	5,916,181
Less: accumulated depreciation	(4,124,431)	(4,283,866)
	1,872,347	1,632,315

Depreciation expense totaled $488,718 and $615,960, for the years ended December 31, 2009 and 2008 respectively.

Note 6 – Notes payable

For the year ended December 31, 2007:

On January 16, 2007, the Company purchased an office building for an aggregate price of $575,615.  $287,959 in cash was paid and the remaining balance of $287,500 was structured as an interest-only loan.  The loan bears an interest rate of 6.75% calculated annually, with monthly interest-only payments due beginning on February 16, 2007.  The entire principal balance is due on or before January 16, 2012 and is recorded as a long-term note payable on the consolidated financial statements.

During 2007, the Company incurred a $500,000 note payable to the previous owners of eTec through the acquisition of eTec. The loan is payable in ten monthly installments of $50,000 each. See note 4 for details. As of December 31, 2008, $ 235,253 was owed and recorded as an accrued liability for purchase price on the consolidated financial statements.  This balance was paid in full on December 11, 2009 and $0 was reflected in the financial statements on December 31, 2009.

During 2007, the Company acquired a note payable in the acquisition of eTec. The note related to a vehicle that was also acquired in the acquisition. As of December 31, 2008 the vehicle had been sold and the related note payable was paid in full.

NOVEMBER AND DECEMBER 2007 DEBENTURES & SUBSEQUENT AMENDMENTS

In November and December of 2007, the Company received gross proceeds of $5,000,000 in exchange for a note payable of $5,882,356 as part of a private offering of 8% Secured Convertible Debentures (the “Debentures”).  The debentures were convertible into common stock at $18 per share. Debenture principal payments were due beginning in May and June of 2008 (1/24th of the outstanding amount is due each month thereafter). In connection with these debentures, the Company issued debenture holders warrants (“the Warrants”) to purchase up to 163,399 shares of the Company’s common stock with an exercise price of $19.20. The warrants were exercisable immediately upon issue. The Warrants expire five years from the date of issue.  The aggregate fair value of the Warrants equaled $2,272,942 based on the Black-Scholes pricing model using the following assumptions: 3.39%-3.99% risk free rate, 162.69% volatility, and strike price of $19.20, market price of $13.20-$19.20, no yield, and an expected life of 912 days. The gross proceeds received were bifurcated between the note payable and the warrants issued and a discount of $3,876,256 was recorded. The discount is being amortized over the loan term of two and one half years.  As of December 31, 2008, a total of $1,797,419 had been amortized and recorded as interest expense and $2,078,836 remains as the unamortized discount.  See note 8 for additional discussion regarding the issuance of warrants.

AUGUST 2008 AMENDMENT TO THE DEBENTURES

On August 29, 2008 the Company signed an Amendment to the Debenture agreements deferring the payments indicated above. The purpose of the agreement is to provide the Company time to fund its working capital requirements internally through organic growth as well as to obtain both short and long term funding through equity financing and other sources of capital.

AUGUST 2008 WAIVER PROVISIONS:

The waiver, deferment agreement aligns with the Company’s short term working capital plan and provides time to achieve company objectives in this regard. In exchange for the Amendment to the Debentures, the Company agreed to:

A.	Waiver of interest payments due between May-December 2008

B.	Deferment of monthly redemptions for the period May-December 2008.

C.	Increase to the outstanding principal amount plus accrued interest though December 31, 2008 for the debentures by 120% as of the effective date of the agreement.

D.	Reset of the common stock conversion rate from $18.00 to $9.00.

E.	Commencement of principal payments starting January 1, 2009 with no change to the redemption period (May 2010)

F.	Commencement of interest payments @ 8% per year April 1, 2009 (first payment due).

G.
Inclusion of make whole provisions to reset common stock warrant conversion prices to the value used to “true-up” both the Innergy Power Company and Minit-Charger (Edison) acquisitions when both “true-ups” are completed. For both of these acquisitions the Sellers were issued shares which the Company guaranteed would be worth $60.00 per share for the thirty days prior to the anniversary date of the purchase. This guarantee requires the issuance of additional shares or payment in cash for the difference in the share price on the respective anniversary dates. In the case of Innergy, the number of required “true up” shares is capped at 66,666.

H.	Inclusion of further make whole provisions to issue additional warrants adequate to maintain the pro rata debenture ownership % when fully diluted as per schedule 13 in the waiver agreement.

I.	Compliance with covenants per quarterly public reports issued for the periods ending June 30, September 30, and December 31, 2008 for the following:

1.	Net cash used
2.	Current ratio adjusted for non-cash liabilities
3.	Corporate Headquarters accounts payable amount

IMPACT OF THE AUGUST 2008 WAIVER PROVISIONS ON THE FINANCIAL STATEMENTS

During the period ended September 30, 2008 the impact to the financial statements for the provisions of the waiver noted above were estimated, the portion attributable to the period ending September 30, 2008 was charged to interest expense, and the remainder was capitalized as prepaid financing charges (see details in #1 through #3 below).  During the last three months of the waiver period, October to December 31, 2008, the remainder of the capitalized prepaid financing charges of $2,378,672 were charged to interest expense.  At December 31, 2008 all costs of the initial waiver had been fully expensed.

1.
The increase to principal of $1,559,859 (see letter “C” above) was added to the long term note, $1,157,315 was capitalized in prepaid financing charges and the portion of the increase attributable to the nine month period ending September 30, 2008 of $402,544, less previously accrued interest (now incorporated in the principal) of $191,438 was charged to interest expense. The capitalized remainder of $1,157,315 was charged to interest expense in the year ended December 31, 2008.

2.
The estimated change in value of the original 163,399 debenture warrants related to the pending reset of the exercise price (see letter “G” above) was calculated by using the Volume Weighted Average Price (VWAP) for the most recent 30 days prior to September 30, 2008 of $4.80 as the estimated new exercise price following the reset and the warrants were valued first at their current exercise price then at the estimated new price using the Black Scholes Model using the following assumptions: Strike Price $19.20 (old) and $4.80 (new), Stock Price $6.00 (price on date of agreement), time 780 days for November Warrants and 795 for December Warrants, Volatility 146.39%, Risk Free Interest Rate 3.83%. The increase in value calculated totaled $207,941.  Of the total, $154,279 was capitalized as prepaid financing costs and was amortized over the waiver period ending December 31, 2008.

3.
The estimated number of additional warrants required to be issued to true up to the original aggregate exercise price for the November and December Warrants (see letter “G” above) following the reset of the exercise price was calculated using the difference between the current aggregate exercise price of $3,137,256 (163,399 total warrants at original exercise price $19.20), and the new aggregate exercise price of $784,314 following the reset of the exercise price to $4.80. This difference totaled $2,352,942 requiring the issuance of an estimated 490,196 warrants (at $4.80) to maintain the previous aggregate exercise price. The new warrants were valued at $1,438,235 using the Black Scholes Model with the following assumptions: Strike Price $4.80, Stock Price $4.20 (price at September 30, 2008), time 753 days, Volatility 146.39%, Risk Free Rate 3.83%. Of the total, $1,067,077 was capitalized as prepaid financing costs and was amortized over the waiver period ending December 31, 2008.

IMPACT OF OCTOBER 2008 TRUE-UP (REQUIRED BY THE AUGUST 2008 WAIVER) TO THE FINANCIAL STATEMENTS

On October 17, 2008, a purchase price true up with Innergy was completed, whereby we satisfied our purchase price obligation to Innergy in the form of a share issuance (please see Note 4 for details).  This share issuance triggered the make whole provision in the debenture waiver (letter “G” above) which required us to immediately reset their warrant exercise price of $9.00 to the VWAP in place at the time of the Innergy True up of $3.60, as well as to change their debt conversion rate from the previous $9.00 to $3.60.  This true up also required the issuance of new warrants to allow the denture holders to maintain their previous aggregate exercise price following the update.  The calculations for this change to our debenture debt is outlined below.  All related charges were immediately charged to interest expense.

1.
The estimated change in value of the restated  debenture warrants related to the reset of the exercise price (see letter “G” above) was calculated by using the stock price employed for the Innergy true up calculation of $3.60 as the new exercise price following the reset and the warrants were valued first at their current exercise price then at the estimated new price using the Black Scholes Model using the following assumptions: Strike Price $4.80 (old) and $3.60  (new), Stock Price $6.00 (price on date of agreement), time 780 days for November Warrants and 795 for December Warrants, Volatility 146.39%, Risk Free Interest Rate 3.83%. The increase in value calculated totaled $35,001 and was charged to interest expense.

2.
The estimated number of additional warrants required to be issued to true up to the previous aggregate exercise price for the November and December Warrants (see letter “G” above) following the reset of the exercise price was calculated using the difference between the previous aggregate exercise price of $4.80 and the new aggregate exercise price following the reset to $3.60. This change  required the issuance of an additional 139,191 warrants (at $3.60) to maintain the previous aggregate exercise price. The change in value of the old vs. the  new increased number of warrants was ($445,061) using the Black Scholes Model with the following assumptions: Strike Price $3.60, Stock Price $2.40 (price at December 31, 2008), time 753 days, Volatility 146.39%, Risk Free Rate 3.83%. The reduction in value (due to the lower stock price) was charged to interest expense.

On January 30, 2009 a purchase price true up with Edison was completed, whereby we satisfied our purchase price obligation to Edison in the form of a share issuance (please see Note 4 for details).  This share issuance triggered the make whole provision in the debenture waiver (letter “G” above) which required the issuance of new warrants to allow the debenture holders to maintain their previous aggregate exercise price following the update.   This calculation resulted in the issuance of an additional 4,720,408 warrants (at $0.06) to maintain the previous aggregate exercise price. The change in value of the old vs. the new increased number of warrants was $124,147 using the Black Scholes Model consistent with the Innergy true up.  The cost of the increased warrants of $124,147 was charged to interest expense in the quarter ended March 31, 2009.

MARCH 2009 AMENDMENT TO THE DEBENTURES

On March 5, 2009 we entered in to an Agreement entitled “Amendment to Debentures and Warrants, Agreement and Waiver” (the “Agreement”) restructuring our equity with the institutional debt holders of the our Original Issue Discount 8% Senior Secured Convertible Debentures, dated November 6, 2007 (the “November 2007 Debentures”)  (aggregate principal amount equal to $4,117,649) and with our debt holder of our Original Issue Discount 8% Secured Convertible Debentures, dated December 6, 2007 (the “December 2007 Debenture”)  (aggregate principle amount equal to $1,764,707).  The November and December 2007 Debentures are held by Enable Growth Partners LP (“EGP”), Enable Opportunity Partners LP (“EOP”), Pierce Diversified Strategy Master Fund LLC, Ena (“Pierce”), and BridgePointe Master Find Ltd  (“BridgePointe”)(individually referred to as “Holder” and collectively as the “Holders”). The Agreement’s effective date is January 1, 2009.

MARCH 2009 WAIVER PROVISIONS:

In exchange for signing an Amendment to Debentures and Warrants, Agreement and Waiver which defers  interest payments due for the first quarter 2009 until May 1, 2009 and payment of monthly principal redemptions until May 1, 2009, we agreed to the following:
A.	Adjust the conversion price of the November 2007 Debentures and December 2007 Debenture s to $3.60.

B.
The Holders collectively shall maintain an equity position in the Company, in fully diluted shares, of 50.4%. Should the Holders’ equity position collectively become less than the 50.4%, the Company shall issue warrants to each Holder, pro-ratably to bring Holders’ equity position back to 50.4%.

C.	Additional covenants related to not exceeding $2,000,000 accounts payable amount or payment of other liabilities while the debentures are outstanding.

D.
The right to recommend for placement on the Company 's Board of Directors, a nominee by either BridgePointe or BridgePointe’s investment manager Roswell Capital Partners LLC. Such a recommendation shall meet the Company’s requirements as set forth in the Company’s Bylaws and all applicable federal and state law. The nominee shall serve until such time as the Company has redeemed the debentures.

E.
All outstanding Warrants (defined in the Securities Purchase Agreements dated November 6, 2007 and December 6, 2007), and all Warrants issued to Holders as consideration for the current or prior Amendments to the November 2007 Debentures and the December 2007 Debentures shall be amended t o have an exercise price of $3.60 (to the extent that such exercise price was previously above $3.60), and the expiration dates shall be extended to May 1, 2014.

F.
Use best efforts to obtain stockholder approval of an increase in the authorized number of shares of common stock of the Company. The proposal shall increase the number of authorized common shares from 300,000,000 to 500,000,000.

G.
In addition, the Securities Agreement, dated November 6, 2007 and all UCC-1 filings made as required thereof, shall be amended to include each of the Company’s current and future Patents and Trademarks. In addition the Company shall file notice of the Assignment for Security of the Company’s current and any future Patents and Trademarks with the United States Patent and Trademark Office and other foreign countries as appropriate.

IMPACT OF THE MARCH 2009 WAIVER PROVISIONS ON THE FINANCIAL STATEMENTS:

There was no financial impact of the March 2009 waiver as the warrants mentioned were reset to $3.60 at the time of the October 2008 true up.

MAY 2009 AMENDMENT TO THE DEBENTURES

Despite the current tenuous economic situation, the financial opportunities specifically in the Stimulus projects related to electric transportation, were deemed material to the Company’s future, thus on May 15, 2009, the Company and the Debenture Holders entered into an agreement entitled “Amendment to Debentures and Warrants, Agreement and Waiver” (the “Agreement”) restructuring the Company’s equity as well as establishing an inducement for additional working capital for the Company. The Agreement’s effective date was May 1, 2009.

MAY 2009 WAIVER PROVISIONS:

The Company agreed to the following:

1.	Defer payment of interest until November 1, 2009. Interest to be paid monthly from that date. Interest accrued though September 30, 2009 will be added to principal.

2.	Commence redemption of principal on January 1, 2010 in 10 equal payments.

3.
Consent to obtaining additional working capital for specified uses not to exceed $2,500,000 in the same form and rights of debentures pari pasu in seniority both as to security interest priority and right of payment with the debenture held by the existing holders.

4.
Segregation of payment of the Karner bridge note, reaffirmed Karner and Morrow employment agreements, identifies specific contract carve outs should the Company fail to achieve certain target objectives, and provide for a bonus should the target be achieved.

5.	Maintain the conversion price of the November 2007 Debentures and December 2007 Debentures at $.06.

6.
Additional covenants related to not exceeding $2,500,000 accounts payable amount or payment of other liabilities while the debentures are outstanding. Other covenants include maintaining minimum cash flow amounts. Allowing for inspection of financial records, and achieving Stimulus contract target objectives.

7.
The right to recommend for placement on the Company's Board of Directors, two (2)  nominees by either BridgePointe or BridgePointe’s investment manager Roswell Capital Partners LLC or other debenture holders. Such a recommendation will meet the Company’s requirements as set forth in the Company’s Bylaws and all applicable federal and state law. The nominees may serve until such time as the Company has redeemed the debentures.

8.
The existing Holders collectively will maintain an equity position in the Company, in fully diluted shares, of 80%. Should the existing holders Holders’ equity position collectively become less than the 80%, the Company will issue warrants to each existing Holder, pro-ratably to bring Holders’ equity position back to 80%. However, there are provisions (when additional capital is raised (not to exceed $2,500,000)) to bring the fully diluted position to 70% for the existing Holders as well as those Holders of new capital debentures.  There are provisions to further reduce the debenture holders to 65% should management achieve certain specified performance targets.

9.
All outstanding Warrants (defined in the Securities Purchase Agreements dated November 6, 2007 and December 6, 2007), and all Warrants issued to Holders as consideration for the current or prior Amendments to the November 2007 Debentures and the December 2007 Debentures will be amended to have an exercise price of $0.60 (to the extent that such exercise price was previously above $3.60), and the termination dates for the makeup warrants will be five (5) years from date of issuance.

10.
Use best efforts to obtain stockholder approval of an increase in the authorized number of shares of common stock of the Company.  The proposal shall increase the number of authorized common shares from 300,000,000 to 1,300,000,000.

11.
Agreed to specific provisions relating to disclosure of material nonpublic information by debenture holder board members, or at other times when complying with the provisions of the debenture waive agreement.

IMPACT OF THE MAY 2009 WAIVER PROVISIONS ON THE FINANCIAL STATEMENTS:

In the quarter ended June 30, 2009, the financial impact of the May waiver was calculated and is being amortized as noted below, over the waiver period of May 15, 2009 through December 31, 2009.

1.
The change in value of the restated debenture warrants related to the reset of the exercise price (see #9 above) was calculated using the Black Scholes Model using the following assumptions: Strike Price $0.06 (old) and $0.01 (new), Stock Price $0.11 (price on date of agreement), time 162.34 days Volatility 162.34%, Risk Free Interest Rate 3.10%. The increase in value calculated totaled $887,843.  This amount was added to additional paid in capital, and a contra-equity account for  “Unamortized Financing Charges” was established as the offset.  The portion of the Unamortized Financing Charges” that was charged to interest expense through September 30, 2009 was $532,706  The remaining $355,137 was expensed over the remainder of the waiver period (October through December 2009).

2.
The number of additional warrants  to be issued to support the requirement of an 80% equity position as described in #8 above was calculated as follows:  Total Debenture warrants outstanding prior to the waiver = 871,460 + shares available on debenture conversion 2,046,125 = 2,917,585 Total Fully Diluted Debenture Holder Ownership Pre-Waiver.  Total Company Fully Diluted Shares at May 15, 2009 of 14,347,848 was used as the base on which to calculate the 80% ownership target  of  11,478,278 shares.  To determine the warrants to be issued the 80% target figure of 11,478,278 less total Debenture Holder Ownership of 2,917,585 resulted in 8,560,692 (additional warrants to be issued).  To value the new warrants we used the market cap at the date of the issuance calculated as shares outstanding at May 15, 2009 of 2,698,436 multiplied by the closing share price of  $6.60 = $17,809,681.  To get the portion of the market cap  attributable to the new warrants (vs. those already held by the debenture holders ) we divided the # of new warrants (8,560,692) by the total 80% ownership target number of shares for the debenture holders (11,478,278)  to get (75%).  The 75% was multiplied by  80% total ownership %, and the resulting 60% was then multiplied by the total market cap to get the portion of the market cap attributable to the new issuance of  $10,626,208. This amount was added to additional paid in capital, and a contra-equity account for “Unamortized Financing Charges” was used as the offset.

All Unamortized Financing Charges were amortized and charged to charged to interest expense over the waiver period in the year ending December 31, 2009.

JUNE 2009 AMENDMENT TO THE MAY AMENDMENT TO THE DEBENTURES

The debenture holders and the Company signed a First Amendment to Amendment to Debentures and Warrants, Agreement and Waiver dated June 30, 2009.  This amendment modified the May 15, 2009 Amendment by:

a.	Increasing approval authority for specified transactions for the November and December 2007 and July 2009 Debenture Holders to 85% from 75% of outstanding principal amount.

b.	Clarifying whom has Board of Director member rights

c.	Clarifying the June 30, 2009 warrant true-up calculation, per the May 15, 2009 Amendment.

IMPACT OF THE PROVISIONS OF THE JUNE AMENDMENT TO THE FINANCIAL STATEMENTS:

There was no impact to the financial statements related to the June amendment to the May 15, 2009 amendment.

The current portion of the debentures is recorded, net of a $931,261 discount, is $6,794,992 at September 30, 2009.  The long-term portion of the debentures is $858,472 as of September 30, 2009.

Included in accrued interest is $466,107 of accrued interest relating to the debentures at September 30, 2009.

JULY 2009 NEW DEBENTURE ISSUANCE

To support ECOtality’s expansion and current working capital needs, the Company received a direct investment of $2,5000,000 in 8% Secured Convertible Debentures due October 1, 2010, of which Shenzhen Goch Investment Ltd was issued $2,000,000 in debentures, Enable Growth Partners (current debenture holder) was issued $250,000 in debentures, and BridgePointe Master Fund (current debenture holder) was issued $250,000 in debentures. The debentures have an exercise price or $3.60 per share of ECOtality common stock.  The July 2009 Debentures:

a.	Are consistent with the initial debentures issued in November and December 2007 except this series is secured, convertible rather than original issue discount debentures.

b.	Update the original Security Purchase Agreements, Securities Agreements, Registration Rights Agreements, Subsidiary Guarantees, and related disclosure schedules.

c.
Provide for issuance of warrants to Shenzhen Goch Investment Ltd for their capital investment and adjusting the warrants held by Enable and BridgePointe subject to the June 30, 2009 true up as defined in the May 15, 2009 Amendment.

d.	Restate the agreement to increase the number of the Company’s authorized common shares from 300,000,000 to 1,300,000,000.

e.
Restate the covenants established in the May 15, 2009 Amendment and the Karner “carve-out” should certain “Stimulus” contract targets not be achieved. In accordance with the terms of the May 15 Amendment, the Company and Karner agreed that if Karner continues to remain a full-time employee, and The Company (with Karner’s assistance) fail to secure executed Stimulus Contracts (as defined in the May 15 Amendment) having an aggregate total contract value of $20,000,000 or more during the period from May 15, 2009 through October 1, 2009, then The Company  must, on or prior to October 9, 2009, transfer ownership of all stock and assets of The Clarity Group, Inc. to Karner.

(NOTE - on September 30, 2009 contracts totaling in excess of $20 million were achieved so this carve out provision is no longer valid).

OCTOBER 2009 SECURITIES EXCHANGE AGREEMENT

On October 31, 2009, ECOtality, Inc. (“ECOtality” or the “Company”) signed a Securities Exchange Agreement with all holders of its convertible debentures and holders of certain warrants to convert all outstanding amounts ($9,111,170) under these debentures and all related warrants into an aggregate of 8,597,299  shares of Series A Convertible Preferred Stock (while not impacted by the current common stock split discussed herein, it could be subject to adjustment for future forward and reverse stock splits, stock dividends, recapitalizations and the like). The Series A Convertible Preferred Stock has no redemption or preferential dividend rights, but may be converted into shares of the Company’s common stock (the “Common Stock”) at a 1:1 ratio.

IMPACT OF THE PROVISIONS OF THE SECURITIES EXCHANGE AGREEMENT ON THE FINANCIAL STATEMENTS:

The outstanding principal and unpaid interest on the date of the agreement was $9,111,170.  The oustanding debenture liability was relieved in full and a credit was recorded to additional paid in capital in the amount of  9,102,573 and preferred stock was credited at par value of $0.001 multiplied by the 8,597,299 shares that were issued, for a credit of $8,597.  The unamortized discount on the convertible debentures was $676,244 immediately prior to the transaction.  This amount was charged in full to interest expense in the year ended December 31, 2009.

Interest expense totaled $15,915,438 and $4,620,364 for the year ended December 31, 2009 and 2008 respectively.

On August 29, 2008, Mr. Donald Karner, a director of the Company, and Kathryn Forbes agreed to provide the Company a line of credit for up to $650,000. This Line was secured by a second position on receivables (junior to previously issued debentures). During the year ended December 31, 2008, $450,000 was advanced by Mr. Karner and Ms. Forbes. Further advances above $450,000 were contingent on the Company securing additional financing as agreed by October 26, 2008. This line carries a loan fee of $45,000 payable when the line expires.  The line was originally scheduled to expire December 15, 2008, but was extended to April 20, 2009 by the Lenders.  In consideration of the extension, an interest fee of $50,000 was paid to the Lenders in December 2008.  No other interest payments or fees are required under the agreement. The fee of $45,000 was expensed in full as of December 31, 2008.  All amounts advanced under the Line are due and payable in full on April 20, 2009. The balance of the note payable was $450,000 at December 31, 2008.  This balance was paid in full on December 11, 2009 leaving a $0 balance in accrued liabilities related to this item at December 31, 2009.

Note 7 – Stockholders’ equity

The Company is authorized to issue 1,300,000,000 shares of its $0.001 par value common stock and 200,000,000 shares of $0.001 par value preferred stock.

Common Stock

During the year ended December 31, 2007, the Company issued a total of 13,167 shares of common stock to consultants for services. The stock was valued at the current market price at the date of issue for a total of $400,400.  This amount was recorded as a prepaid expense for services to be amortized over the periods of the related agreements.  During the year ended December 31, 2007, $284,375 has been amortized and $116,025 remained in prepaid expenses.  During the year ended December 31, 2008, $116,025 was amortized and $0 remained in prepaid expenses at December 31, 2008.

 During the year ended December 31, 2007, the Company signed an employment agreement with the CEO of the Company.  The Company agreed to issue a total of 16,666 options for shares of common stock currently and issue another 16,666 options to him one year from the date of the agreement.  The options issued in 2007 have a term of ten years and a strike price of $3.60.  The aggregate fair value of the Warrants equals $281,300 based on the Black-Scholes pricing model using the following assumptions: 3.95% risk free rate, 162.69% volatility, strike price of $18.00, market price of $19.20, no yield, and an expected life of 5 years.  This amount was recorded as unamortized cost of stock issued for services to be amortized over the two-year period of the agreement.  During the year ended December 31, 2007, $23,442 was amortized into expense and $257,858 remained in unamortized cost of stock issued for services.  $140,650 was amortized in 2008, and the remaining $117,208  was expensed in the six months ending June 30, 2009.   The options issued in 2008 were treated as earned equally over the two-year term of the agreement so that 1,389 of these options were earned and expensed as of December 31, 2007.  Those options were valued using the Black-Scholes pricing model using the same assumptions and valued at $14,442. The balance of the options were valued at $55,168 using the Black Scholes pricing model and were expensed as earned in the year ending December 31, 2008.

During the year ended December 31, 2008, a debenture holder, BridgePointe, elected to convert a portion of their principal to shares at the conversion rate in affect at that time of $18.00 per share.  $100,000 of principal was converted to 5,555 shares

During the year ended December 31, 2008 the Company entered into contracts with employees that called for the issuance of 5,000 shares of the Company’s $0.001 common stock.  These shares were valued at $25,000.  This amount was expensed to compensation in the year ended December 31, 2008.

On August 8, 2008 the Company entered into a contract for services with vendor that called for the issuance of 6,500 shares of the Company’s $0.001 common stock.  These shares were valued at $54,900 and were expensed over the life of the contract.  At December 31, 2008 $22,750 had been expensed leaving a balance of $31,850 in prepaid services.  In the nine months ended September 30, 2009 the remaining $31,850 was expensed leaving a balance of $0  in prepaid services at September 30,2009.

On October 1, 2007, the Company acquired certain assets of the Innergy Power Corporation and its wholly owned subsidiary, Portable Energy De Mexico, S.A. DE C.V. The fair market value of the transaction was $3,000,000. The Company issued 50,000 shares of the Company’s common stock for the acquisition.  The Company guaranteed to the sellers that the shares would be worth 60 each ($3,000,000) during the 30-day period commencing 11 months from the closing date. If the shares were not worth $3,000,000, the company would be required to either (a) issue additional shares such that the total shares are worth $3,000,000 at that time or, (b) issue a total of 66,666 new shares, or (c) pay cash to the seller such that the aggregate value of the 50,000 shares plus the cash given would equal $3,000,000. On October 17, 2008, 66,666 shares were issued to Innergy Power Corporation in full satisfaction of our purchase obligation to them.

There were 2,157,048 shares of common stock issued and outstanding at December 31, 2008.

On December 6, 2007 the Company acquired through eTec the Minit-Charger business of Edison Enterprises. The fair market value of the transaction was $3,000,000. The company paid $1,000,000 in cash and issued 33,333 shares of the company’s common stock for the acquisition.  The company guaranteed to the sellers that the shares would be worth $60 each ($2,000,000) by the tenth day following the first anniversary date of the transaction. If the shares are not worth $2,000,000, the company would be required to either issue additional shares such that the total shares are worth $2,000,000 at that time or pay cash to the seller so that the aggregate value of the 2,000,000 shares plus the cash given would equal $2,000,000.  This purchase price obligation was settled in full on January 30, 2009 with the issuance of 522,222 shares of ECOtality’s $0.001 par value common stock.

In March 2009 the Company issued 17,917  shares of the Company’s $0.001 common stock in satisfaction of $90,000 in accounts payable owed to two service vendors.

On April 13, 2009 1,250 shares of common stock owed in 2008 were issued to an employee in accordance with an employment agreement.

For the year ended December 31, 2009, 16,667 shares of common stock valued at $260,000 and  were issued and 16,667 were owed in return for professional services.

19,895 shares were issued to Corporate Headquarter employees as compensation.  These awards were valued at $128,987 and approved by the Board and were issued in recognition of performance during the year ended December 31, 2009.

On October 31, 2009, ECOtality signed a Securities Purchase Agreement and a Registration Rights Agreement with certain accredited investors (the “Investors”) pursuant to which the Investors agreed to purchase shares of the Company's Common Stock at a purchase price of $7.20 per share.  $20,500,000 was raised pursuant to the Purchase Agreement in the year ended December 31, 2009.   Total fees to brokers associated with the capital raise were $1,204,935 in cash as per their contracted fee agreements.  $15,500,000 was received in the year ended December 31, 2009.  1,458,330 Shares were issued in 2009 in satisfaction of $10,500,000 of the investment received.  The the remaining $5,000,000 received in 2009 and an additional $5,000,000 subscribed in 2009 were related to a single investor.  To capture the partial receipt and outstanding commitment, a subscription receivable of $5,000,000 and 1,388,889shares owed but not issued were recorded at December 31, 2009 and were subsequently issued upon receipt of the second half of the investor's total $10,000,000 investment in January of 2010.  In addition to the shares and fees described above, the purchase agreement called for the issuance of 2,847,222 warrants to the new investors and 163,194 warrants to the brokers involved in the capital raise, as part of the contractual fee agreements.  These are five year warrants with an exercise price of $9.00 and were issued November 10, 2009.

On September 30, 2009, triggering conditions were met under the management incentive plan resulting in the grant of an equity award to Mr. Jonathan Read valued at $8.1 million. This award, originally stated in terms of warrants was never issued, was subsequently revised and reduced, with final grant and award of 673,505 shares of the Company’s $0.001 par value common stock being granted to Mr. Read on January 15, 2010, with final issuance of the shares on January 27, 2010. The value of the final award was calculated at the time of the issuance of the shares on January 27, 2010. The share price on that date was $5.50 for total compensation of $3,704,278. At December 31, 2009 the full amount of the original award of $8.1 million was recorded in additional paid in capital and the shares were shown as owed but not issued. The award amount booked to additional paid in capital was not reduced from the original $8.1 million estimate to the $3.7 million final award value in compliance with GAAP.

For the year ended December 31, 2009, 2,118,723 shares were issued on the cashless conversion of 2,256,656 debenture warrants with an exercise price of $0.60 as follows. Enable Growth exercised 970,353 warrants in exchange for 913,805 shares,  Enable Opportunity exercised 114,159 warrants in exchange for 107,506 shares, Pierce Diversified Master Fund exercised 57,079 warrants in exchange for 53,753 shares,  BridgePointe Master Fund exercised 1,080,210 warrants in exchange for 1,010,324 shares and Glenwood Capital, LLC (recipient of assigned warrants) exercised 34,854 warrants in exchange for 33,333 shares

For the year ended December 31, 2009, 98,610 shares were issued on the cashless conversion of 105,306 Brookstreet Investor warrants at $0.60 exercise price.

For the year ended December 31, 2009, 302,778 shares on the Company's $0.001 par value common stock were issued for conversion of debenture debt in the amount of $1,090,000 at a rate of $3.60 as follows: Pierce Diversified Master Fund converted $42,000 in debt for 11,667 shares, Enable Growth converted $714,000 in debt for 198,333 shares, Enable Opportunity converted $84,000 in debt for 23,333 shares and BridgePointe Master Fund converted $250,000 in debt for 69,444 shares.

On  September 30, 2009, triggering conditions were met under the management incentive plan resulting in the grant of an equity award to Mr. Read valued at $8.1MM.  This award, originally stated in terms of warrants was never issued, was subsequently revised and reduced, with final grant and award of 673,505 shares of the Company's $0.001 par value common stock being granted to Mr. Read on January 15, 2010, with final issuance of the shares on January 27, 2010.   The shares associated with this award were recorded as shares owed but not issued as of December 31, 2009. The value of the final award was calculated at the time of the issuance of the shares on January 27, 2010.  The share price on that date was $5.50 for total compensation of $3,704,278.

There were 6,713,285 shares of Common Stock outstanding and 2,079,061 shares owed but not issued at December 31, 2009.

Preferred Shares

On October 31, 2009, ECOtality, Inc. (“ECOtality” or the “Company”) signed a Securities Exchange Agreement with all holders of its convertible debentures and holders of certain warrants to convert all outstanding amounts ($9,111,170) under these debentures and all 6,455,083 related warrants into an aggregate of 8,597,299  shares of Series A Convertible Preferred Stock (while not impacted by the current common stock split discussed herein, it could be subject to adjustment for future forward and reverse stock splits, stock dividends, recapitalizations and the like). The Series A Convertible Preferred Stock has no redemption or preferential dividend rights, but may be converted into shares of the Company’s common stock (the “Common Stock”) at a 1:1 ratio

There were 8,597,299 shares of Series A Convertible Preferred Stock outstanding at December 31, 2009.

Note 8 – Options and Warrants

 As of December 31, 2007, there were 317,924 options and warrants outstanding.

The November and December debenture warrants issued in year ending December 31, 2007 were covered by the 2008 Debenture Waiver documents and as such were subject to the reset provisions outlined in Note 6 (A-I).  In October 2008 these warrants were reset to an exercise price of $4.80 and additional “make whole” warrants were issued to allow the denture holders to true up to the previous aggregate exercise price (original number of warrants extended at previous higher exercise price vs. the lower true up price triggered by the Innergy true up make whole provision.).  This reset led to the issuance of an additional 490,196 warrants attributable to the November and December Warrants with an exercise price of $4.80.

The November and December debenture warrants were reset a second time in October 2008 from $4.80 to $3.60 due to the Innergy True Up outlined in Note 6 and an additional 139,191 new warrants with an exercise price of $3.60 were issued.

16,667 10-year options with and exercise price of $2.40 were issued to the CEO of the Company in accordance with his employment agreement.

At December 31, 2008, there were 963,979 options and warrants outstanding.

A third reset of the November and December debenture warrants occurred in January 2009 due to the Edison True up outlined in Note 6.  This reset led to the issuance of an additional 78,673 warrants attributable to the November and December Warrants with an exercise price of $3.60.

On May 15, 2009 the November and December debentures were amended as outlined in Note 6.  As a result, the existing warrants were reset from $3.60 to $0.60 exercise price and an additional 8,560,692 true up warrants were also issued to provide for an 80% equity position agreed to as part of this amendment.

In conjunction with the new July 2 debentures discussed more fully in Note 6, the November and December 2007 debenture holders surrendered 720,703warrants in compliance with the June 30th True Up requirement contained in the May 15, 2009 debenture waiver.

For the year ended December 31, 2009, 2,118,723 shares were issued on the cashless conversion of 2,256,656 debenture warrants with an exercise price of $0.60 as follows. Enable Growth exercised 970,353 warrants in exchange for 913,805 shares,  Enable Opportunity exercised 114,159 warrants in exchange for 107,506 shares, Pierce Diversified Master Fund exercised 57,079 warrants in exchange for 53,753 shares,  BridgePointe Master Fund exercised 1,080,210 warrants in exchange for 1,010,324 shares and Glenwood Capital, LLC (recipient of assigned warrants) exercised 34,854 warrants in exchange for 33,333 shares

In accordance with our October 2009 Securities Purchase Agreement, new investors would secure 1 share of common stock per $7.20 invested plus one warrant to purchase one share of common stock for a price of $9.00.  In return for total equity investments received of $15.5 million in addition to a subscription receivable of an additional $5 million, 2,847,222 five year warrants were issued on November 10, 2009 with an exercise price of $9.00 to 13 new investors.  In addition, 163,194 five year warrants with an exercise price of $9.00 were issued to brokers involved in the capital raise activities in accordance with their contractual agreements.

18,332 five year warrants with an exercise price of $0.60 were issued to two consultants in accordance with their contractual agreements.

17,615 five year warrants with an exercise price of $0.60 were issued to Brookstreet Investors in satisfaction of anti-dilution provisions as outlined in their Securities Purchase Agreements.

105,693 warrants with an exercise price of $0.60 were cashless exercised by Brookstreet Investors in return for 98,610 shares of common stock.

On October 31, 2009, ECOtality, Inc. (“ECOtality” or the “Company”) signed a Securities Exchange Agreement with all holders of its convertible debentures and holders of certain warrants to convert all outstanding amounts ($9,111,170) under these debentures and all 6,455,083 related warrants into an aggregate of 8,597,299  shares of Series A Convertible Preferred Stock.

	Number Of Shares	Weighted- Average Exercise Price
Outstanding at December 31, 2005	0	$0.00
Granted	0	$0.00
Exercised	0	$0.00
Cancelled	0	$0.00
Outstanding at December 31, 2006	146,666	$34.20
Granted	195,899	$18.60
Exercised	(24,641)	$21.00
Cancelled	-	$0.00
Outstanding at December3l, 2007	317,924	$25.20
Granted	646,054	$3.60
Exercised	0	$0.00
Cancelled	-	$0.00
Outstanding at December 31, 2008	963,979	$8.40
Granted	11,685,721	$2.78
Exercised	(8,817,143)	$0.60
Cancelled	(720,703)	$0.60
Outstanding at December 31, 2009	3,111,854	$9.72

	STOCK WARRANTS OUTSTANDING
Range of Exercise Prices	Number of Shares Outstanding	Weighted- Average Remaining Contractual Life in Years	Weighted- Average Exercise Price
$74.40 - $85.20	31,665	1.55	$81.66
$21.00	2,281	1.83	$21.00
$16.80	16,666	7.83	$16.80
$11.10	15,832	8.00	$11.10
$9.00	3,010,412	4.81	$9.00
$2.40	16,666	8.83	$2.40
$0.60	18,332	4.81	$0.60
	3,111,854	4.88	$9.72

	STOCK WARRANTS EXERCISABLE
Range of Exercise Prices	Number of Shares Exercisable	Weighted- Average Exercise Price
$74.40 - $85.20	31,665	$81.66
$21.00	2,281	$21.00
$16.80	16,666	$16.80
$11.10	15,832	$11.10
$9.00	3,010,412	$9.00
$2.40	16,666	$2.40
$0.60	18,332	$0.60
	3,111,854	$9.72

NOTE 9 – Income taxes

The Company follows ASC subtopic 740-10 (formerly Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes”) for recording the provision for income taxes.  ASC 740-10 requires the use of the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company’s effective income tax rate is higher than would be expected if the federal statutory rate were applied to income before tax, primarily because of expenses deductible for financial reporting purposes that are not deductible for tax purposes during the year ended December 31, 2009 and 2008.

The Company’s operations for the year ended December 31, 2009 and 2008 resulted in losses, thus no income taxes have been reflected in the accompanying statements of operations.

As of December 31, 2009 and 2008, the Company has net operating loss carry-forwards which may or may not be used to reduce future income taxes payable. Current Federal Tax Law limits the amount of loss available to offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.  A valuation allowance has been recorded to reduce the net benefit recorded in the financial statements related to this deferred asset. The valuation allowance is deemed necessary as a result of the uncertainty associated with the ultimate realization of these deferred tax assets.

The provision for income taxes consist of the following:

	As of December 31,
	2009	2008
Current tax	$-	$-
Benefits of operating loss carryforward	3,295,000	3,780,000
Change in valuation allowance	(3,295,000)	(3,780,000)
Provision for income tax	$-	$-

Below is a summary of deferred tax asset calculations as of December 31, 2009 based on a 34% income tax rate. Currently there is no reasonable assurance that the Company will be able to take advantage of a deferred tax asset. Thus, an offsetting allowance has been established for the deferred asset.

	Deferred tax asset	34% tax rate
Net operating loss	$27,730,124	$9,425,000
Reserves and allowances	8,859,582	1,025,000
Goodwill, net of amort.	3,027,045	3,010,000
		13,460,000
Valuation allowance		(13,460,000)
Deferred tax asset		$-

For financial reporting purposes, the Company has incurred a loss since inception to December 31, 2009.  Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2009. Further, management does not believe it has taken the position in the deductibility of its expenses that creates a more likely than not potential for future liability under the guidance of FIN 48.

A reconciliation between the amount of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	Year ended December 31,
	2009	2008
Federal and state statutory rate	34%	34%
Non-deductible items in net loss	(23)%	13%
Change in valuation allowance	(11)%	(47)%
	-	-

Note 10 – Commitments and contingencies

As of December 31, 2009, the Company has five leases in effect for operating space.  Future obligations under these commitments are $275,431 for 2010, $234,775 for 2011, $239,777 for 2012 and $63,499 for 2013.

In June of 2006, the Company entered into a License Agreement with California Institute of Technology, whereby the Company obtained certain exclusive and non-exclusive intellectual property licenses pertaining to the development of an electronic fuel cell technology.  The License Agreement carries an annual maintenance fee of $50,000, with the first payment due on or about June 12, 2009 which has been accrued through the year ended December 31, 2009.   The License Agreement carries a perpetual term, subject to default, infringement, expiration, revocation or unenforceability of the License Agreement and the licenses granted thereby.

Note 11 – Segment Reporting

Generally Accepted Accounting Principles require disclosures related to components of a company for which separate financial information is available that is evaluated regularly by a company’s chief operating decision maker in deciding the allocation of resources and assessing performance.  Upon completion of FuelCellStores.com, Innergy Power Corporation, Electric Transportation Engineering Corporation (eTec) and eTec’s Minit-Charger business acquisitions from June through December 2007, the Company identified its segments based on the way management expects to organize the Company to assess performance and make operating decisions regarding the allocation of resources. The Company has concluded it has three reportable segments for the years ended December 31, 2009 and 2008; ECOtality Stores segment, Innergy Power segment and eTec segment. The ECOtality Stores segment is the online marketplace for fuel cell-related products and technologies with online distribution sites in the U.S., Japan, Russia, Italy and Portugal .  The Innergy Power segment is comprised of the sale of solar batteries and other solar and battery powered devices to end-users. The eTec segment relates to sale of fast-charge systems for material handling and airport ground support applications to the testing and development of plug-in hybrids, advanced battery systems and hydrogen ICE conversions and consulting revenues.  This segment also includes the Minit-Charger business which relates to the research, development and testing of advanced transportation and energy systems with a focus on alternative-fuel, hybrid and electric vehicles and infrastructures.  eTec holds exclusive patent rights to the eTec SuperCharge™ and Minit-Charger  systems - battery fast charge systems that allow for faster charging with less heat generation and longer battery life than conventional chargers.  The Company has aggregated these subsidiaries into three reportable segments: ECOtality/Fuel Cell Store, eTec and Innergy.

The accounting policies for the segments are the same as those described in the summary of significant accounting policies in Note 2 of this Form 10-K.  Management continues to assess how it evaluates segment performance, and currently utilize income (loss) from operations, excluding share-based compensation (benefits), depreciation and intangibles amortization and income taxes.  For year ended December 31, 2009 and 2008 inter-segment sales were $28,723 and $0.  All inter-segment sales have been eliminated in the consolidation process.

Summarized financial information concerning our reportable segments for the year ended December 31, 2009 are as follows:

YEAR ENDED DECEMBER 31, 2009
	ETEC	INNERGY	FUEL CELL STORE	TOTAL
Total net operating revenues	$5,702,323	$2,111,198	$788,153	$8,601,674
Depreciation and amortization	$320,064	$7,078	$3,561	$330,703
Operating income (loss)	$(2,077,492)	$646,001	$147,715	$(1,283,776)
Interest Income (expense)	$(1,289)	$-	$-	$(1,289)
Gain / (Loss) on disposal of assets	$48,523	$-	$-	$48,523
Other Income (expense)	$236	$-	$-	$236
Segment Income before Corporate Overhead Allocation	$(2,030,022)	$646,001	$147,715	$(1,236,306)
Corporate Overhead Allocation	$18,653,977	$6,906,350	$2,578,280	$28,138,607
Segment Income / (Loss)	$(20,683,999)	$(6,260,349)	$(2,430,565)	$(29,374,913)

Not Included in segment income:
Depreciation on Corporate Assets				$132,840
Reported Net income after tax				$(29,507,750)
Capital Expenditures	$771,919	$-	$5,945	$777,864

Total segment assets - excluding intercompany receivables	$2,876,733	$714,433	$186,909	$3,778,075
Other items Not included in Segment Assets:
Goodwill				$3,495,878
Other Corporate Assets				$12,352,371
Total Reported Assets				$19,626,324

Summarized financial information concerning the Company’s reportable segments for the year ended December 31, 2008 is as follows:

YEAR ENDED DECEMBER 31, 2008
	ETEC	INNERGY	FUEL CELL STORE	TOTAL
Total net operating revenues	$8,072,664	$2,324,170	$790,549	$11,187,384
Depreciation and amortization	$470,929	$6,229	$3,560	$480,718
Operating income (loss)	$(528,193)	$(40,368)	$49,859	$(518,702)
Interest Income	$9,632	$519	$-	$10,151
Gain / (Loss) on disposal of assets	$(95)	$-	$-	$(95)
Other Income - Working Capital True Up	$364,645	$-	$-	$364,645
Segment Income before Corporate Overhead Allocation	$(154,011)	$(39,849)	$49,859	$(144,001)
Corporate Overhead Allocation	$5,721,432	$1,534,970	$531,566	$7,787,968
Segment Income / (Loss)	$(5,875,443)	$(1,574,819)	$(481,707)	$(7,931,969)

Not Included in segment income:
Depreciation on Corporate Assets				$135,241
Reported Net income after tax				$(8,067,210)
Capital Expenditures	$251,260	$12,025	$-	$263,284

Total segment assets - excluding intercompany receivables	$3,637,112	$512,532	$158,599	$4,308,243
Other items Not included in Segment Assets:
Goodwill	$-	$-	$-	$3,495,878
Other Corporate Assets	$-	$-	$-	$1,022,336
Total Reported Assets				$8,826,457

NOTE 12 – Related Party Transactions

On August 29, 2008, Mr. Donald Karner, a director of the Company, and Kathryn Forbes agreed to provide the Company a line of credit for up to $650,000. This Line is secured by a second position on receivables (junior to previously issued debentures). During the nine months ended September 30, 2008, $300,000 was advanced by Mr. Karner and Ms. Forbes. This line carried a loan fee of $45,000 payable when the line expired on December 15, 2008. No other interest payments or fees were required under the agreement. The fee of $45,000 was expensed over the life of the Line. Imputed interest of $1,425 and financing charges of $6,962 were expensed in the nine month period ending September 30, 2008.  The balance of the note payable of $450,000 was paid July 9, 2009.

Please refer to Note 7 for information on equity awards to employees.

Note 13 – Subsequent Events

The Company has evaluated all subsequent events through April 15, 2010, the date the financial statements were issued, and determined that there are no subsequent events to record, and the following subsequent events to disclose:

On January 6, 2010, ECOtality Inc. established a new, wholly-owned subsidiary, ECOtality Australia Pty Ltd.  The Company, headquartered in Brisbane, Queensland, will market and distribute battery charging equipment to support on-road electric vehicles (EV), industrial equipment, and electric airport ground support equipment (GSE).

On January 15, 2010 the Company issued 673,505 common shares to the CEO of the Company in satisfaction of the management incentive plan award that was triggered in September 2009 but for which the final structure of the equity award was not determined and finalized until 2010.  This award is described further in footnote 7.

 On October 31, 2009, ECOtality Inc. signed a Securities Purchase Agreement and a Registration Rights Agreement with certain accredited investors  pursuant to which the Investors agreed to purchase shares of the Common Stock at a purchase price of $7.20 per share.  On January 7, 2010 we received the remaining $5,000,000 investment in this offering that remained outstanding after the closing on November 20, 2009.   As a result, the Company issued 1,388,888 shares in January 2010 to the investor for whom the total commitment was $10 million, of which $5 million was received in 2009 and $5 million was received in 2010.

From January 1, through April 13, 2010, a consultant to the company exercised 19,998 warrants with an exercise price of $0.60 for cash and 19,998 shares of the Company's common stock were issued.

On March 1, 2010 a lease for a new Corporate Headquarters location for ECOtality went into effect.  This lease is for a term of  68 months for 4,441 rentable square feet in Tempe, AZ.  For the first 8 months of rent were abated and all tenant improvements were funded by the landlord, CH Realty III.  The first 20 months of the lease call for monthly payments starting in month 9 of $10,177 based on an annual rate of $27.50 per square foot.  Future monthly rates are as follows:  Month 21 - 32 ($28.00 per sf.), Month 33-44 ($28.50 per sf.), Month 45-56 ($29.00 per sf.), Month 57-68 ($29.50 per sf.).

On March 3rd, 2010 BridgePointe Master Fund converted 60,000 of their series A preferred shares into 60,000 shares of the Company's common stock.

From January 1, through April 13, 2010, 17,766 shares of the Company's common stock were issued in to two consultants in accordance with their contracts.

On April 7th 2010, 1,100 shares were issued to an employee of eTec in accordance with an employment agreement.

ECOtality, Inc.
Condensed Consolidated Statement of Operations
Unaudited

	For the Three Months Ended March 31,
	2010	2009

Revenue	$2,700,086	$2,470,199
Cost of goods sold	2,391,524	1,394,293

Gross profit	308,561	1,075,906

Expenses:
Depreciation	141,605	138,970
General and administrative expenses	2,239,554	1,342,509
Research and development	12,834	11,467
Total expenses	2,393,991	1,492,944

Operating loss	(2,085,429)	(417,038)

Other income:
Interest income	15,210	-
Gain on Disposal of Assets	-	9,760
Total other income	15,210	9,760

Other expenses:
Interest expense	328,794	616,277
Total other expenses	328,794	616,277

Loss from operations before income taxes	(2,399,015)	(1,023,555)

Provision for income taxes	-	-

Net (loss)	$(2,399,015)	$(1,023,555)

Weighted average number of common shares outstanding - basic and fully diluted	8,297,496	2,522,375

Net (loss) per share-basic and fully diluted	$(0.29)	$(0.41)

The accompanying notes are an integral part of these financial statements

ECOtality, Inc.
Condensed Consolidated Balance Sheets

	March 31, 2010	Decenber 31, 2009
	(Unaudited)	(Audited)
Assets

Current assets:
Cash	$14,885,506	$11,824,605
Receivables, net of allowance for bad debt of $88,898 and $92,494 as of 3/31/10 and 12/31/09 respectively	1,474,495	1,296,696
Inventory, net of allowance for obsolescence of $292,896 and $335,864 as of 03/31/10 and 12/31/09 respectively	994,949	749,492
Prepaid expenses and other current assets	364,812	387,327
Total current assets	17,719,762	14,258,120

Fixed assets, net accumulated depreciation of $4,284,328, and $4,124,431 as of 3/31/10 and 12/31/09 respectively	1,933,149	1,872,347

Goodwill	3,495,878	3,495,878

Total assets	$23,148,788	$19,626,344

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$882,933	$372,982
Accrued liabilities	1,839,256	1,438,177
Total current liabilities	2,722,188	1,811,159

Total LT Debt	287,500	287,500

Stockholders’ equity:
Preferred stock, $0.001 par value, 200,000,000 shares authorized, 8,537,299 and 8,597,299 shares issued and outstanding as of 3/31/10 and 12/31/09 respectively	8,537	8,597
Common stock, $0.001 par value, 1,300,000,000 shares authorized, 8,872,474 and 6,713,285 shares issued and outstanding as of 3/31/10 and 12/31/09, respectively	8,871	6,712
Common stock owed but not issued; 0 and 2,079,061 shares at 3/31/10 and 12/31/09 respectively	-	2,079
Additional paid-in capital	88,423,053	88,411,074
Subscription receivable	-	(5,000,000)
Retained deficit	(68,244,383)	(65,845,368)
Accumulated Foreign Currency Translation Adjustments	(56,979)	(55,409)
Total stockholders' equity	20,139,099	17,527,685

Total liabilities and stockholders' equity	$23,148,788	$19,626,344

The accompanying notes are an integral part of these financial statements

ECOtality, Inc.
Condensed Consolidated Statement of Cash Flows
Unaudited

	For the three Months Ended March 31,
	2010	2009

Cash flows from operating activities
Net Income (loss)	$(2,399,015)	$(1,023,555)
Adjustments to reconcile:
Stock and options issued for services and compensation	-	90,000
Depreciation	159,894	138,970
Amortization of stock issued for services	-	35,163
Amortization of discount on notes payable	-	382,525
Gain on disposal of assets	-	(9,760)
Changes in operating assets and liabilities:
Accounts Receivable	(177,799)	187,322
Inventory	(245,458)	143,291
Prepaid expenses and other	22,531	90,497
Accounts Payable	509,951	(97,350)
Accrued Liabilities	401,064	191,934
Net cash provided (used) by operating activities	(1,728,832)	129,036

Cash flows from investing activities
Purchase of fixed assets	(220,696)	(4,157)
Proceeds from sales of fixed assets	-	9,760
Net cash (used) by investing activities	(220,696)	5,603

Cash flows from financing activities

Proceeds from Warrant Exercise	11,999	-
Proceeds from Subscription Receivable	5,000,000	-
Net cash provided (used) by financing activities	5,011,999	-

Effects of exchange rate changes	(1,570)	(5,319)

Net increase (decrease) in cash	3,060,901	129,320
Cash – beginning	11,824,605	327,332
Cash – ending	$14,885,506	$456,652

Supplemental disclosures:
Interest paid	$4,852	$-
Income Taxes paid	$-	$-
Non-cash transactions:
Stock and options issued for services	$-	$90,000
Shares of stock issued	-	1,075,000

Stock issued for acquisition	$-	$1,880,000
Shares of stock issued	-	31,333,333

Amortization of stock issued for services	$-	$35,163

Amortization of discount on notes payable	$-	$382,525

The accompanying notes are an integral part of these financial statements

ECOTALITY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 1 – History and organization of the company

The Company was organized April 21, 1999 (Date of Inception) under the laws of the State of Nevada, as Alchemy Enterprises, Ltd.  The Company was initially authorized to issue 25,000 shares of its no par value common stock.

On October 29, 2002, the Company amended its articles of incorporation to increase its authorized capital to 25,000,000 shares with a par value of $0.001.  On January 26, 2005, the Company amended its articles of incorporation again, increasing authorized capital to 100,000,000 shares of common stock with a par value of $0.001.  On March 1, 2006, the Company amended its articles of incorporation, increasing authorized capital to 300,000,000 shares of common stock, each with a par value of $0.001, and 200,000,000 shares of preferred stock, each with a par value of $0.001.

On November 26, 2006, the Company amended its articles of incorporation to change its name from Alchemy Enterprises, Ltd. to ECOtality, Inc to better reflect its renewable energy strategy.

The former business of the Company was to market a private-label biodegradable product line.  During the year ended December 31, 2006, the board of directors changed the Company’s focus toward developing an electric power cell technology.

On June 11, 2007, the Company acquired the assets of the FuelCellStore.com, a small web based seller of educational fuel cell products. The FuelCellStore.com product line includes demonstration kits, educational materials, fuel cell systems and component parts.  It also offers consulting services on establishing educational programs for all levels of educational institutions.  FuelCellStore.com now operates as a wholly owned subsidiary call ECOtality Stores, Inc.  See note 4 for further information.

On October 1, 2007, the Company purchased certain assets of Innergy Power Corporation and its wholly owned subsidiary, Portable Energy De Mexico, S.A. DE C.V.  Innergy Power Corporation designs and manufactures standard and custom solar-power and integrated solar-battery solutions for government, industrial and consumer applications.  See note 4 for further information.

On November 6, 2007 the Company acquired all the outstanding capital stock of Electric Transportation Engineering Corporation, as well as its affiliated company The Clarity Group (collectively referred to as eTec).  eTec designs fast-charge systems for material handling and airport ground support applications.  eTec also tests and develops plug-in hybrids, advanced battery systems and hydrogen ICE conversions.  See note 4 for further information.

On December 6, 2007 the Company acquired through eTec the Minit-Charger business of Edison Enterprises. Minit-Charger makes products that enable fast charging of lift trucks using revolutionary technologies.  See note 4 for further information.

 On August 26, 2009, ECOtality Inc. management met with the shareholders at its annual shareholders' meeting.  At this meeting the shareholders approved an increase to the authorized number of common shares to 1,300,000,000 shares.

On November 24, 2009 the Company effected a reverse split of 1:60 of its $0.001 par value common stock and the ticker symbol was changed from "ETLY" to "ETLE".  All shares in these financial statements have been retroactively adjusted and presented for this reverse split.

On January 7, 2010 the Company established a new, wholly owned subsidiary, ECOtality Australia Pty Ltd., headquartered in Brisbane, Queensland.  This subsidiary will market and distribute battery charging equipment to support on-road vehicles (EV), industrial equipment , and electric airport ground support equipment (GSE).

The consolidated financial statements as of March 31, 2010 include the accounts of ECOtality Stores, Innergy Power Corporation, eTec and ECOtality Australia Pty Ltd.  .  All significant inter-company balances and transactions have been eliminated.  ECOtality and its subsidiaries will collectively be referred herein as the “Company”.

Note 2 — Summary of Significant Accounting Policies

Use of estimates

Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates have been used by management in conjunction with the measurement of the valuation allowance relating to deferred tax assets and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

Cash and cash equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Interest income is credited to cash balances as earned.  For the quarter ended March 31, 2010 and 2009 interest income was $15,120 and $0 respectively.

Credit risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits.  The Company maintains cash and cash equivalent balances at financial institutions that are insured by the Federal Deposit Insurance Corporation up to $250,000.  Deposits with these banks may exceed the amount of insurance provided on such deposits.  At March 31, 2010 and 2009, the Company had approximately $14,000,000 and $250,000 in excess of FDIC insured limits, respectively.

Accounts receivable at March 31, 2010 was $1,474,495, and at March 31, 2009 was $1,296,696. At March 31, 2010 we had one customer that represented in excess of 10% of our receivable balance.  United States Department of Energy had a balance of $514,337. The Company has not experienced material losses in the past from this or any other significant customer and continues to monitor its exposures to minimize potential credit losses.

Impairment of long-lived assets and intangible assets

Management regularly reviews property, equipment, intangibles and other long-lived assets for possible impairment. This review occurs quarterly, or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. If there is indication of impairment, then management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. Management believes that the accounting estimate related to impairment of its property and equipment, is a “critical accounting estimate” because: (1) it is highly susceptible to change from period to period because it requires management to estimate fair value, which is based on assumptions about cash flows and discount rates; and (2) the impact that recognizing an impairment would have on the assets reported on our balance sheet, as well as net income, could be material. Management’s assumptions about cash flows and discount rates require significant judgment because actual revenues and expenses have fluctuated in the past and are expected to continue to do so. During the three months ended March 31, 2010 and 2009,  the Company had no impairment expense.

Revenue recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104 and Accounting Research Bulletin (ARB) 45. Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectability is reasonably assured.

Sales related to long-term contracts for services (such as engineering, product development and testing) extending over several years are accounted for under the percentage-of-completion method of accounting .  Sales and earnings under these contracts are recorded based on the ratio of actual costs incurred to total estimated costs expected to be incurred related to the contract under the cost-to-cost method based budgeted milestones or tasks as designated per each contract. Anticipated losses on contracts are recognized in full in the period in which losses become probable and estimable.

For all other sales of product or services the Company recognizes revenues based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provides information with respect to the product or service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time of shipment of the product to the customer.

Management periodically reviews all product returns and evaluates the need for establishing either a reserve for product returns.  As of March 31, 2010 and 2009, management has concluded that no reserve is required for product returns.

The Company warrants a limited number of eTec products against defects for periods up to 120 months. The estimate of warranty liability is based on historical product data and anticipated future costs. Should actual failure rates differ significantly from our estimates, we record the impact of these unforeseen costs or cost reductions in subsequent periods and update our assumptions and forecasting models accordingly. At March 31, 2010 and 2009 the warranty reserve was $243,489 and $144,613 respectively.  The increase to the reserve was made in response to lengthening the warrantee period on several items.

Accounts receivable

Accounts receivable are carried on a gross basis, with no discounting, less the allowance for doubtful accounts. Management estimates the allowance for doubtful accounts based on existing economic conditions, the financial conditions of the customers, and the amount and the age of past due accounts.  Receivables are considered past due if full payment is not received by the contractual due date.  Past due accounts are generally written off against the allowance for doubtful accounts only after all collection attempts have been exhausted.  There is no collateral held by the Company for accounts receivable.  The allowance for doubtful accounts was $88,898 and $38,641 as of March 31, 2010 and 2009, respectively.

Inventory

Inventory is valued at the lower of cost, determined on a first-in, first-out basis, or market.  Inventory includes material, labor, and factory overhead required in the production of our products.  Inventory obsolescence is examined on a regular basis.  The allowance for obsolescence as of March 31, 2010 and 2009 was $292,896 and $182,487 respectively.

Advertising costs

The Company expenses all costs of advertising as incurred.  There were advertising costs of  $574 and $4,087 included in general and administrative expenses for the quarter ended March 31, 2010 and 2009, respectively.

Research and development costs

Research and development costs are charged to expense when incurred.  For the quarter ended March 31, 2010 and 2009, research and development costs were $12,834 and $11,467, respectively.

Contingencies

The Company is not currently a party to any pending or threatened legal proceedings.  Based on information currently available, management is not aware of any matters that would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable approximate their fair values based on their short-term nature. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2010 and 2009.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.

Loss per Common Share

Net loss per share is provided in accordance with ASC Subtopic 260-10. We present basic loss per share (“EPS”) and diluted EPS on the face of statements of operations.  Basic EPS is computed by dividing reported losses by the weighted average shares outstanding.   Except where the result would be anti-dilutive to income from continuing operations, diluted earnings per share has been computed assuming the conversion of the convertible long-term debt and the elimination of the related interest expense, and the exercise of stock warrants. Loss per common share has been computed using the weighted average number of common shares outstanding during the year. For the quarter ended March 31, 2010 and 2009, the assumed conversion of convertible long-term debt and the exercise of stock warrants are anti-dilutive due to the Company’s net losses and are excluded in determining diluted loss per share.

Foreign Currency Translation

For the quarter ended March 31, 2009 one Company subsidiary, Portable Energy De Mexico, was operating outside the United States.  In the quarter ended March 31, 2010 a second subsidiary, ECOtality Australia Pty was established and the two entities were operating outside the United States .  For both entities their local currency is their functional currency. The functional currency is translated into U.S. dollars for balance sheet accounts using the period end rates in effect as of the balance sheet date and the average exchange rate is used for revenue and expense accounts for each respective period. The resulting translation adjustments are deferred as a separate component of stockholders' equity, within other comprehensive loss, net of tax where applicable.

Stock-Based Compensation

The Company records stock-based compensation in accordance with SFAS No. 123R “Share Based Payments”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” using the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Property and Equipment

Property and equipment are recorded at historical cost.  Minor additions and renewals are expensed in the year incurred.  Major additions and renewals are capitalized and depreciated over their estimated useful lives.  When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate.  The estimated useful lives for significant property and equipment categories are as follows:

Equipment	5-7 years
Buildings	39 years

Income Taxes

The Company has adopted the provisions of ASC subtopic 740-10 which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  A valuation allowance is provided for those deferred tax assets for which the related benefits will likely not be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company does not anticipate any significant changes to its total unrecognized tax benefits with the next twelve months. As of March 31, 2010 no income tax expense has been incurred.

Dividends

The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.  For the foreseeable future, the Company intends to retain any earnings to finance the development and expansion of its business and it does not anticipate paying any cash dividends on its common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the Company’s financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Segment reporting

Generally accepted accounting procedures  require disclosures related to components of a company for which separate financial information is available that is evaluated regularly by a company’s chief operating decision maker in deciding the allocation of resources and assessing performance.  In this manner the Company has concluded it has three reportable segments; ECOtality Stores,, Innergy Power segment and eTec segment (which includes ECOtality Australia). The ECOtality Stores segment is the online marketplace for fuel cell-related products and technologies with online distribution sites in the U.S., Japan, Russia, Italy and Portugal. The Innergy Power segment is comprised of the sale of solar batteries and other solar and battery powered devices to end-users. The eTec segment includes our ECOtality Australia operations and relates to sale of fast-charge systems for material handling and airport ground support applications to the testing and development of plug-in hybrids, advanced battery systems and hydrogen ICE conversions and consulting revenues. This segment also includes the Minit-Charger business which relates to the research, development and testing of advanced transportation and energy systems with a focus on alternative-fuel, hybrid and electric vehicles and infrastructures.  eTec holds exclusive patent rights to the eTec SuperCharge™ and Minit-Charger systems - battery fast charge systems that allow for faster charging with less heat generation and longer battery life than conventional chargers. The Company has aggregated these subsidiaries into three reportable segments: ECOtality/Fuel Cell Store, eTec and Innergy.

While management is currently assessing how it evaluates segment performance, we currently utilize income (loss) from operations, excluding depreciation of corporate assets. We also exclude goodwill from segment assets. For the quarter ended March 31, 2010 and 2009 inter-segment sales were $128,354 and $28,723 respectively.  All inter-segment sales have been eliminated during the consolidation process.

Recent Accounting Pronouncements

The FASB issued ASC subtopic 855-10 (formerly SFAS 165 “Subsequent Events”), incorporating guidance on subsequent events into authoritative accounting literature and clarifying the time following the balance sheet date which management reviewed for events and transactions that may require disclosure in the financial statements.  The Company has adopted this standard.  The standard increased our disclosure by requiring disclosure reviewing subsequent events.  ASC 855-10 is included in the “Subsequent Events” accounting guidance.

In April 2009, the FASB issued ASC subtopic 820-10 (formerly Staff Position No. FAS 157-4, Determining Fair Value When Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”) . ASC 820-10 provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset/liability has significantly decreased. FSP 157-4 also provides guidance on identifying circumstances that indicate a transaction is not orderly. In addition, FSP 157-4 requires disclosure in interim and annual periods of the inputs and valuation techniques used to measure fair value and a discussion of changes in valuation techniques. The Company determined that adoption of FSP 157-4 did not have a material impact on its results of operations and financial position.

In July 2006, the FASB issued ASC subtopic 740-10 (formerly Interpretation No. (“FIN”) 48, “Accounting for Uncertainty in Income Taxes ”). ASC 740-10 sets forth a recognition threshold and valuation method to recognize and measure an income tax position taken, or expected to be taken, in a tax return. The evaluation is based on a two-step approach. The first step requires an entity to evaluate whether the tax position would “more likely than not,” based upon its technical merits, be sustained upon examination by the appropriate taxing authority. The second step requires the tax position to be measured at the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement. In addition, previously recognized benefits from tax positions that no longer meet the new criteria would no longer be recognized. The application of this Interpretation will be considered a change in accounting principle with the cumulative effect of the change recorded to the opening balance of retained earnings in the period of adoption. Adoption of this new standard did not have a material impact on our financial position, results of operations or cash flows.

In April 2008, the FASB issued ASC 815-40 (formerly Emerging Issues Task Force (“EITF”) 07-05, "Determining whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock "). ASC815-40 applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative, and to any freestanding financial instruments that are potentially settled in an entity’s own common stock. ASC 815-40 is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The adoption of this pronouncement did not have a material impact on its financial position, results of operations or cash flows.

 In June 2009, the FASB issued ASC 105 Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles . The FASB Accounting Standards Codification TM (the “Codification”) has become the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative. Rules and interpretive releases of the SEC issued under the authority of federal securities laws, however, will continue to be the source of authoritative generally accepted accounting principles for SEC registrants. Effective September 30, 2009, all references made to GAAP in our consolidated financial statements will include references to the new Codification. The Codification does not change or alter existing GAAP and, therefore, will not have an impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued changes to the consolidation guidance applicable to a variable interest entity (VIE). FASB ASC Topic 810, "Consolidation," amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is, therefore, required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. The qualitative analysis will include, among other things, consideration of who has the power to direct the activities of the entity that most significantly impact the entity's economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. This standard also requires continuous reassessments of whether an enterprise is the primary beneficiary of a VIE. FASB ASC 810 also requires enhanced disclosures about an enterprise's involvement with a VIE. Topic 810 is effective as of the beginning of interim and annual reporting periods that begin after November 15, 2009. This will not have an impact on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB issued Financial Accounting Standards Codification No. 860 - Transfers and Servicing. FASB ASC No. 860 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets. FASB ASC No. 860 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The adoption of FASB ASC No. 860 will not have an impact on the Company’s financial statements.

International Financial Reporting Standards

In November 2008, the Securities and Exchange Commission (“SEC”) issued for comment a proposed roadmap regarding potential use of financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Under the proposed roadmap, the Company would be required to prepare financial statements in accordance with IFRS in fiscal year 2014, including comparative information also prepared under IFRS for fiscal 2013 and 2012. The Company is currently assessing the potential impact of IFRS on its financial statements and will continue to follow the proposed roadmap for future developments.

Reclassifications

Certain reclassifications have been made to the prior years’ financial statements to conform to the current year presentation.  These reclassifications had no effect on previously reported results of operations or retained earnings.

Year end

The Company has adopted December 31 as its fiscal year end.

Note 3 –  Fair Value Measurements

The Company adopted ASC Topic 820-10 at the beginning of 2009 to measure the fair value of certain of its financial assets required to be measured on a recurring basis.  The adoption of ASC Topic 820-10 did not impact the Company’s financial condition or results of operations.  ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.  The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:
Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 – Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3 – Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of March 31, 2010:

	Level 1	Level 2	Level 3	Fair Value
Cash and CDs	$14,885,506	$-	$-	$14,885,506
Accounts receivable	-	1,474,495	-	1,474,495
Accounts payable	-	882,966	-	882,933
Accrued liabilities	-	1,839,256	-	1,839,256
Notes payable	-	287,500	-	287,500
Total	$14,885,506	$4,484,217	$-	$19,369,690

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of December 31, 2009:

	Level 1	Level 2	Level 3	Fair Value
Cash and CDs	$11,824,605	$-	$-	$11,824,605
Accounts receivable	-	1,296,696	-	1,296,696
Accounts payable	-	372,982	-	372,982
Accrued liabilities	-	1,438,177	-	1,438,177
Notes payable	-	287,500	-	287,500
Total	$11,824,605	$3,395,355	$-	$15,219,960

Note 4 - Acquisitions and Goodwill

FuelCellStore.com acquisition

On June 11, 2007, the Company acquired the assets of the FuelCellStore.com, a small web based seller of educational fuel cell products. The FuelCellStore.com product line includes demonstration kits, educational materials, fuel cell systems and component parts.  It also offers consulting services on establishing educational programs for all levels of educational institutions. FuelCellStore.com now operates as a wholly owned subsidiary called ECOtality Stores, Inc. Our consolidated financial statements for the quarter ended March 31, 2010 and 2009 include the financial results of ECOtality Stores, Inc.

Innergy Power Corporation acquisition

On October 1, 2007, the Company acquired certain assets of the Innergy Power Corporation and its wholly owned subsidiary, Portable Energy De Mexico, S.A. DE C.V. Innergy Power Corporation designs and manufactures standard and custom solar-power and integrated solar-battery solutions for government, industrial and consumer applications. Our consolidated financial statements for the the quarter ended March 31, 2010 and 2009  include the financial results of Innergy Power Corporation and its subsidiary.

eTec acquisition

On November 6, 2007, the Company acquired all the outstanding capital stock of Electric Transportation Engineering Corporation, as well as its affiliated company The Clarity Group (collectively referred to as eTec). eTec develops and provides fast-charge systems designed for electric vehicle (EVs and PHEVs), mobile material handling, airport ground support, and marine and transit applications. eTec also tests and develops plug-in hybrids, advanced battery systems and hydrogen ICE conversions. Our consolidated financial statements for the quarter ended March 31, 2010 and 2009 include the financial results of eTec.

The fair market value of the transaction was $5,437,193. The Company paid $2,500,000 in cash, issued a $500,000 note payable, and issued 108,333 shares of the company’s common stock for the acquisition, which was valued at $1,820,000 based on the closing market price on the date of the agreement.  The total value of the transaction also included $217,193 in direct acquisition costs and the subsequent Net Working Capital Adjustment discussed below.

The $500,000 is payable was initially payable in monthly installments of $50,000 beginning December of 2007.  Payment of the balance of the note payable remaining at December 31, 2008 was $235,253 and payment of this amount was  made on December 11, 2009.

Included in the purchase agreement was a Net Working Capital Adjustment which called for an adjustment to the purchase price to be made via a post-Closing payment from the Sellers to the Buyers or the Buyers to the Seller to the extent that the actual Net Working Capital as of the Closing Date was more or less than the agreed Net Working Capital Target. A reconciliation of actual vs. target net working capital was presented by the Sellers in August 2008 and a True Up Payment of $400,000 from the Buyers to the Sellers was agreed to in full satisfaction of this purchase agreement requirement. The resulting note payable represents an adjustment of the purchase price, and as such has been recorded as an increase to Goodwill of $400,000.

The balance of the note payable attributable to the Working Capital True up as of December 31, 2008 was $400,000.  Payment of this amount was made on December 11, 2009.  The balance due at March 31, 2010 was $0.

The aggregate purchase price was allocated to the assets acquired and liabilities assumed on their preliminary estimated fair values at the date of the acquisition.  The preliminary estimate of the excess of purchase price over the fair value of net tangible assets acquired was allocated to identifiable intangible assets and goodwill.  In accordance with U.S. generally accepted accounting principles, we have up to twelve months from closing of the acquisition to finalize the valuation.  The purchase price allocation is preliminary, pending finalization of our valuation of certain liabilities assumed.  The following table summarizes the estimate of fair value of assets as part of the acquisition with eTec:

Tangible assets acquired, net of liabilities assumed	$1,941,315
Goodwill	3,495,878
$5,437,193

The Company reviewed the goodwill for impairment performing the necessary testing for recoverability of the asset and measuring its fair value.   This testing revealed current, historic, and future (projected) positive cash flows supporting the full amount of goodwill.  As a result of this testing in 2008 no impairment was taken in the year ended December 31, 2008.  In December 2009 and March 2010,  the Company reviewed the goodwill for impairment performing the necessary testing for recoverability of the asset and measuring its fair value.   This testing again revealed current, historic, and future (projected) positive cash flows supporting the full amount of goodwill.  As a result of this testing no impairment was taken in the year ended December 31, 2009, resulting in $0 impairment for those periods.

Minit-Charger acquisition

On December 6, 2007 the Company acquired through eTec the Minit-Charger business of Edison Enterprises. Minit-Charger makes products that enable fast charging of mobile material handling equipment using revolutionary proprietary technologies.

The fair market value of the transaction was $3,000,000. The company paid $1,000,000 in cash and issued 33,333 shares of the company’s common stock for the acquisition.  The company guaranteed to the sellers that the shares would be worth $60 each ($2,000,000) by the tenth day following the first anniversary date of the transaction. If the shares are not worth $2,000,000, the company would be required to either issue additional shares such that the total shares are worth $2,000,000 at that time or pay cash to the seller so that the aggregate value of the 33,333 shares plus the cash given would equal $2,000,000.

The fair value of the common stock given, based on the closing price of the Company’s common stock on December 31, 2007, was $370,000. A liability for the balance of $1,630,000 based on the December 31 closing price was recorded as a current liability for purchase price on the consolidated balance sheet as of December 31, 2007. This liability has been adjusted to reflect the actual obligation due of $1,880,000 on the December 31, 2008 balance sheet.   This obligation totals the $2,000,000 remaining purchase price obligation multiplied by $56.40 (the difference between $60 and the VWAP of $3.60 for the thirty days prior to the true up date of December 15, 2008).  The stock was issued in full satisfaction of the agreement in the first quarter of 2009.

Note 5 – Fixed assets

Fixed assets as of March 31, 2010 and 2009 consisted of the following:

	At March 31, 2010	At March 31, 2009
Equipment	$3,294,003	$3,145,604
Buildings	575,615	575,615
Vehicles	1,282,577	1,575,010
Furniture and fixtures	167,847	47,409
Leasehold improvements	727,203	470,380
Computer Software	170,232	80,530
	6,217,477	5,894,548
Less: accumulated depreciation	(4,284,328)	(4,397,046)
	1,933,149	1,497,503

Depreciation expense totaled $141,605 and $138,970, for the quarters ended March 31, 2010 and 2009 respectively.

Note 6 – Notes payable

On January 16, 2007, the Company purchased an office building for an aggregate price of $575,615.  $287,959 in cash was paid and the remaining balance of $287,500 was structured as an interest-only loan.  The loan bears an interest rate of 6.75% calculated annually, with monthly interest-only payments due beginning on February 16, 2007.  The entire principal balance is due on or before January 16, 2012 and is recorded as a long-term note payable on the consolidated financial statements.

During 2007, the Company incurred a $500,000 note payable to the previous owners of eTec through the acquisition of eTec. The loan is payable in ten monthly installments of $50,000 each. See note 4 for details. As of December 31, 2008, $ 235,253 was owed and recorded as an accrued liability for purchase price on the consolidated financial statements.  This balance was paid in full on December 11, 2009 and $0 was reflected in the financial statements on March 31, 2010.

NOVEMBER AND DECEMBER 2007 DEBENTURES & SUBSEQUENT AMENDMENTS

In November and December of 2007, the Company received gross proceeds of $5,000,000 in exchange for a note payable of $5,882,356 as part of a private offering of 8% Secured Convertible Debentures (the “Debentures”).  The debentures were convertible into common stock at $18 per share. Debenture principal payments were due beginning in May and June of 2008 (1/24th of the outstanding amount is due each month thereafter). In connection with these debentures, the Company issued debenture holders warrants (“the Warrants”) to purchase up to 163,399 shares of the Company’s common stock with an exercise price of $19.20. The warrants were exercisable immediately upon issue. The Warrants expire five years from the date of issue.  The aggregate fair value of the Warrants equaled $2,272,942 based on the Black-Scholes pricing model using the following assumptions: 3.39%-3.99% risk free rate, 162.69% volatility, and strike price of $19.20, market price of $13.20-$19.20, no yield, and an expected life of 912 days. The gross proceeds received were bifurcated between the note payable and the warrants issued and a discount of $3,876,256 was recorded. The discount is being amortized over the loan term of two and one half years.  As of December 31, 2009 the total discount was fully amortized and recorded as interest expense.  $0 was remaining at March 31, 2010.

AUGUST 2008 AMENDMENT TO THE DEBENTURES

On August 29, 2008 the Company signed an Amendment to the Debenture agreements deferring the payments indicated above. The purpose of the agreement is to provide the Company time to fund its working capital requirements internally through organic growth as well as to obtain both short and long term funding through equity financing and other sources of capital.

AUGUST 2008 WAIVER PROVISIONS:

The waiver, deferment agreement aligns with the Company’s short term working capital plan and provides time to achieve company objectives in this regard. In exchange for the Amendment to the Debentures, the Company agreed to:

A.	Waiver of interest payments due between May-December 2008

B.	Deferment of monthly redemptions for the period May-December 2008.

C.	Increase to the outstanding principal amount plus accrued interest though December 31, 2008 for the debentures by 120% as of the effective date of the agreement.

D.	Reset of the common stock conversion rate from $18.00 to $9.00.

E.	Commencement of principal payments starting January 1, 2009 with no change to the redemption period (May 2010)

F.	Commencement of interest payments @ 8% per year April 1, 2009 (first payment due).

G.
Inclusion of make whole provisions to reset common stock warrant conversion prices to the value used to “true-up” both the Innergy Power Company and Minit-Charger (Edison) acquisitions when both “true-ups” are completed. For both of these acquisitions the Sellers were issued shares which the Company guaranteed would be worth $60.00 per share for the thirty days prior to the anniversary date of the purchase. This guarantee requires the issuance of additional shares or payment in cash for the difference in the share price on the respective anniversary dates. In the case of Innergy, the number of required “true up” shares is capped at 66,666.

H.	Inclusion of further make whole provisions to issue additional warrants adequate to maintain the pro rata debenture ownership % when fully diluted as per schedule 13 in the waiver agreement.

I.	Compliance with covenants per quarterly public reports issued for the periods ending June 30, September 30, and December 31, 2008 for the following:

1.	Net cash used

2.	Current ratio adjusted for non-cash liabilities

3.	Corporate Headquarters accounts payable amount

IMPACT OF THE AUGUST 2008 WAIVER PROVISIONS ON THE FINANCIAL STATEMENTS

During the period ended September 30, 2008 the impact to the financial statements for the provisions of the waiver noted above were estimated, the portion attributable to the period ending September 30, 2008 was charged to interest expense, and the remainder was capitalized as prepaid financing charges (see details in #1 through #3 below).  During the last three months of the waiver period, October to December 31, 2008, the remainder of the capitalized prepaid financing charges of $2,378,672 were charged to interest expense.  At December 31, 2008 all costs of the initial waiver had been fully expensed.

1.
The increase to principal of $1,559,859 (see letter “C” above) was added to the long term note, $1,157,315 was capitalized in prepaid financing charges and the portion of the increase attributable to the nine month period ending September 30, 2008 of $402,544, less previously accrued interest (now incorporated in the principal) of $191,438 was charged to interest expense. The capitalized remainder of $1,157,315 was charged to interest expense in the year ended December 31, 2008.

2.
The estimated change in value of the original 163,399 debenture warrants related to the pending reset of the exercise price (see letter “G” above) was calculated by using the Volume Weighted Average Price (VWAP) for the most recent 30 days prior to September 30, 2008 of $4.80 as the estimated new exercise price following the reset and the warrants were valued first at their current exercise price then at the estimated new price using the Black Scholes Model using the following assumptions: Strike Price $19.20 (old) and $4.80 (new), Stock Price $6.00 (price on date of agreement), time 780 days for November Warrants and 795 for December Warrants, Volatility 146.39%, Risk Free Interest Rate 3.83%. The increase in value calculated totaled $207,941.  Of the total, $154,279 was capitalized as prepaid financing costs and was amortized over the waiver period ending December 31, 2008.

3.
The estimated number of additional warrants required to be issued to true up to the original aggregate exercise price for the November and December Warrants (see letter “G” above) following the reset of the exercise price was calculated using the difference between the current aggregate exercise price of $3,137,256 (163,399 total warrants at original exercise price $19.20), and the new aggregate exercise price of $784,314 following the reset of the exercise price to $4.80. This difference totaled $2,352,942 requiring the issuance of an estimated 490,196 warrants (at $4.80) to maintain the previous aggregate exercise price. The new warrants were valued at $1,438,235 using the Black Scholes Model with the following assumptions: Strike Price $4.80, Stock Price $4.20 (price at September 30, 2008), time 753 days, Volatility 146.39%, Risk Free Rate 3.83%. Of the total, $1,067,077 was capitalized as prepaid financing costs and was amortized over the waiver period ending December 31, 2008.

IMPACT OF OCTOBER 2008 TRUE-UP (REQUIRED BY THE AUGUST 2008 WAIVER) TO THE FINANCIAL STATEMENTS

On October 17, 2008, a purchase price true up with Innergy was completed, whereby we satisfied our purchase price obligation to Innergy in the form of a share issuance (please see Note 4 for details).  This share issuance triggered the make whole provision in the debenture waiver (letter “G” above) which required us to immediately reset their warrant exercise price of $9.00 to the VWAP in place at the time of the Innergy True up of $3.60, as well as to change their debt conversion rate from the previous $9.00 to $3.60.  This true up also required the issuance of new warrants to allow the denture holders to maintain their previous aggregate exercise price following the update.  The calculations for this change to our debenture debt is outlined below.  All related charges were immediately charged to interest expense.

1.
The estimated change in value of the restated  debenture warrants related to the reset of the exercise price (see letter “G” above) was calculated by using the stock price employed for the Innergy true up calculation of $3.60 as the new exercise price following the reset and the warrants were valued first at their current exercise price then at the estimated new price using the Black Scholes Model using the following assumptions: Strike Price $4.80 (old) and $3.60  (new), Stock Price $6.00 (price on date of agreement), time 780 days for November Warrants and 795 for December Warrants, Volatility 146.39%, Risk Free Interest Rate 3.83%. The increase in value calculated totaled $35,001 and was charged to interest expense.

2.
The estimated number of additional warrants required to be issued to true up to the previous aggregate exercise price for the November and December Warrants (see letter “G” above) following the reset of the exercise price was calculated using the difference between the previous aggregate exercise price of $4.80 and the new aggregate exercise price following the reset to $3.60. This change  required the issuance of an additional 139,191 warrants (at $3.60) to maintain the previous aggregate exercise price. The change in value of the old vs. the  new increased number of warrants was ($445,061) using the Black Scholes Model with the following assumptions: Strike Price $3.60, Stock Price $2.40 (price at December 31, 2008), time 753 days, Volatility 146.39%, Risk Free Rate 3.83%. The reduction in value (due to the lower stock price) was charged to interest expense.

On January 30, 2009 a purchase price true up with Edison was completed, whereby we satisfied our purchase price obligation to Edison in the form of a share issuance (please see Note 4 for details).  This share issuance triggered the make whole provision in the debenture waiver (letter “G” above) which required the issuance of new warrants to allow the debenture holders to maintain their previous aggregate exercise price following the update.   This calculation resulted in the issuance of an additional 4,720,408 warrants (at $0.06) to maintain the previous aggregate exercise price. The change in value of the old vs. the new increased number of warrants was $124,147 using the Black Scholes Model consistent with the Innergy true up.  The cost of the increased warrants of $124,147 was charged to interest expense in the quarter ended March 31, 2009.

MARCH 2009 AMENDMENT TO THE DEBENTURES

On March 5, 2009 we entered in to an Agreement entitled “Amendment to Debentures and Warrants, Agreement and Waiver” (the “Agreement”) restructuring our equity with the institutional debt holders of the our Original Issue Discount 8% Senior Secured Convertible Debentures, dated November 6, 2007 (the “November 2007 Debentures”)  (aggregate principal amount equal to $4,117,649) and with our debt holder of our Original Issue Discount 8% Secured Convertible Debentures, dated December 6, 2007 (the “December 2007 Debenture”)  (aggregate principle amount equal to $1,764,707).  The November and December 2007 Debentures are held by Enable Growth Partners LP (“EGP”), Enable Opportunity Partners LP (“EOP”), Pierce Diversified Strategy Master Fund LLC, Ena (“Pierce”), and BridgePointe Master Find Ltd  (“BridgePointe”)(individually referred to as “Holder” and collectively as the “Holders”). The Agreement’s effective date is January 1, 2009.

MARCH 2009 WAIVER PROVISIONS:

In exchange for signing an Amendment to Debentures and Warrants, Agreement and Waiver which defers  interest payments due for the first quarter 2009 until May 1, 2009 and payment of monthly principal redemptions until May 1, 2009, we agreed to the following:

A.	Adjust the conversion price of the November 2007 Debentures and December 2007 Debenture s to $3.60.

B.
The Holders collectively shall maintain an equity position in the Company, in fully diluted shares, of 50.4%. Should the Holders’ equity position collectively become less than the 50.4%, the Company shall issue warrants to each Holder, pro-ratably to bring Holders’ equity position back to 50.4%.

C.	Additional covenants related to not exceeding $2,000,000 accounts payable amount or payment of other liabilities while the debentures are outstanding.

D.
The right to recommend for placement on the Company 's Board of Directors, a nominee by either BridgePointe or BridgePointe’s investment manager Roswell Capital Partners LLC. Such a recommendation shall meet the Company’s requirements as set forth in the Company’s Bylaws and all applicable federal and state law. The nominee shall serve until such time as the Company has redeemed the debentures.

E.
All outstanding Warrants (defined in the Securities Purchase Agreements dated November 6, 2007 and December 6, 2007 ), and all Warrants issued to Holders as consideration for the current or prior Amendments to the November 2007 Debentures and the December 2007 Debentures shall be amended t o have an exercise price of $3.60 (to the extent that such exercise price was previously above $3.60), and the expiration dates shall be extended to May 1, 2014.

F.
Use best efforts to obtain stockholder approval of an increase in the authorized number of shares of common stock of the Company. The proposal shall increase the number of authorized common shares from 300,000,000 to 500,000,000.

G.
In addition, the Securities Agreement, dated November 6, 2007 and all UCC-1 filings made as required thereof, shall be amended to include each of the Company’s current and future Patents and Trademarks. In addition the Company shall file notice of the Assignment for Security of the Company’s current and any future Patents and Trademarks with the United States Patent and Trademark Office and other foreign countries as appropriate.

IMPACT OF THE MARCH 2009 WAIVER PROVISIONS ON THE FINANCIAL STATEMENTS:

There was no financial impact of the March 2009 waiver as the warrants mentioned were reset to $3.60 at the time of the October 2008 true up.

The current portion of the debentures was recorded, net of a $1,530,101 discount, at $4,448,837 at March 31, 2009.  The long-term portion of the debentures was recorded, net of a $166,211 discount, at $1,029,577 as of March 31, 2009.

Included in accrued liabilities was $104,753 of accrued interest relating to the debentures at March 31, 2009.

Interest expense totaled $616,277 for the quarter ended March 31, 2009.

For the quarter ended March 31, 2010

MAY 2009 AMENDMENT TO THE DEBENTURES

Despite the current tenuous economic situation, the financial opportunities specifically in the Stimulus projects related to electric transportation, were deemed  material to the Company’s future, thus  on  May 15, 2009, the Company and the Debenture Holders entered into an agreement entitled “Amendment to Debentures and Warrants, Agreement and Waiver” (the “Agreement”) restructuring the Company’s equity as well as establishing an inducement for additional working capital for the Company.  The Agreement’s effective date was May 1, 2009.

MAY 2009 WAIVER PROVISIONS:

The Company agreed to the following:

1.	Defer payment of interest until November 1, 2009. Interest to be paid monthly from that date. Interest accrued though September 30, 2009 will be added to principal.

2.	Commence redemption of principal on January 1, 2010 in 10 equal payments.

3.
Consent to obtaining additional working capital for specified uses not to exceed $2,500,000 in the same form and rights of debentures pari pasu in seniority both as to security interest priority and right of payment with the debenture held by the existing holders.

4.
Segregation of payment of the Karner bridge note, reaffirmed Karner and Morrow employment agreements, identifies specific contract carve outs should the Company fail to achieve certain target objectives, and provide for a bonus should the target be achieved.

5.	Maintain the conversion price of the November 2007 Debentures and December 2007 Debentures at $.06.

6.
Additional covenants related to not exceeding $2,500,000 accounts payable amount or payment of other liabilities while the debentures are outstanding. Other covenants include maintaining minimum cash flow amounts. Allowing for inspection of financial records, and achieving Stimulus contract target objectives.

7.
The right to recommend for placement on the Company's Board of Directors, two (2)  nominees by either BridgePointe or BridgePointe’s investment manager Roswell Capital Partners LLC or other debenture holders. Such a recommendation will meet the Company’s requirements as set forth in the Company’s Bylaws and all applicable federal and state law. The nominees may serve until such time as the Company has redeemed the debentures.

8.
The existing Holders collectively will maintain an equity position in the Company, in fully diluted shares, of 80%. Should the existing holders Holders’ equity position collectively become less than the 80%, the Company will issue warrants to each existing Holder, pro-ratably to bring Holders’ equity position back to 80%. However, there are provisions (when additional capital is raised (not to exceed $2,500,000)) to bring the fully diluted position to 70% for the existing Holders as well as those Holders of new capital debentures.  There are provisions to further reduce the debenture holders to 65% should management achieve certain specified performance targets.

9.
All outstanding Warrants (defined in the Securities Purchase Agreements dated November 6, 2007 and December 6, 2007), and all Warrants issued to Holders as consideration for the current or prior Amendments to the November 2007 Debentures and the December 2007 Debentures will be amended to have an exercise price of $0.60 (to the extent that such exercise price was previously above $3.60), and the termination dates for the makeup warrants will be five (5) years from date of issuance.

10.
Use best efforts to obtain stockholder approval of an increase in the authorized number of shares of common stock of the Company.  The proposal shall increase the number of authorized common shares from 300,000,000 to 1,300,000,000.

11.
Agreed to specific provisions relating to disclosure of material nonpublic information by debenture holder board members, or at other times when complying with the provisions of the debenture waive agreement..

IMPACT OF THE MAY 2009 WAIVER PROVISIONS ON THE FINANCIAL STATEMENTS:

In the quarter ended June 30, 2009, the financial impact of the May waiver was calculated and fully amortized as noted below, over the waiver period of May 15, 2009 through December 31, 2009.

1.
The change in value of the restated debenture warrants related to the reset of the exercise price (see #9 above) was calculated using the Black Scholes Model using the following assumptions: Strike Price $0.06 (old) and $0.01 (new), Stock Price $0.11 (price on date of agreement), time 162.34 days Volatility 162.34%, Risk Free Interest Rate 3.10%. The increase in value calculated totaled $887,843.  This amount was added to additional paid in capital, and a contra-equity account for  “Unamortized Financing Charges” was established as the offset.  The portion of the Unamortized Financing Charges” that was charged to interest expense through September 30, 2009 was $532,706  The remaining $355,137 was expensed over the remainder of the waiver period (October through December 2009).

2.
The number of additional warrants  to be issued to support the requirement of an 80% equity position as described in #8 above was calculated as follows:  Total Debenture warrants outstanding prior to the waiver = 871,460 + shares available on debenture conversion 2,046,125 = 2,917,585 Total Fully Diluted Debenture Holder Ownership Pre-Waiver.  Total Company Fully Diluted Shares at May 15, 2009 of 14,347,848 was used as the base on which to calculate the 80% ownership target  of  11,478,278 shares.  To determine the warrants to be issued the 80% target figure of 11,478,278 less total Debenture Holder Ownership of 2,917,585 resulted in 8,560,692 (additional warrants to be issued).  To value the new warrants we used the market cap at the date of the issuance calculated as shares outstanding at May 15, 2009 of 2,698,436 multiplied by the closing share price of  $6.60 = $17,809,681.  To get the portion of the market cap  attributable to the new warrants (vs. those already held by the debenture holders ) we divided the # of new warrants (8,560,692) by the total 80% ownership target number of shares for the debenture holders (11,478,278)  to get (75%).  The 75% was multiplied by  80% total ownership %, and the resulting 60% was then multiplied by the total market cap to get the portion of the market cap attributable to the new issuance of  $10,626,208. This amount was added to additional paid in capital, and a contra-equity account for “Unamortized Financing Charges” was used as the offset.

All Unamortized Financing Charges were amortized and charged to charged to interest expense over the waiver period in the year ending December 31, 2009.

JUNE 2009 AMENDMENT TO THE MAY AMENDMENT TO THE DEBENTURES

The debenture holders and the Company signed a First Amendment to Amendment to Debentures and Warrants, Agreement and Waiver dated June 30, 2009.  This amendment modified the May 15, 2009 Amendment by:

a.	Increasing approval authority for specified transactions for the November and December 2007 and July 2009 Debenture Holders to 85% from 75% of outstanding principal amount.

b.	Clarifying whom has Board of Director member rights

c.	Clarifying the June 30, 2009 warrant true-up calculation, per the May 15, 2009 Amendment.

IMPACT OF THE PROVISIONS OF THE JUNE AMENDMENT TO THE FINANCIAL STATEMENTS:

There was no impact to the financial statements related to the June amendment to the May 15, 2009 amendment.

JULY 2009  NEW DEBENTURE ISSUANCE

To support ECOtality’s expansion and current working capital needs, the Company received a direct investment of $2,5000,000 in 8% Secured Convertible Debentures due October 1, 2010, of which Shenzhen Goch Investment Ltd was issued $2,000,000 in debentures, Enable Growth Partners (current debenture holder) was issued $250,000 in debentures, and BridgePointe Master Fund (current debenture holder) was issued $250,000 in debentures. The debentures have an exercise price or $3.60 per share of ECOtality common stock.  The July 2009 Debentures:

a.	Are consistent with the initial debentures issued in November and December 2007 except this series is secured, convertible rather than original issue discount debentures.

b.	Update the original Security Purchase Agreements, Securities Agreements, Registration Rights Agreements, Subsidiary Guarantees, and related disclosure schedules.

c.
Provide for issuance of warrants to Shenzhen Goch Investment Ltd for their capital investment and adjusting the warrants held by Enable and BridgePointe subject to the June 30, 2009 true up as defined in the May 15, 2009 Amendment.

d.	Restate the agreement to increase the number of the Company’s authorized common shares from 300,000,000 to 1,300,000,000.

e.
Restate the covenants established in the May 15, 2009 Amendment and the Karner “carve-out” should certain “Stimulus” contract targets not be achieved. In accordance with the terms of the May 15 Amendment, the Company and Karner agreed that if Karner continues to remain a full-time employee, and The Company (with Karner’s assistance) fail to secure executed Stimulus Contracts (as defined in the May 15 Amendment) having an aggregate total contract value of $20,000,000 or more during the period from May 15, 2009 through October 1, 2009, then The Company  must, on or prior to October 9, 2009, transfer ownership of all stock and assets of The Clarity Group, Inc. to Karner.

OCTOBER 2009 SECURITIES EXCHANGE AGREEMENT

On October 31, 2009, ECOtality, Inc. (“ECOtality” or the “Company”) signed a Securities Exchange Agreement with all holders of its convertible debentures and holders of certain warrants to convert all outstanding amounts ($9,111,170) under these debentures and all related warrants into an aggregate of 8,597,299  shares of Series A Convertible Preferred Stock (while not impacted by the current common stock split discussed herein, it could be subject to adjustment for future forward and reverse stock splits, stock dividends, recapitalizations and the like). The Series A Convertible Preferred Stock has no redemption or preferential dividend rights, but may be converted into shares of the Company’s common stock (the “Common Stock”) at a 1:1 ratio.

As of March 31, 2010  a liability has been accrued of  $641,089 in anticipation of  a potential penalty related to the registration rights agreement as included in the October 31 Securities Purchase Agreement (SPA).  This agreement’s provisions called for the filing of a registration statement within 45 days of the SPA being signed.  For reasons largely outside Management’s control, this filing has been delayed.  A waiver agreement is currently being circulated amongst the affected investors seeking relief for all or the majority of this penalty to be waived in recognition of these circumstances.  As no waiver has yet been signed, at the date of this filing the maximum penalty has been accrued and expensed.

IMPACT OF THE PROVISIONS OF THE SECURITIES EXCHANGE AGREEMENT ON THE FINANCIAL STATEMENTS:

The outstanding principal and unpaid interest on the date of the agreement was $9,111,170.  The outstanding debenture liability was relieved in full and a credit was recorded to additional paid in capital in the amount of  9,102,573 and preferred stock was credited at par value of $0.001 multiplied by the 8,597,299 shares that were issued, for a credit of $8,597.  The unamortized discount on the convertible debentures was $676,244 immediately prior to the transaction.  This amount was charged in full to interest expense in the year ended December 31, 2009.

The balance of the debenture debt at March 31, 2010 was $0.

On August 29, 2008, Mr. Donald Karner, a director of the Company, and Kathryn Forbes agreed to provide the Company a line of credit for up to $650,000. This Line was secured by a second position on receivables (junior to previously issued debentures). During the year ended December 31, 2008, $450,000 was advanced by Mr. Karner and Ms. Forbes. Further advances above $450,000 were contingent on the Company securing additional financing as agreed by October 26, 2008. This line carries a loan fee of $45,000 payable when the line expires.  The line was originally scheduled to expire December 15, 2008, but was extended to April 20, 2009 by the Lenders.  In consideration of the extension, an interest fee of $50,000 was paid to the Lenders in December 2008.  No other interest payments or fees are required under the agreement. The fee of $45,000 was expensed in full as of December 31, 2008.  All amounts advanced under the Line are due and payable in full on April 20, 2009. The balance of the note payable was $450,000 at December 31, 2008.  This balance was paid in full on December 11, 2009 leaving a $0 balance in accrued liabilities related to this item at March 31, 2010.
.
Note 7 – Stockholders’ equity

The Company is authorized to issue 1,300,000,000 shares of its $0.001 par value common stock and 200,000,000 shares of $0.001 par value preferred stock.

Common Stock

On August 8, 2008 the Company entered into a contract for services with vendor that called for the issuance of 6,500 shares of the Company’s $0.001 common stock.  These shares were valued at $54,900 and were expensed over the life of the contract.  At December 31, 2008 $22,750 had been expensed leaving a balance of $31,850 in prepaid services.  In the nine months ended September 30, 2009 the remaining $31,850 was expensed leaving a balance of $0  in prepaid services at September 30,2009.

There were 2,157,048 shares of common stock issued and outstanding at December 31, 2008.

On December 6, 2007 the Company acquired through eTec the Minit-Charger business of Edison Enterprises. The fair market value of the transaction was $3,000,000. The company paid $1,000,000 in cash and issued 33,333 shares of the company’s common stock for the acquisition.  The company guaranteed to the sellers that the shares would be worth $60 each ($2,000,000) by the tenth day following the first anniversary date of the transaction. If the shares are not worth $2,000,000, the company would be required to either issue additional shares such that the total shares are worth $2,000,000 at that time or pay cash to the seller so that the aggregate value of the 2,000,000 shares plus the cash given would equal $2,000,000.  This purchase price obligation was settled in full on January 30, 2009 with the issuance of 522,222 shares of ECOtality’s $0.001 par value common stock.

In March 2009 the Company issued 17,917  shares of the Company’s $0.001 common stock in satisfaction of $90,000 in accounts payable owed to two service vendors.

On April 13, 2009 1,250 shares of common stock owed in 2008 were issued to an employee in accordance with an employment agreement.

For the year ended December 31, 2009, 16,667 shares of common stock valued at $260,000 and  were issued and 16,667 were owed in return for professional services.

19,895 shares were issued to Corporate Headquarter employees as compensation.  These awards were valued at $128,987 and approved by the Board and were issued in recognition of performance during the year ended December 31, 2009.

On October 31, 2009, ECOtality signed a Securities Purchase Agreement and a Registration Rights Agreement with certain accredited investors (the “Investors”) pursuant to which the Investors agreed to purchase shares of the Company's Common Stock at a purchase price of $7.20 per share.  $20,500,000 was raised pursuant to the Purchase Agreement in the year ended December 31, 2009.   Total fees to brokers associated with the capital raise were $1,204,935 in cash as per their contracted fee agreements.  $15,500,000 was received in the year ended December 31, 2009.  1,458,330 Shares were issued in 2009 in satisfaction of $10,500,000 of the investment received.  The the remaining $5,000,000 received in 2009 and an additional $5,000,000 subscribed in 2009 were related to a single investor.  To capture the partial receipt and outstanding commitment,  a subscription receivable of $5,000,000 and 1,388,889shares owed but not issued were recorded at December 31, 2009 and were subsequently issued upon receipt of the second half of the investor's total $10,000,000 investment in January of 2010.  At March 31, 2010 all related shares were issued and outstanding.  In addition to the shares and fees described above, the purchase agreement called for the issuance of  2,847,222 warrants to the new investors and 163,194 warrants to the brokers involved in the capital raise, as part of the contractual fee agreements.  These are five year warrants with an exercise price of $9.00 and were issued November 10, 2009.

On September 30, 2009, triggering conditions were met under the management incentive plan resulting in the grant of an equity award to Mr. Jonathan Read valued at $8.1 million. This award, originally stated in terms of warrants was never issued, was subsequently revised and reduced, with final grant and award of 673,505 shares of the Company’s $0.001 par value common stock being granted to Mr. Read on January 15, 2010, with final issuance of the shares on January 27, 2010. The value of the final award was calculated at the time of the issuance of the shares on January 27, 2010. The share price on that date was $5.50 for total compensation of $3,704,278. At December 31, 2009 the full amount of the original award of $8.1 million was recorded in additional paid in capital and the shares were shown as owed but not issued. At March 31, 2010 the 673,505 shares are issued and outstanding.  The award amount booked to additional paid in capital was not reduced from the original $8.1 million estimate to the $3.7 million final award value in compliance with GAAP.

For the year ended December 31, 2009, 2,118,723 shares were issued on the cashless conversion of 2,256,656 debenture warrants with an exercise price of $0.60 as follows. Enable Growth exercised 970,353 warrants in exchange for 913,805 shares,  Enable Opportunity exercised 114,159 warrants in exchange for 107,506 shares, Pierce Diversified Master Fund exercised 57,079 warrants in exchange for 53,753 shares,  BridgePointe Master Fund exercised 1,080,210 warrants in exchange for 1,010,324 shares and Glenwood Capital, LLC (recipient of assigned warrants) exercised 34,854 warrants in exchange for 33,333 shares

For the year ended December 31, 2009, 98,610 shares were issued on the cashless conversion of 105,306 Brookstreet Investor warrants at $0.60 exercise price.

 For the year ended December 31, 2009, 302,778 shares on the Company's $0.001 par value common stock  were issued for conversion of debenture debt in the amount of  $1,090,000 at a rate of $3.60 as follows:  Pierce Diversified Master Fund converted $42,000 in debt for 11,667 shares, Enable Growth converted $714,000 in debt for 198,333 shares, Enable Opportunity converted $84,000 in debt for 23,333 shares and BridgePointe Master Fund converted $250,000 in debt for 69,444 shares.

There were 6,713,285 shares of Common Stock outstanding and 2,079,061 shares owed but not issued at December 31, 2009.

Shares owed but not issued at December 31, 2009 (as described in detail above) were subsequently issued in the quarter ended March 31, 2010 as follows:  673,505 shares were issued to Jonathan Read, 16,666 shares were issued to a consultant and 1,388,888 shares were issued to new investors.

19,998 shares of Common Stock were issued in the quarter ended March 31, 2010 relating to the exercise of  warrants with an exercise price of $0.60.  The warrants were exercised in the following increments:  9,999 on January 11, 2010, 3,333 on January 15, 2010, 3,333 on January 19, 2010 and 3,333 on March 22, 2010.  These warrants were exercised for cash.

On March 3, 2010 60,000 shares were issued to BridgePointe Master fund on the conversion of the same number of preferred shares.

130 previously outstanding fractional shares of Common Stock (resulting from the November 2009 reverse stock split) were bought back and cancelled by the Company reducing the total outstanding shares by that amount.

There were 8,872,474 shares of Common Stock outstanding and 0 shares owed but not issued at March 31, 2010.

Preferred Shares

On October 31, 2009, ECOtality, Inc. (“ECOtality” or the “Company”) signed a Securities Exchange Agreement with all holders of its convertible debentures and holders of certain warrants to convert all outstanding amounts ($9,111,170) under these debentures and all 6,455,083 related warrants into an aggregate of 8,597,299  shares of Series A Convertible Preferred Stock (while not impacted by the current common stock split discussed herein, it could be subject to adjustment for future forward and reverse stock splits, stock dividends, recapitalizations and the like). The Series A Convertible Preferred Stock has no redemption or preferential dividend rights, but may be converted into shares of the Company’s common stock (the “Common Stock”) at a 1:1 ratio

There were 8,597,299 shares of Series A Convertible Preferred Stock outstanding at December 31, 2009.

On March 3, 2010 BridgePointe Master Fund converted 60,000 shares of their preferred stock into 60,000 shares of Common Stock.

There were 8,537,299 shares of Series A Convertible Preferred Stock outstanding at March 31, 2010.

Note 8 – Options and Warrants

At December 31, 2008, there were 963,979 options and warrants outstanding.

A third reset of the November and December debenture warrants occurred in January 2009 due to the Edison True up outlined in Note 6.  This reset led to the issuance of an additional 78,673 warrants attributable to the November and December Warrants with an exercise price of $3.60.

On May 15, 2009 the November and December debentures were amended as outlined in Note 6.  As a result, the existing warrants were reset from $3.60 to $0.60 exercise price and an additional 8,560,692 true up warrants were also issued to provide for an 80% equity position agreed to as part of this amendment.

In conjunction with the new July 2 debentures discussed more fully in Note 6, the November and December 2007 debenture holders surrendered 720,703warrants in compliance with the June 30th True Up requirement contained in the May 15, 2009 debenture waiver.

For the year ended December 31, 2009, 2,118,723 shares were issued on the cashless conversion of 2,256,656 debenture warrants with an exercise price of $0.60 as follows. Enable Growth exercised 970,353 warrants in exchange for 913,805 shares,  Enable Opportunity exercised 114,159 warrants in exchange for 107,506 shares, Pierce Diversified Master Fund exercised 57,079 warrants in exchange for 53,753 shares,  BridgePointe Master Fund exercised 1,080,210 warrants in exchange for 1,010,324 shares and Glenwood Capital, LLC (recipient of assigned warrants) exercised 34,854 warrants in exchange for 33,333 shares

In accordance with our October 2009 Securities Purchase Agreement, new investors would secure 1 share of common stock per $7.20 invested plus one warrant to purchase one share of common stock for a price of $9.00.  In return for total equity investments received of $15.5 million in addition to a subscription receivable of an additional $5 million, 2,847,222 five year warrants were issued on November 10, 2009 with an exercise price of $9.00 to 13 new investors.  In addition, 163,194 five year warrants with an exercise price of $9.00 were issued to brokers involved in the capital raise activities in accordance with their contractual agreements.

During the year ended December 31, 2009: 18,332 five year warrants with an exercise price of $0.60 were issued to two consultants in accordance with their contractual agreements, 17,615 five year warrants with an exercise price of $0.60 were issued to Brookstreet Investors in satisfaction of anti-dilution provisions as outlined in their Securities Purchase Agreements, and 105,693 warrants with an exercise price of $0.60 were cashless exercised by Brookstreet Investors in return for 98,610 shares of common stock.

On October 31, 2009, ECOtality, Inc. (“ECOtality” or the “Company”) signed a Securities Exchange Agreement with all holders of its convertible debentures and holders of certain warrants to convert all outstanding amounts ($9,111,170) under these debentures and all 6,455,083 related warrants into an aggregate of 8,597,299 shares of Series A Convertible Preferred Stock.

The following is a summary of the status of the Company’s stock warrants:

	Number Of Shares	Weighted-Average Exercise Price
Outstanding at December 31, 2008	963,979	$8.40
Granted	11,685,721	$2.78
Exercised	(8,817,143)	$0.60
Cancelled	(720,703)	$0.60
Outstanding at December 31, 2009	3,111,854	$9.71
Granted	9,999	$0.60
Exercised	(9,999)	$0.60
Cancelled	-	$0.60
Outstanding at March 31, 2010	3,111,854	$9.71

	STOCK WARRANTS OUTSTANDING
Range of Exercise Price	Number of Shares Outstanding	Weighted-Average Remaining Contractual Life in Years	Weighted-Average Exercise Price
$74.40-$85.20	31,665	1.30	$81.66
$21.00	2,281	1.58	$21.00
$16.80	16,666	7.58	$16.80
$11.10	15,832	7.75	$11.10
$9.00	3,010,412	4.61	$9.00
$2.40	16,666	8.58	$2.40
$0.60	18,332	4.81	$0.60
	3,111,854	4.61	$9.71

	STOCK WARRANTS EXERCISABLE
Range of Exercise Price	Number of Shares Exercisable	Weighted-Average Exercise Price
$74.40-$85.20	31,665	$81.66
$21.00	2,281	$21.00
$16.80	16,666	$16.80
$11.10	15,832	$11.10
$9.00	3,010,412	$9.00
$2.40	16,666	$2.40
$0.60	18,332	$0.60
	3,111,854	$9.71

Note 9 – Income taxes

The Company follows ASC subtopic 740-10 (formerly Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes”) for recording the provision for income taxes.  ASC 740-10 requires the use of the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company’s effective income tax rate is higher than would be expected if the federal statutory rate were applied to income before tax, primarily because of expenses deductible for financial reporting purposes that are not deductible for tax purposes during the year ended December 31, 2009 and 2008.

The Company’s operations for the year ended December 31, 2009 and 2008 resulted in losses, thus no income taxes have been reflected in the accompanying statements of operations.

As of December 31, 2009 and 2008, the Company has net operating loss carry-forwards which may or may not be used to reduce future income taxes payable. Current Federal Tax Law limits the amount of loss available to offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.  A valuation allowance has been recorded to reduce the net benefit recorded in the financial statements related to this deferred asset. The valuation allowance is deemed necessary as a result of the uncertainty associated with the ultimate realization of these deferred tax assets.

The provision for income taxes consist of the following:

	As of December 31,
	2009	2008
Current tax	$-	$-
Benefits of operating loss carryforward	3,295,000	3,780,000
Change in valuation allowance	(3,295,000)	(3,780,000)
Provision for income tax	$-	$-

Below is a summary of deferred tax asset calculations as of December 31, 2009 based on a 34% income tax rate. Currently there is no reasonable assurance that the Company will be able to take advantage of a deferred tax asset. Thus, an offsetting allowance has been established for the deferred asset.

	Deferred tax asset	34% tax rate
Net operating loss	$27,730,124	$9,425,000
Reserves and allowances	8,859,582	1,025,000
Goodwill, net of amort.	3,027,045	3,010,000
		13,460,000
Valuation allowance		(13,460,000)
Deferred tax asset		$-

For financial reporting purposes, the Company has incurred a loss since inception to December 31, 2009.  Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2009. Further, management does not believe it has taken the position in the deductibility of its expenses that creates a more likely than not potential for future liability under the guidance of FIN 48.

A reconciliation between the amount of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	Year ended December 31,
	2009	2008
Federal and state statutory rate	34%	34%
Non-deductible items in net loss	(23)%	13%
Change in valuation allowance	(11)%	(47)%
	-	-

For financial reporting purposes, the Company has incurred a loss since inception to March 31, 2010.  Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the deferred tax asset will not be fully realized and has therefore provided a valuation allowance for the full amount of the deferred tax assets.

The federal and state statutory income tax rate of 34% has been fully offset by the change in the valuation allowance during the quarters ended March 31, 2010 and 2009.  The effective income tax rate of the Company over these years is 0%.

Note 10– Commitments and contingencies

As of March 31, 2010, the Company has eleven leases in effect for operating space.  Future obligations under these commitments are $306,398 for 2010, $396,238 for 2011, $404,240 for 2012, $19,589 for 2013, $129,159 for 2014, $109,175 for 2015.

In June of 2006, the Company entered into a License Agreement with California Institute of Technology, whereby the Company obtained certain exclusive and non-exclusive intellectual property licenses pertaining to the development of an electronic fuel cell technology.  The License Agreement carries an annual maintenance fee of $50,000, with the first payment due on or about June 12, 2009 which has been accrued (net $25,000 allowable reductions) through the quarter ended March 31, 2010.   The License Agreement carries a perpetual term, subject to default, infringement, expiration, revocation or unenforceability of the License Agreement and the licenses granted thereby.

Note 11 – Segment Reporting

Generally accepted accounting procedures  require disclosures related to components of a company for which separate financial information is available that is evaluated regularly by a company’s chief operating decision maker in deciding the allocation of resources and assessing performance.  In this manner the Company has concluded it has three reportable segments; ECOtality Stores,, Innergy Power segment and eTec segment (which includes ECOtality Australia). The ECOtality Stores segment is the online marketplace for fuel cell-related products and technologies with online distribution sites in the U.S., Japan, Russia, Italy and Portugal. The Innergy Power segment is comprised of the sale of solar batteries and other solar and battery powered devices to end-users. The eTec segment includes our ECOtality Australia operations and relates to sale of fast-charge systems for material handling and airport ground support applications to the testing and development of plug-in hybrids, advanced battery systems and hydrogen ICE conversions and consulting revenues. This segment also includes the Minit-Charger business which relates to the research, development and testing of advanced transportation and energy systems with a focus on alternative-fuel, hybrid and electric vehicles and infrastructures.  eTec holds exclusive patent rights to the eTec SuperCharge™ and Minit-Charger systems - battery fast charge systems that allow for faster charging with less heat generation and longer battery life than conventional chargers. The Company has aggregated these subsidiaries into three reportable segments: ECOtality/Fuel Cell Store, eTec and Innergy.

While management is currently assessing how it evaluates segment performance, we currently utilize income (loss) from operations, excluding depreciation of corporate assets. We also exclude goodwill from segment assets. For the quarter ended March 31, 2010 and 2009 inter-segment sales were $128,354 and $28,723 respectively.  All inter-segment sales have been eliminated during the consolidation process.

Summarized financial information concerning the Company’s reportable segments for the quarter ended March 31, 2010  is as follows:

THREE MONTHS ENDED MARCH 31, 2010
	ETEC	INNERGY	FUEL CELL STORE	TOTAL
Total net operating revenues	$2,148,750	$347,456	$203,879	$2,700,086
Depreciation and amortization	$105,101	$969	$891	$106,961
Operating income (loss)	$(988,796)	$50,432	$46,934	$(891,431)
Interest Income (expense)	$(31)	$-	$-	$(31)
Gain / (Loss) on disposal of assets	$-	$-	$-	$-
Other Income (expense)	$-	$-	$-	$-
Segment Income before Corporate Overhead Allocation	$(988,826)	$50,432	$46,934	$(891,461)
Corporate Overhead Allocation	$(1,172,152)	$(189,539)	$(111,217)	$(1,472,907)
Segment Income / (Loss)	$(2,160,978)	$(139,107)	$(64,283)	$(2,364,370)

Not Included in segment income:
Depreciation on Corporate Assets				$34,645
Reported Net income after tax				$(2,399,015)
Capital Expenditures	$220,696	$-	$-	$220,696
Total segment assets - excluding intercompany receivables	$3,318,011	$566,923	$255,321	$4,140,255
Other item Not included in Segment Assets:
Goodwill				$3,495,878
Other Corporate Assets				$15,512,655
Total Reported Assets				$23,148,788

3 MONTHS ENDED MARCH 31, 2009
	ETEC	INNERGY	FUEL CELL STORE	TOTAL
Total net operating revenues	$1,775,086	$478,814	$216,299	$2,470,199
Depreciation and amortization	$103,510	$1,455	$891	$105,856
Operating income (loss)	$(50,980)	$136,360	$47,648	$133,028
Interest Income (expense)	$-	$-	$-	$-
Gain / (Loss) on disposal of assets	$9,760	$-	$-	$9,760
Other Income (expense)	$-	$-	$-	$-
Segment Income before Corporate Overhead Allocation	$(41,220)	$136,360	$47,648	$142,788
Corporate Overhead Allocation	$814,340	$219,661	$99,230	$1,133,231
Segment Income / (Loss)	$(855,560)	$(83,301)	$(51,582)	$(990,443)

Not Included in segment income:
Depreciation on Corporate Assets				$33,114
Reported Net income after tax				$(1,023,555)
Capital Expenditures	$4,157	$-	$-	$4,157
Total segment assets - excluding intercompany receivables	$3,194,463	$526,609	$208,800	$3,929,872
Other item Not included in Segment Assets:
Goodwill				$3,495,878
Other Corporate Assets				$974,102
Total Reported Assets				$8,399,852

NOTE 12 – Related Party Transactions

On August 29, 2008, Mr. Donald Karner, a director of the Company, and Kathryn Forbes agreed to provide the Company a line of credit for up to $650,000. This Line is secured by a second position on receivables (junior to previously issued debentures). During the nine months ended September 30, 2008, $300,000 was advanced by Mr. Karner and Ms. Forbes. This line carried a loan fee of $45,000 payable when the line expired on December 15, 2008. No other interest payments or fees were required under the agreement. The fee of $45,000 was expensed over the life of the Line. Imputed interest of $1,425 and financing charges of $6,962 were expensed in the nine month period ending September 30, 2008.  The balance of the note payable of $450,000 was paid July 9, 2009.

Please refer to Note 7 for information on equity awards to employees.

Note 13 – Subsequent Events

The Company has evaluated all subsequent events through May 14, 2010, the date the financial statements were issued, and determined that there are no subsequent events to record, and the following subsequent events to disclose:

On April 7, 2010 we issued 83 shares of Common Stock to an employee for compensation.

On April 8, 2010 we issued 1,100 shares of Common Stock to a consultant in accordance with an approved contract.

On April 21, 2010 we issued 20,418 shares of Common Stock to Glenwood Capital based on their conversion of an equal number of convertible preferred shares.

On April 27, 2010 we issued 100,000 shares of Common Stock to BridgePointe Master Fund based on their conversion of an equal number of convertible preferred shares.

14,965,242 Shares

Common Stock

PROSPECTUS

__________, 2010

Dealer Prospectus Delivery Obligation

Until [*], 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is set forth in this prospectus. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$7,188.29
Accounting fees and expenses	50,000.00	*
Legal fees and expenses	50,000.00	*
Miscellaneous	5,000.00
TOTAL	$112,188.29	*

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

On November 6, 2007, we entered into a financing arrangement with a group of accredited investors pursuant to which we sold our Original Issue Discount 8% Secured Convertible Debentures and warrants to purchase our common stock in consideration of an aggregate of $4,117,649.  We received gross proceeds of approximately $3,500,000 from this offering.  In connection with the November 2007 financing, we issued the following securities to the investors:

•	$4,117,649 in Secured Original Issue Discount Convertible Debentures; and
•	Common Stock Purchase Warrants to purchase 6,862,748 shares of common stock at $0.32 per share for a period of five years.

The warrants are exercisable to purchase one share of common stock at $0.32 per share, and have a term of exercise equal to 5 years.  The warrant holders may not exercise the warrants for a number of shares of common stock in excess of that number of shares which upon giving effect to such exercise would cause the aggregate number of shares beneficially owned by the holder to exceed 9.99% of the outstanding shares of the common stock following such exercise.  As of December 31, 2007, no shares of common stock had been issued upon conversion of the debentures or the warrants issued on November 6, 2007.

In connection with an asset purchase agreement and stock purchase agreement signed on December 4, 2007, we issued an aggregate of 2,000,000 shares of our common stock.

On December 6, 2007, we entered into a financing arrangement with a group of accredited investors pursuant to which we sold our Original Issue Discount 8% Secured Convertible Debentures and warrants to purchase our common stock in consideration of an aggregate of $1,764,706..  We received gross proceeds of approximately $1,500,000 from this offering.  In connection with the December 2007 financing, we issued the following securities to the investors:

•	$1,764,706.50 in Secured Original Issue Discount Convertible Debentures; and
•	Common Stock Purchase Warrants to purchase 2,941,177 shares of common stock at $0.32 per share for a period of five years.

The warrants are exercisable to purchase one share of common stock at $0.30 per share, and have a term of exercise equal to 5 years.  The Warrant holders may not exercise the Warrants for a number of shares of common stock in excess of that number of shares which upon giving effect to such exercise would cause the aggregate number of shares beneficially owned by the holder to exceed 9.99% of the outstanding shares of the Common stock following such exercise.  As of December 31, 2007, no shares of common stock had been issued upon conversion of the debentures or the warrants issued on December 6, 2007.

During the year ended December 31, 2008, a debenture holder, BridgePointe, elected to convert a portion of their principal to shares at the conversion rate in affect at that time of $0.30 per share.  $100,000 of principal was converted to 333,332 shares.

During the year ended December 31, 2008 the Company entered into contracts with employees that called for the issuance of 300,000 shares of the Company’s $0.001 common stock.  These shares were valued at $19,750.  This amount was expensed to compensation in the year ended December 31, 2008.

On August 8, 2008 the Company entered into a contract for services with vendor that called for the issuance of 390,000 shares of the Company’s $0.001 common stock.  These shares were valued at $54,900 and were expensed over the life of the contract.

On October 17, 2008, 4,000,000 shares were issued to Innergy Power Corporation pursuant to an asset purchase agreement entered into in October 2007.

On January 30, 2009, 31,333,333 shares were issued to Edison Source pursuant to a share purchase agreement entered into in December 2007.

In March 2009 the Company issued 1,075,000 shares of the Company’s $0.001 common stock in satisfaction of payables owed to two service vendors.

On April 13, 2009 75,000 shares of common stock were issued to an employee in accordance with an employment agreement.

On June 1, 2009, 45,370 shares of common stock were issued to BridgePointe Master Fund Ltd in satisfaction of a cashless exercise of 50,000 warrants.

For the period July 1 through September 30, 2009,  88,178,132 shares of the Company's $0.001 par value common stock  were issued for  the cashless exercise by our debenture holders of  93,976,001 warrants  with an exercise price of $0.01 as follows:  Enable Growth exercised 43,350,000 warrants in exchange for 40,888,329 shares,  Enable Opportunity exercised 5,100,000 warrants in exchange for 4,810,391 shares, Pierce Diversified Master Fund exercised 2,550,000 warrants in exchange for 2,405,196 shares,  BridgePointe Master Fund exercised 40,884,760 warrants in exchange for 38,074,216 shares and Glenwood Capital, LLC (recipient of assigned warrants) exercised 2,091,241 warrants in exchange for 2,000,000 shares.

For the period July 1 through September 30, 2009,  18,166,666 shares on the Company's $0.001 par value common stock  were issued for conversion of debenture debt in the amount of  $1,090,000 at a rate of $0.06 as follows:  Pierce Diversified Master Fund converted $42,000 in debt for 700,000 shares, Enable Growth converted $714,000 in debt for 11,900,000 shares, Enable Opportunity converted $84,000 in debt for 1,400,000 shares and BridgePointe Master Fund converted $250,000 in debt for 4,166,666 shares.

For the period July 1 through September 30, 1,100,000 shares of the Company's $0.001 par value common stock  were issued to employees per employment agreements ..

A one year contract was signed on August 1, 2009 with a consultant calling for the issuance of 2,000,000 shares of the Company's $0.001 par value common stock in return for services to be provided over the life to the contract.  The rights to the shares vested on the signing date of August 1, 2009 and were issuable in two tranches: 1 million shares within thirty days of the contract signing and the second one million shares after 180 days.  The first tranche of 1,000,000 shares was issued on August 31, 2009.

A six month contract was signed on September 18, 2009 with a consultant calling for the issuance of 1, 200,000 five year warrants to purchase shares of the Company's $.001 par value common stock at an exercise price of $0.01.  These warrants to be issued (vested) ratably over the contract period and to be issued in tranches of  200,000 at the end of each 30 day service period (first service period September 15 - November 15, 2009).

A one year contract was signed on September 28, 2009 with a consultant calling for the issuance of 500,000 five year warrants to purchase shares of the Company's $.001 par value common stock at an exercise price of $0.01.  These warrants are to be issued at the end of the contract period and are to be vested  ratably over the contract period.

The First Management Incentive Target as defined in our May 15, 2009 Debenture Waiver Agreement was defined as the signing of a contract valued at $20,000 000 or more on or before October 1, 2009.  This target was reached on September 30, 2009 with the signing of our contract with the Department of Energy.  Upon reaching this target the Company became obligated issue a number of warrants (“First Management Penny Warrants”) to Jonathan Read, President and Chief Executive Officer of the Company, equal to 5% of the fully diluted number of shares of common stock of the Company as of the applicable Target Date (defined as the signing date or October 1, 2009 whichever occurred earlier), having an exercise price of $0.01, which warrants were to be in the same form as the Warrants of the Existing Holders (as amended).  This obligation was accrued on September 30, 2009 as follows:  The number of warrants to be issued was calculated using the fully diluted number of shares on the target date of September 30, 2009 of 859,948,007 multiplied by 5% to get 42,997,400 as the number of warrants to be issued.   This award has been subsequently modified in the Third Amendment to the Amendment to Debentures and Warrants Agreement and Waiver signed on October 31, 2009.  The modifications in the Third amendment call for the replacement of the original award with the issuance of a fixed number (40,410,312 shares or rights to acquire shares) of any of the following or a combination thereof:  common stock,  preferred shares or options to acquire shares at fair market value on the date of grant.

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with three accredited investors, on July 2, 2009 for the sale of $2,500,000 in secured convertible debentures. The secured convertible debentures bore interest at 8%, matured October 1, 2010, and were convertible into our common stock, at the selling stockholders' option, at $3.60 per share.  In addition, we issued a warrant to Shenzhen Goch Investment Ltd., expiring May 1, 2014, to purchase 1,748,971 shares of restricted common stock, exercisable at a per share of $0.60.

On October 31, 2009, we entered into a Securities Exchange Agreement with all holders of the convertible debentures issued on July 2, 2009 and holders of certain warrants to convert all outstanding amounts ($9,111,170) under these debentures and all related warrants into an aggregate of 9,270,804 shares of Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock has no redemption, preferential dividend or voting rights, but may be converted, at the holder’s option, into shares of our common stock at a 1:1 ratio.

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with seven accredited investors, on October 31, 2009 for the sale of 2,152,777 shares of common stock, at a price of $7.20 per share, for gross proceeds of $15,500,000.  On January 7, 2010, we sold an additional 694,444 shares of common stock, at a price of $7.20 per share, for gross proceeds of $5,000,000.

In addition, we issued to each investor warrants to purchase an equal number of shares of common stock purchased pursuant to the securities purchase agreement. The warrants expire five years from the date of issuance and are exercisable at $9.00 per share. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below the exercise price.  Upon an issuance of shares of common stock below the exercise price, the exercise price of the warrants will be reduced to equal the share price at which the additional securities were issued and the number of warrant shares issuable will be increased such that the aggregate exercise price payable for the warrants, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.

On January 15, 2010, we issued 673,505 common shares to Jonathan Read, our CEO, in satisfaction of the management incentive plan award that was triggered in September 2009 but for which the final structure of the equity award was not determined and finalized until 2010.

From January 1, through April 13, 2010, a consultant exercised 19,998 warrants with an exercise price of $0.60 and received 19,998 shares of our common stock.

On March 3, 2010, BridgePointe Master Fund converted 60,000 of their series A preferred shares into 60,000 shares of our common stock.

From January 1, through April 13, 2010, 17,766 shares of our common stock were issued to two consultants in accordance with their contracts.

On April 7, 2010 we issued 83 shares of Common Stock to an employee for compensation.

On April 8, 2010, 1,100 shares of our common stock were issued to an employee of eTec in accordance with an employment agreement.

On April 21, 2010 we issued 20,418 shares of Common Stock to an investor upon their conversion of an equal number of shares of convertible preferred stock.

On April 27, 2010 we issued 100,000 shares of Common Stock to an investor upon on their conversion of an equal number of shares of convertible preferred stock.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ECOtality or executive officers of ECOtality, and transfer was restricted by ECOtality in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.  Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 16. EXHIBITS.

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean ECOtality, Inc., a Nevada corporation.

Exhibit No.	Description

2.01
Technology Contribution Agreement, between Alchemy Enterprises, Ltd. and Howard Foote and Elliott Winfield, dated as of February 15, 2006, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2006 and incorporated herein by reference.

3.01
Amended and Restated Articles of Incorporation, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2009 and incorporated herein by reference.

3.02
Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2009 and incorporated herein by reference.

3.03
Amended and Restated Bylaws of the Company, filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on February 12, 2007 and incorporated herein by reference.

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

10.01
Settlement Agreement and Release, dated as of February 15, 2007, by and among ECOtality, Inc., Howard Foote, Elliott Winfield and Universal Power Vehicles Corporation, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2007 and incorporated herein by reference.

10.02
Form of Securities Purchase Agreement, dated as of November 6, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2007 and incorporated herein by reference.

10.03
Form of Debenture, dated as of November 6, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2007 and incorporated herein by reference.

10.04
Form of Security Agreement, dated as of November 6, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2007 and incorporated herein by reference.

10.05
Form of Registration Rights Agreement, dated as of November 6, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2007 and incorporated herein by reference.

10.06
Form of Common Stock Warrant, dated as of November 6, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2007 and incorporated herein by reference.

10.07
Form of Lock Up Agreement, dated as of November 6, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2007 and incorporated herein by reference.

10.08
Form of Subsidiary Guarantee, dated as of November 6, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2007 and incorporated herein by reference.

10.09
Form of Share Purchase Agreement, dated as of December 4, 2007, by and among Electric Transportation Engineering Corporation, ECOtality, Inc., Edison Source and Edison Enterprises filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2007 and incorporated herein by reference.

10.10
Form of Asset Purchase Agreement, dated as of December 4, 2007, by and among 0810009 B.C. Unlimited Liability Company, ECOtality, Inc., Edison Source Norvik Company and Edison Enterprises filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2007 and incorporated herein by reference.

10.11
Form of Securities Purchase Agreement, dated as of December 6, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2007 and incorporated herein by reference.

10.12
Form of Debenture, dated as of December 6, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2007 and incorporated herein by reference.

10.13
Form of Registration Rights Agreement, dated as of December 6, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2007 and incorporated herein by reference.

10.14
Form of Common Stock Warrant, dated as of December 6, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2007 and incorporated herein by reference.

10.15
Form of Lock Up Agreement, dated as of December 6, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2007 and incorporated herein by reference.

10.16
Form of Subsidiary Guarantee, dated as of December 6, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2007 and incorporated herein by reference.

10.17
License Agreement, dated as of June 12, 2006, by and between Alchemy Enterprises, Ltd. and California Institute of Technology, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2006 and incorporated herein by reference.

10.18	2007 Stock Incentive Plan, filed as an exhibit to the registration statement on Form SB-2/A filed with the Securities and Exchange Commission on April 17, 2007 and incorporated herein by reference.

10.19	Employment Agreement, dated as of April 13, 2009, by and between ECOtality, Inc. and Jonathan R. Read

10.20
Employment Agreement, dated as of February 16, 2007, by and between ECOtality, Inc. and Harold Sciotto, filed as an exhibit to the registration statement on Form SB-2/A filed with the Securities and Exchange Commission on April 17, 2007 and incorporated herein by reference.

10.21
Amendment to Debentures and Warrants, Agreement and Waiver, dated as of August 29, 2008 and effective as of May 1, 2008, relating to agreements dated November 6, 2007 and December 7, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on September 4, 2008 and incorporated herein by reference.

10.22
Bridge Loan Agreement, dated as of August 29, 2008, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2008 and incorporated herein by reference.

10.23
Deferral Agreement, dated as of December 29, 2008, relating to debentures issued on November 6, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2008 and incorporated herein by reference.

10.24
Amendment to Debentures and Warrants, Agreement and Waiver, dated as of March 5, 2009, relating to agreements dated November 6, 2007 and December 7, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2009 and incorporated herein by reference.

10.25
Amendment to Debentures and Warrants, Agreement and Waiver, dated as of May 15, 2009, relating to agreements dated November 6, 2007 and December 7, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2009 and incorporated herein by reference.

10.26
Letter of Intent for Joint Venture, dated as of June 29, 2009, by and between ECOtality, Inc. and Shenzhen Goch Investment Ltd., filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2009 and incorporated herein by reference.

10.27
First Amendment to Amendment to Debentures and Warrants, Agreement and Waiver, dated as of July 2, 2009, relating to agreements dated November 6, 2007 and December 7, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2009 and incorporated herein by reference.

10.28
Second Amendment to Amendment to Debentures and Warrants, Agreement and Waiver, dated as of July 2, 2009, relating to agreements dated November 6, 2007 and December 7, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2009 and incorporated herein by reference.

10.29
Form of Securities Purchase Agreement, dated as of July 2, 2009, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2009 and incorporated herein by reference.

10.30
Form of Secured Convertible Debenture, dated as of July 2, 2009, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2009 and incorporated herein by reference.

10.31
Form of Security Agreement, dated as of July 2, 2009, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2009 and incorporated herein by reference.

10.32
Form of Registration Rights Agreement, dated as of July 2, 2009, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2009 and incorporated herein by reference.

10.33	Form of Warrant, dated as of July 2, 2009, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2009 and incorporated herein by reference.

10.34
Form of Subsidiary Guarantee, dated as of July 2, 2009, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2009 and incorporated herein by reference.

10.35
Form of Intercreditor Agreement, dated as of July 2, 2009, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2009 and incorporated herein by reference.

10.36
Form of Securities Exchange Agreement, dated as of October 31, 2009, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2009 and incorporated herein by reference.

10.37
Form of Securities Purchase Agreement, dated as of October 31, 2009, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2009 and incorporated herein by reference.

10.38
Form of Registration Rights Agreement, dated as of October 31, 2009, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2009 and incorporated herein by reference.

10.39
Form of Warrant, dated as of October 31, 2009, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2009 and incorporated herein by reference.

10.40
Third Amendment to Amendment to Debentures and Warrants, Agreement and Waiver, dated as of July 2, 2009, relating to agreements dated November 6, 2007 and December 7, 2007, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2009 and incorporated herein by reference.

10.41
Form of Securities Purchase Agreement, dated as of November 9, 2009, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2009 and incorporated herein by reference.

10.42
Form of Registration Rights Agreement, dated as of November 9, 2009, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2009 and incorporated herein by reference.

10.43
Board Representative Agreement, dated as of November 9, 2009, by and among ECOtality, Inc., BridgePointe Master Fund Ltd., Shenzhen Goch Investment Ltd., and Cybernaut Investments, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2009 and incorporated herein by reference.

10.44	Amendment, dated as of November 30, 2009, to Employment Agreement by and between ECOtality, Inc. and Jonathan R. Read.

10.45
Third Amendment to Amendment to Debentures and Warrants, Agreement and Waiver, dated as of October 31, 2009, by and among ECOtality, Inc., Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, and BridgePointe Master Fund Ltd.

10.46	First Amendment to Registration Rights Agreement, dated as of September 28, 2009, amending the Registration Rights Agreement dated July 2, 2009.

21.01	List of subsidiaries.

23.01	Consent of Weaver & Martin, LLC.

24.01	Power of Attorney (included on signature page to the registration statement).

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1)         File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)          Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)         Include any additional or changed material information on the plan of distribution.

(2)         For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)         File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)         For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Scottsdale, State of Arizona, on June 10, 2010.

ECOTALITY, INC.

Date: June 10, 2010	By:	/s/ JONATHAN R. READ
Jonathan R. Read
Chief Executive Officer (Principal Executive Officer) and Director

Date: June 10, 2010	By:	/s/ BARRY S. BAER
Barry S. Baer
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of ECOtality, Inc., a Nevada corporation, do hereby constitute and appoint Jonathan Read and Barry Baer and each of them his or her true and lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ JONATHAN R. READ	Chief Executive Officer (Principal Executive	June 10, 2010
Jonathan R. Read	Officer) and Director

/s/ BARRY S. BAER	Chief Financial Officer (Principal Financial	June 10, 2010
Barry S. Baer	Officer and Principal Accounting Officer)
and Director

/s/ E. SLADE MEAD	Director	June 10, 2010
E. Slade Mead

/s/ CARLTON JOHNSON	Director	June 10, 2010
Carlton Johnson

/s/ DARYL MAGANA	Director	June 10, 2010
Daryle Magana

	Director	June 10, 2010
Jack Smith

/s/ DAVE KUZMA	Director	June 10, 2010
Dave Kuzma